As filed with the Securities and Exchange Commission on May 4 , 2009
Registration No. 333 -157022

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S - 3 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CREDIT SUISSE ASSET REPACKAGING DEPOSITOR LLC
(Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	26-4050312 (I.R.S. Employer Identification No.)

11 Madison Avenue
New York, New York 10010
212-325-2000
(Address, including ZIP code, and telephone number, including area code, of Registrant’s principal executive offices)

Helena M. Willner, Esq.
11 Madison Avenue
New York, New York 10010
212-325-2000
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copy to: Daniel M. Rossner, Esq. Sidley Austin LLP 787 Seventh Avenue New York, NY 10019

Approximate date of commencement of proposed sale to the public:  From time to time on or after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

* Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (1) (2)	Amount of registration fee (3)
Trust Certificates	$1,266,591,397	100%	$1,266,591,397	$70,659.30
(1) This Registration Statement relates to the offering from time to time of $1,266,591,397 aggregate principal amount of Trust Certificates.
(2) Estimated for the purpose of calculating the registration fee.
(3)    A registration fee of $39.30 was previously paid with the filing of this Registration Statement on January 30, 2009.  In addition, as set forth below, $70,620.00 was paid in connection with the Registration Statement on Form S-3 (Registration No. 333-121295, initially filed on December 15, 2004) which Registration Statement is deemed to be withdrawn.

Pursuant to Rule 457 of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the net fee available is offset against the filing fee currently due in connection with this registration statement.

(1) The filing fee paid in respect of Registration No. 333-121295 (including any available offset) was $70,620.00.
(2)    From February 4, 2005, the date Registration No. 333-121295 became effective, until the date of this filing, the Registrant did not issue any Trust Certificates and, therefore, did not reduce the Registrant’s available fee.

(3) The net fee available for recovery under Rule 457(p) is therefore $70,620.00.
(4) At a fee rate of $55.80 per million, this paid and unused filing fee is sufficient to register $1,265,591,397 of Trust Certificates.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
INTRODUCTORY NOTE

This Registration Statement includes a base prospectus with a corresponding form of prospectus supplement for offering series of certificates representing, in each case, the entire beneficial ownership interest in various issuing entities to be created from time to time, the assets of which will consist primarily of senior unsecured debt securities that are guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program (the “TLG Program”) and backed by the full faith and credit of the United States, and that satisfy the criteria set forth in the prospectus, together with certain other assets described in the prospectus all of which will be deposited in such issuing entities by Credit Suisse Asset Repackaging Depositor LLC.  The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 C.F.R. Part 370, and at the FDIC’s website, www.fdic.gov/tlgp.  The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the debt or December 31, 2012 for participating debt security issuers that are insured depository institutions and other participating entities that have issued senior unsecured debt under the TLG Program prior to April 1, 2009.  For other participating entities, unless approval is obtained from the FDIC, the FDIC’s guarantee will expire on or prior to June 30, 2012.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated ____________, 200__
Prospectus Supplement
(To Prospectus Dated _______________, 2009)

$[           ]

[    ] Certificates, Series 2009 - [ ]

[________] Series 2009 - [ ] Trust

Issuing Entity

Credit Suisse Asset Repackaging Depositor LLC

Depositor and Sponsor

Before you purchase any of these certificates, be sure you read this prospectus supplement and the attached prospectus, especially the risk factors beginning on page S-16 of this prospectus supplement and on page 14 of the prospectus.

The certificates represent interests in the issuing entity only and do not represent interests in or obligations of, or a guarantee by, the depositor, the trustee[, the administrative agent of the trustee,] any issuer of the underlying TLG debt securities or any of their affiliates or any other person or entity.

In addition, the certificates are neither insured nor guaranteed by and do not represent obligations of the United States government, the FDIC or any other government agency or instrumentality.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.

The issuing entity will own a pool of TLG debt securities that are described herein (the “underlying TLG debt securities”), and will issue the series 2009 –[ ] pass-through certificates, which are offered hereby.

The underlying TLG debt securities–

•
are debt securities that consist of [fixed][ floating ] rate senior unsecured , non-convertible debt securities (the “TLG debt securities”) of eligible issuers guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) under the FDIC’s Temporary Liquidity Guarantee Program (“TLG Program”) that satisfy the criteria set forth in this prospectus supplement and any other criteria set forth in the prospectus,

•
will each bear interest at a [fixed rate of [__]% per annum][a floating rate based on [ the commercial paper rate][the Federal Funds rate][the Treasury rate][ the prime rate][LIBOR], plus [  ]%], payable [monthly][quarterly][semi-annually] in arrears on each [[     ], and [    ]], commencing [        ],

• [will each mature on [____], 20[ ]] and

• will not be subject to redemption at the option of the TLG debt security issuer or repayment at the option of the holder thereof prior to their stated maturity.

The certificates –

•
will entitle each certificateholder to receive a pro rata share of interest and principal payments received by the trustee on the underlying TLG debt securities (from either the TLG debt security issuers or from the FDIC under its guarantees of the underlying TLG debt securities), and

•
generally are expected to receive interest distributions on the same day on which interest distributions are due on the underlying TLG debt securities and [principal distributions on [    ], 20[  ], the stated maturity of the underlying TLG debt securities][Insert other principal amortization if applicable], in each case, if and to the extent amounts are received by the trustee, but may receive distributions other than on the regularly scheduled due date if paid by the FDIC under its guarantees of the underlying TLG debt securities , if the underlying TLG debt securities are accelerated and under the other circumstances described herein .

• • • •

The certificates are not guaranteed by and do not represent obligations of the FDIC under the FDIC’s Temporary Liquidity Guarantee Program.  The underlying TLG debt securities are guaranteed under the FDIC’s Temporary Liquidity Guarantee Program and are backed by the full faith and credit of the United States.  The details of the FDIC guarantees are provided in the FDIC’s regulations, 12 C.F.R. Part 370, and at

the FDIC’s Web site, http://www.fdic.gov/tlgp.   The expiration date of the FDIC’s guarantee of an underlying TLG debt security is the earlier of the maturity date of such debt security or December 31, 2012 for TLG debt security issuers that are insured depository institutions or other participating entities that have issued senior unsecured debt under the TLG Program prior to April 1, 2009.  For all other participating entities, the FDIC’s guarantee of an underlying TLG debt security will expire on the earlier of June 30, 2012 (or, if approval has been obtained by such participating entity from the FDIC, December 31, 2012) or the maturity date of such debt security.

	Price to Public	Proceeds to Issuing Entity
Per Certificate	___%	___%
Total	$___	$___

None of the Securities and Exchange Commission, any state securities commission or any other government authority has approved or disapproved of these certificates or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

The underlying TLG debt securities are being offered simultaneously to the depositor in separate transactions with the assistance of the underwriters in their capacity as placement agents for the issuers of those underlying TLG debt securities.  Sales to the depositor of the underlying TLG debt securities through the placement agents are subject to customary conditions to closing that are required to be satisfied on the issue date of the certificates.

Subject to the satisfaction of certain conditions, the underwriters named below will purchase the certificates from Credit Suisse Asset Repackaging Depositor LLC.  See “Underwriting” in this prospectus supplement.  It is expected that delivery of the certificates will be made to investors in book-entry-only form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about [              ], 2009.

Joint Bookrunners

Credit Suisse	Morgan Keegan & Company, Inc.

[ ]

[ ]

[ ]

____________, 200__

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information on your certificates in two separate documents that offer varying levels of detail:

•	the prospectus provides general information, some of which may not apply to a particular series of certificates, including your certificates, and

•	this prospectus supplement provides a summary of the specific terms of your certificates.

We suggest you read this prospectus supplement and the attached prospectus in their entirety.  The prospectus supplement pages begin with “S”.  The terms of the certificates are described in this prospectus supplement and the accompanying prospectus.  Whenever information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement with respect to the certificates.

In this prospectus supplement and in the accompanying prospectus, the terms “depositor,” “sponsor,” “we,” “us” and “our” refer to Credit Suisse Asset Repackaging Depositor LLC.

You can find a listing of the pages where terms used in this prospectus supplement and the accompanying prospectus are defined under the caption “Index of Terms for Prospectus Supplement” beginning on page S- [45] in this document and under the caption “Index of Terms for Prospectus” beginning on page [71] in the accompanying prospectus.

The underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the certificates, including over-allotment, stabilizing and short-covering transactions in the certificates and the imposition of penalty bids, in each case in connection with the offering of the certificates.  For a description of these activities, see “Underwriting” herein.

In connection with making a decision to invest in the certificates, you should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  We have not, and the underwriters have not, authorized anyone to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.  Neither Credit Suisse Asset Repackaging Depositor LLC nor any underwriter is making an offer to sell the certificates or soliciting an offer to buy the certificates in any jurisdiction where the offer or sale is not permitted.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus indicate the pages on which these captions are located.

TABLE OF CONTENTS

Important Notice about Information Presented in this Prospectus Supplement and the Accompanying Prospectus	S-1

Summary of Prospectus Supplement	S- 4

Risk Factors	S- 16

Formation of the Issuing Entity	S- 18

Use of Proceeds	S- 18

Affiliations, Relationships and Related Transactions	S- 18

Legal Proceedings	S- 19

Description of Conveyed Assets	S- 19
General	S- 19
Composition	S- 19
Material terms of the underlying TLG debt securities	S- 20

Yield on the Certificates	S- 25

Description of the Certificates	S- 25
General	S- 25
Collections	S- 26
Distributions	S- 26
Advances	S- 27
Fees and expenses	S- 27

Description of the Trust Agreement	S- 29
General	S- 29
The trustee	S- 30
[The administrative agent	S- 31
Voting rights of the certificates	S- 32
Remedies of certificateholders	S-32
No events of default	S- 33
Voting of underlying TLG debt securities	S- 33
Evidence as to compliance	S-35
Replacement certificates	S-35

Certain Legal Aspects of the Conveyed Assets	S- 35

Material Federal Income Tax Considerations	S- 35

Certain State Tax Considerations	S- 35

Certain ERISA Considerations	S- 36

Underwriting	S- 38
General	S- 38
Offering may be reduced or terminated	S- 40
[European Economic Area]	S- 40
[United Kingdom]	S- 41
[Germany]	S- 42
[Hong Kong]	S- 43
[Japan]	S- 43

[Other jurisdictions]	S- 43

Ratings	S- 43

Legal Matters	S- 44

Index of Terms for Prospectus Supplement	S- 45

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary highlights certain of the material terms of the underlying TLG debt securities and the certificates offered by this prospectus supplement.  It does not contain all of the information that you need to consider in making a decision to invest in the certificates.  As a result, you should carefully read this prospectus supplement and the accompanying prospectus in full.

Transaction participants

Issuing entity
The series 200[ ]-[ ] trust (the “issuing entity” or “trust”) is a [Delaware statutory business trust] [New York common law trust] formed pursuant to the standard terms for trust agreements (the “standard terms”), dated as of [       ], 200[ ] between the depositor and [  ], as trustee (the “trustee”), as amended by a series supplement (the “series supplement”) for the series 200[ ]-[ ] certificates, dated as of [        ], 200[ ], between the depositor and the trustee (the series supplement together with the standard terms, the “trust agreement”).

Depositor and sponsor
Credit Suisse Asset Repackaging Depositor LLC (formerly known as CSFB Asset Repackaging Depositor LLC) is a Delaware limited liability company and a wholly-owned, limited-purpose subsidiary of Credit Suisse Management LLC, an affiliate of Credit Suisse Securities (USA) LLC (“Credit Suisse”).  Its address is 11 Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.  See “The Depositor and Sponsor ” in the accompanying prospectus. The depositor is also the “sponsor” with respect to the certificates for purposes of Rule 1101(1) under the Securities Act of 1933, as amended (the “Securities Act”), and references to the “depositor” herein also include the depositor in its capacity as sponsor.

Trustee	[ ], as trustee. [The trustee will be regarded as the “servicer” of the issuing entity for purposes of Section 1101(j) of Regulation AB under the Securities Act.]

[Administrative agent]
[[ ], as administrative agent (the “administrative agent”).  The administrative agent will perform certain duties on behalf of the trustee pursuant to the administrative agreement (the “administrative agreement”).  [The administrative agent will be regarded as the “servicer” of the issuing entity for purposes of Section 1101(j) of Regulation AB under the Securities Act.]]

Assets of the issuing entity

The conveyed assets
The assets of the issuing entity, referred to as the “conveyed assets”, consist solely of the underlying TLG debt securities owned by it and any payments or collections on or with respect thereto , including all payments by the FDIC under its guarantees under the TLG Program .

The underlying TLG debt securities	The underlying TLG debt securities, referred to as the

“underlying TLG debt securities”, will consist of [fixed rate][ floating rate], senior unsecured , non-convertible debt securities (the “TLG debt securities”) of “participating entities” (as defined herein), guaranteed by the Federal Deposit Insurance Corporation’s (the “FDIC”) Temporary Liquidity Guarantee Program (“TLG Program”) that satisfy the criteria set forth in this prospectus supplement and the accompanying prospectus.  See “Description of Conveyed Assets ” in this prospectus supplement and “Description of Conveyed Assets —Description of the underlying TLG debt securities” in the accompanying prospectus for a description of the underlying TLG debt securities.

Composition of the underlying TLG debt securities
On the closing date, referred to as the “closing date”, the depositor will convey to the [issuing entity ][trustee, on behalf of the certificateholders,] a pool of underlying TLG debt securities having an aggregate principal balance equal to the aggregate certificate principal balance of the offered certificates.  The depositor will have purchased each of the underlying TLG debt securities at the time of their issuance on or about the closing date from the issuer thereof.  The underlying TLG debt securities will have the characteristics described under “Description of Conveyed Assets —Material terms of the underlying TLG debt securities” in this prospectus supplement and “Description of Conveyed Assets —Description of the underlying TLG debt securities” in the accompanying prospectus.

The material terms of the underlying TLG debt securities will be substantially identical, including but not limited to:
• the stated maturity date;
• the interest accrual periods and scheduled distribution dates; and
• the [interest rate][base rate and margin].
As of the closing date, the issuing entity is expected to acquire underlying TLG debt securities with the following characteristics:

Name of TLG debt security issuer	Organizational form of TLG debt security issuer	Type of TLG debt security issuer	Principal Balance ($MM)	[ ]% by principal balance of underlying TLG debt securities]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]

Expected composition of the underlying TLG debt securities as of the closing date

[Number of underlying TLG debt securities:	[ ]]

[Interest rate	[[ ]%] [commercial paper rate][Federal Funds rate][Treasury rate][prime rate][LIBOR] plus [ ]%]

[Stated maturity	[ ], [ ]]

[Aggregate Principal Balance:	$[ ]]

[Average Principal Balance:	$[ ]]

[Largest Balance:	$[ ]]

Temporary Liquidity Guarantee Program
Each of the underlying TLG debt securities will be guaranteed by the FDIC under the TLG Program.  The FDIC has concluded that the FDIC guarantees under the TLG Program are subject to the full faith and credit of the United States pursuant to Section 15(d) of the Federal Deposit Insurance Act.  The details of the FDIC guarantees are provided in the FDIC’s regulations, 12 C.F.R. Part 370, and at the FDIC’s Web site, http://www.fdic.gov/tlgp.   The expiration date of the FDIC’s guarantee of an underlying TLG debt security is the earlier of the maturity date of the underlying TLG debt security or December 31, 2012 for TLG debt security issuers that are insured depository institutions or other participating entities that have issued senior unsecured debt under the TLG Program prior to April 1, 2009.  For all other participating entities, the FDIC’s guarantee of an underlying TLG debt security will expire on the earlier of June 30, 2012 (or, if approval has been obtained by such participating entity from the FDIC, December 31, 2012) or the maturity date of such debt security.

The certificates will not be guaranteed by and do not represent obligations of the FDIC under the TLG Program.  In addition, the certificates will neither be insured nor guaranteed by and do not represent obligations of the United States government, the FDIC or any other government agency or instrumentality.

TLG debt security issuers	Each TLG debt security issuer will be an eligible entity that:

         • is an insured depository institution, a U.S. bank holding company, an eligible U.S. savings and loan holding company or, if approved by the FDIC, any other affiliate of an insured depository institution that, in each case, is a “participating entity” (as defined under Section 370.2(g)(1) of the TLGP Rule); and

• has not opted out of the TLG Program under the terms thereof.

Each of the TLG debt security issuers that is an insured depository institution has represented to us that, as of the date we acquired the underlying TLG debt security from it, it meets the requirements to be a “well capitalized” institution within the meaning of the prompt corrective action regulations of its federal banking regulator.  This category is determined solely for purposes of applying such regulations and such category may not constitute an accurate representation of the overall financial condition or prospects of such issuer .

No representation, explicit or implied, is being made as to the financial condition or business prospects of any of the issuers of underlying TLG debt securities, and none should be inferred from the participation of such issuers in the TLG Program, since the eligibility criteria for such program does not include any such criteria, or from the inclusion of such securities as underlying TLG debt securities.  Investors in the certificates should not assume that a security issuer will be able to make timely payments on its underlying TLG debt security , or any payments at all, and should rely only on the FDIC guarantees in assessing whether payments will be received in respect of the underlying TLG debt securities in a timely manner and the amount of any such payments.

Additionally, although each of the TLG debt security issuers has represented and warranted to us that its TLG debt security complies with the requirements of the TLG Program, neither we, nor the underwriters or any placement agent of the underlying TLG debt securities has independently determined whether any underlying TLG debt security complies with the requirements of the TLG Program.  If an underlying TLG debt security does not comply with the rules of the TLG Program, then the FDIC may refuse to make any payments with respect to the underlying TLG debt security.  [If for any reason the FDIC determines that the FDIC’s guarantee with respect to an underlying TLG debt security is not in full force and effect, it has provided written notice of such determination to the issuing entity, the issuing and paying agent, the authorized representative or the holder of the underlying TLG debt security and, if such payments would otherwise be required to be paid, the FDIC is not making timely guarantee payments with respect to such underlying TLG debt security in accordance with the TLG Program, an event of default will occur with respect to the TLG debt security and [the trustee, as holder of the underlying TLG debt security on behalf of the certificateholders] [the trustee, on behalf of the issuing entity as holder of the underlying TLG debt security,] will have the right, and will be required by the terms of the trust agreement, to accelerate the maturity of the underlying TLG debt security.   If the maturity of an underlying TLG debt security is accelerated because the FDIC for any reason determines that the FDIC’s guarantee with respect to such underlying TLG debt security is not in full force and effect, the FDIC will have no liability under its guarantee under the TLG Program with respect to such underlying TLG debt security and the sole source of funds for the repayment of the principal of the underlying TLG debt security will be the related issuer of the TLG debt security.   If the TLG debt

security issuer fails to repay the underlying TLG debt security, the issuing entity will suffer a loss and, in turn, you will suffer a loss on your certificates.]  See “Description of Conveyed Assets—Description of the underlying TLG debt securities” in the accompanying prospectus.

As used in this prospectus supplement and the accompanying prospectus, the term “TLG debt security issuer” refers only to the entity issuing the TLG debt security and not to the FDIC as guarantor of the underlying TLG debt security under the TLG Program.

The certificates represent interests in the issuing entity only and do not represent interests in or obligations of, and are not guaranteed by, any of the TLG debt security issuers.

Interest on the underlying TLG debt securities
Each underlying TLG debt security will bear interest at [a fixed rate of [__]% per annum] [at a floating rate based on [ the commercial paper rate][the Federal Funds rate][the Treasury rate][ the prime rate][LIBOR] (as defined in the accompanying prospectus), plus [ ]%], per annum, reset [monthly] [quarterly] [semi-annually] on the interest reset dates (“interest reset dates”) set forth under “Description of Conveyed Assets—Material terms of the underlying TLG debt securities” in this prospectus supplement].  Interest on each underlying TLG debt security is payable [monthly][quarterly][semi-annually] in arrears on each [__] and [__] and [    ], commencing [______] (each an “underlying interest payment date”).  The amount of interest payable on each underlying TLG debt security for any period will be [calculated on the basis of a 360-day year of twelve 30-day months][calculated on the basis of a 360-day year and the actual number of days elapsed in the related interest accrual period][calculated on the basis of the actual number of days in the year and the actual number of days elapsed in the related interest accrual period][other]].

Principal on the underlying TLG debt securities
[The principal amount of each underlying TLG debt security will be due at its stated maturity.] [Insert other principal amortization if applicable.]  There will be no sinking funds.  The underlying TLG debt securities will not be subject to redemption at the option of the related TLG debt security issuer or repayment at the option of the holder thereof prior to their stated maturity.

[All payments in respect of the underlying TLG debt securities will be subject to deduction or withholding for or on account of any future or present taxes of whatever nature, and no TLG debt security issuer will be required to pay any additional amounts in order to gross-up the holder of an underlying TLG debt security or any certificateholder for any such taxes.  In no event will the issuing entity be obligated to pay any additional amounts in respect of the certificates . See “Risk Factors—There will be no gross-up in respect of payments on the certificates” in this prospectus supplement.]

Stated maturity of the underlying TLG debt securities	Each underlying TLG debt security will mature on [ ], 20[ ].

The certificates

Certificates
The series 200[ ]-[ ] certificates, referred to as the “certificates”, will be issued pursuant to the trust agreement and constitute the entire undivided beneficial ownership interest in the assets of the issuing entity.  Each certificate will represent the right to receive a pro rata share of interest and principal payments received by the trustee on the underlying TLG debt securities.

The certificates are not guaranteed by and do not represent obligations of the FDIC under the TLG Program.  In addition, the certificates are neither insured nor guaranteed by and do not represent obligations of the United States government, the FDIC or any other government agency or instrumentality.

Book-entry form
The certificates will be represented by global certificates and will be issued and delivered in book-entry-only form through the facilities of DTC for the accounts of its participants, including Euroclear Bank S.A./N.V., or “Euroclear,” and Clearstream Banking, société anonyme, or “Clearstream Luxembourg”.

Denominations
[The certificates may be held in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.] [Certificates which have a maturity of less than one year from their date of issue and in respect of which the issue proceeds are to be received by the issuing entity in the United Kingdom will have a minimum denomination equivalent to £100,000.]

Certificate principal balance
The aggregate amount of the series 200[ ]-[ ] certificates outstanding , also referred to as the “aggregate certificate principal balance”, initially, is equal to the aggregate principal amount of the underlying TLG debt securities at their issuance.

The amount of a particular certificate at any time is also referred to as the “certificate principal balance” of that certificate.  For any distribution on the certificates, a certificateholder’s pro rata share of that distribution will be equal to the certificate principal balance of the certificates held by such certificateholder divided by the aggregate certificate principal balance of all of the certificates .  Distributions of principal will reduce each certificateholder’s certificate principal balance by an amount equal to its pro rata share of such principal distribution .

Offering may be withdrawn or aggregate certificate principal balance of certificates offered may be reduced

Notwithstanding anything to the contrary contained herein, if the sale of underlying TLG debt securities representing, in the aggregate, less than [  ]% (the “threshold percentage”) of the aggregate principal amount of all underlying TLG debt securities is not consummated because of the failure by one or more TLG debt security issuers to satisfy the conditions of its or their sale, the depositor will reduce the aggregate certificate principal balance of the certificates offered hereunder by the aggregate principal amount of the TLG debt securities sales that were not consummated, and allocations of certificates to the investors will be reduced by the underwriters pro rata based on investors’ commitments.

If TLG debt security issuers representing, in the aggregate, an aggregate principal amount of underlying TLG debt securities equal to or greater than the threshold percentage fail to satisfy all of the conditions of the sale of their underlying TLG debt securities to the depositor, the offering of certificates contemplated hereby shall terminate and any funds then held by Credit Suisse (or any other underwriter) for investors will be promptly returned to such investors in full (without interest).

Listing	The certificates will not be listed on any securities exchange.

Transaction summary

Closing date	On or about [ ] [ ], 20[ ].

[Cut-off date]	[[ ] [ ], 20[ ]].

Interest distribution dates
The interest distribution dates for the certificates (each, an “interest distribution date”) will be the underlying interest payment dates for the underlying TLG debt securities, which will occur on each [  ] and [  ] [and [  ]] commencing on [  ]; provided, however, that if any payments are received by the trustee on a day other than a business day, the interest distribution date will occur on the next following business day without any additional payment.  Payments received by the trustee after 11:45 A.M. New York City time (the “distribution cut-off time”) on an interest distribution date will be distributed on a special distribution date as described below.

Each certificateholder will be entitled to receive its pro rata share of any interest payments on the underlying TLG debt securities actually received by the trustee on the underlying interest payment date prior to the distribution cut-off time from either the TLG debt security issuers or the payments by the FDIC pursuant to its guarantees of the underlying TLG debt securities.

Distributions will be made to certificateholders only if, and to the extent that, payments are made on or with respect to the underlying TLG debt securities and only to the extent of available funds.

Final scheduled distribution date
The final scheduled distribution date for the certificates ( the “ final scheduled distribution date”) will be the stated maturity of the underlying TLG debt securities, which is [   ], [   ] ; provided, however, that if any payments are received by the trustee on a day other than a business day, the final scheduled distribution date will occur on the next following business day without any additional payment .  Payments received by the trustee after the distribution cut-off time on the final scheduled distribution date will be distributed on a special distribution date as described below .

Principal distributions on the final scheduled distribution date
On the final scheduled distribution date for the certificates, each certificateholder will be entitled to receive its pro rata share of any payment of principal actually received by the trustee on the stated maturity of the underlying TLG debt securities prior to the distribution cut-off time from either the TLG debt security issuers or the payments by the FDIC pursuant to its guarantees of the underlying TLG debt securities.  These payments will reduce each certificateholder’s certificate principal balance by an amount equal to the pro rata share of the principal amount of the underlying TLG debt securities paid at their stated maturity by the issuers or the FDIC, as applicable, and any other amounts received in respect of principal on the underlying TLG debt securities.  [Insert other principal amortization if applicable.]

Distributions will be made to certificateholders only if, and to the extent that, payments are made on or with respect to the underlying TLG debt securities and only to the extent of available funds.

Special distribution dates	If the trustee receives a payment with respect to any underlying TLG debt security :
• after the distribution cut-off time on the date on which that payment was due or on any other date after the date on which that payment was due;
• as a result of any acceleration of such underlying TLG debt security prior to its stated maturity; or
• payments, if any, by the related TLG debt security issuer under its securities purchase agreement or private placement agreement,

then the trustee will make a special pro rata distribution of that payment to the certificateholders no later than the next succeeding business day (a “special distribution date”) .  No additional amounts will accrue on the certificates or be owed to the certificateholders as a result of any such delay in payment.  Distributions of principal will reduce each certificateholder’s certificate principal balance by an amount equal to its pro rata share of such principal distribution.

Available funds	“Available funds” for any interest distribution date or the final scheduled distribution date means the excess of:
•
the sum of all amounts received by the trustee on or with respect to the underlying TLG debt securities (including payments by the FDIC pursuant to its guarantees of the underlying TLG debt securities) from but excluding the previous interest distribution date (or, if none, the original issue date of the certificates) and any other amounts received in respect of the trust estate to and including that interest distribution date or the final scheduled distribution date (in each case, prior to the distribution cut-off time) , as the case may be, minus any amounts received by the trustee during that period and distributed or to be distributed on a special distribution date as described above, over

	•	any certificateholder excess trust expenses.
Trust expenses
[ Upon closing, the depositor will deposit or will cause to be deposited $[  ] with the trustee from the proceeds of the offering of the certificates to cover expenses of the offering and the trustee’s fees and other anticipated expenses of the trustee , any underlying issuing and paying agent [and the administrative agent] in connection with [its][ each of its] regular services conducted from time to time on behalf of the issuing entity and certificateholders , including the trustee’s services as authorized representative in making a demand under the FDIC guarantees of the underlying TLG debt securities .  In addition, the depositor will deposit or will cause to be deposited $[   ] with the trustee to cover the costs and expenses or liabilities of the trustee in connection with the conduct of its activities on behalf of the issuing entity or certificateholders that are outside of its regular services and any other extraordinary expenses.  Amounts allocated for ordinary expenses will not be applied to pay extraordinary expenses and vice versa.  The trustee will deposit these amounts in a segregated reserve account, referred to as the “expense reserve account”.  The funds on deposit in the expense reserve account, including any investment earnings thereon, will be held by the trustee, subject to the terms of the trust agreement, for the benefit of the depositor and will not be considered assets of the issuing entity for any purpose.

The trustee will apply funds on deposit in the expense reserve account, if any, to the payment of the trust expenses when incurred.  If the extraordinary trust expenses exceed the funds allocated for such expenses on deposit in the expense reserve account and certificateholders evidencing 100% of the aggregate voting rights of the certificates then outstanding have consented to payment for these expenses , referred to as “ certificateholder excess trust expenses”, amounts otherwise distributable to the certificateholders on the next interest distribution date, the next special distribution date or the final scheduled distribution date will be applied to pay such certificateholder excess trust expenses , as described below .  If any amounts remain on deposit in the expense reserve account after the final distribution to certificateholders of all amounts paid on or with respect to the underlying TLG debt securities and all trust expenses are paid in full, any remaining amounts will be distributed to the depositor.

Business day
“Business day” with respect to the certificates means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law , regulation or executive order to close in The City of New York [and is a London Banking Day. “London Banking Day” means any day (other than a Saturday or Sunday) on which dealings in deposits in U.S. dollars are transacted in the London interbank market][LIBOR-based underlying TLG debt securities ].

Record date
Unless definitive certificates are issued, the “record date” for any distribution date, will be the day (whether or not a business day ) immediately preceding such distribution date.  If definitive certificates are issued, the record date will be the last business day of the calendar month preceding the distribution date.

Ratings
It is a condition to the issuance of the certificates that the certificates be rated at the time of their issuance at least “Aaa” by Moody’s Investors Services (“Moody’s”)[,] [and] “AAA” by Standard & Poor’s Ratings Group] (“S&P”[, and together with Moody’s, the “Rating Agencies”]) [and “AAA” by Fitch Ratings Inc.   (“Fitch”, and together with S&P and Moody’s, the “Rating Agencies”)].

The ratings of the certificates will be based on the Rating Agencies’ assessments of the FDIC’s guarantees of the underlying TLG debt securities and the structure of the certificates, and not in any respect on the creditworthiness of the TLG debt security issuers.  A rating of the certificates is not a recommendation to buy, sell or hold the certificates and may be subject to revision or withdrawal at any time by the assigning Rating Agency .  See “Ratings” in this prospectus supplement.

Material Federal Income Tax Considerations	In the opinion of Sidley Austin LLP, tax counsel to the depositor and the underwriters, the issuing entity will not be classified as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.  See “Material Federal Income Tax Considerations” in this prospectus supplement and “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus.

ERISA Considerations
An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including an individual retirement account (an “IRA”) or Keogh plan (each, a “Plan”), should consult its advisors concerning the ability of such Plan to purchase certificates under ERISA or the Code.  See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

The following diagram outlines the structure of the transactions contemplated in this prospectus supplement.

*  The issuing entity will issue the certificates to the depositor in exchange for the conveyance by the depositor of the TLG debt securities to the [issuing entity] [trustee, on behalf of the certificateholders].  See “Description of Conveyed Assets—General” in this prospectus supplement.

** The depositor will sell the certificates to the underwriters pursuant to an underwriting agreement.  See “Underwriting—General” in this prospectus supplement.

RISK FACTORS

[Describe risk factors applicable to the specific underlying TLG debt securities and the certificates being offered, including factors affecting the yield on the certificates and the terms thereof, as described elsewhere herein.] See “Risk Factors” and “Maturity and Yield Considerations” in the accompanying prospectus.

The TLG Program is new and is subject to interpretive guidance and amendment

The TLG Program is new and no claims have been made or paid under it as of the date of this prospectus supplement.  The TLG Program is governed by the FDIC’s regulations, 12 C.F.R. Part 370 (referred to as the “ TLGP Rule”).  Since the adoption of the TLGP Rule in November 2008, the FDIC has issued two interim rules amending the TLGP Rule.  The TLGP Rule may be further amended and is subject to evolving interpretation by the FDIC after the date of this prospectus supplement.  Thus, the ability to obtain payment on TLG debt securities under the FDIC  guarantees is subject to rules, procedures and practices of the FDIC that could be changed at any time and from time to time in the future, any of which changes could materially and adversely affect the issuing entity as holder of the underlying TLG debt securities and therefore certificateholders.  The summary of the FDIC  guarantees and the risks of investing in reliance on the FDIC  guarantees , as set forth in the accompanying prospectus and this prospectus supplement, is based solely on the TLGP Rule adopted by the FDIC as of their respective dates.

There may not be a liquid secondary market for the certificates

The certificates will not be listed on any security exchange and there is no assurance as to whether there will be a secondary market in the certificates or, if there is such a secondary market, whether such market will be liquid or illiquid.  The underwriters have stated that they intend to make a market in the certificates.  However, they are not obligated to do so, and any such market-making activity may be discontinued at any time without notice to the certificateholders.  In addition, the certificates are a new issuance of pass-through securities.  Recently the credit markets in the United States and elsewhere have experienced unprecedented levels of illiquidity and these developments have had a particularly severe adverse impact on the market for certain types of pass-through securities.  If the secondary market for the certificates is limited, there may be few buyers if you decide to sell your certificates and this could adversely impact the price you will receive on the certificates.  There is currently no secondary market for the certificates.

[An investment in the certificates may subject you to the risks of an investment in fixed-rate debt obligations	The underlying TLG debt securities are debt securities that consist of fixed-rate senior unsecured , non-convertible debt securities. There are particular risks associated with investing in securities representing beneficial interest in fixed-rate debt obligations, including the risk that the value of the certificates may decline with increases in interest rates.  Although in recent years interest rates have been declining, the high inflation of prior years, together with the fiscal measures adopted in response to such inflation, have resulted in wide fluctuations in interest rates and thus in the value of fixed-rate debt obligations generally.]

[There will be no gross-up in respect of payments on the certificates

All payments in respect of the underlying TLG debt securities will be subject to deduction or withholding for or on account of any future or present taxes of whatever nature .  Neither the issuing entity nor any TLG debt security issuer is required to pay any additional amounts in order to provide a “gross-up” to you for any such taxes.]

A TLG debt security held by affiliates or insiders of a TLG debt security issuer is not entitled to payment under the FDIC guarantee

A TLG debt security held by affiliates of a TLG debt security issuer, institution-affiliated parties of a TLG debt security issuer, insiders of a TLG debt security issuer or an insider of an affiliate of a TLG debt security issuer is not entitled to payment under the FDIC guarantee under the TLG Program.  Accordingly, each certificateholder by acceptance of a certificate will be deemed to represent that it is not an affiliate of a TLG debt security issuer, institution-affiliated party of a TLG debt security issuer, insider of a TLG debt security issuer or an insider of an affiliate of a TLG debt security issuer as described in Section 370.3(e)(5) of the TLGP Rule.

FORMATION OF THE ISSUING ENTITY

The issuing entity will be a [New York common law trust] [Delaware statutory trust] formed pursuant to the standard terms for trust agreements, dated as of [           ], 2009 (the “standard terms”), as amended by that certain series 2009-[   ] supplement, dated as of [           ], 2009 (the “series supplement” and, together with the standard terms, the “trust agreement”), each between the depositor and the trustee.  At the time of the execution and delivery of the trust agreement, the depositor will convey the underlying TLG debt securities to the [ issuing entity ] [trustee, on behalf of the certificateholders] .  The [issuing entity][ trustee, on behalf of the certificateholders, ] will accept the conveyance of the underlying TLG debt securities and, in consideration for the receipt thereof, will deliver the certificates issued by [it][the issuing entity] to the depositor.

The fiscal year end for the issuing entity will be December 31, commencing with December 31, 200[  ].

[Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.”  Several steps have been taken to minimize the risk of an issuing entity bankruptcy.] [The issuing entity is a “business trust” and is eligible to be a debtor under the federal bankruptcy laws.  However, several steps have been taken to minimize the risk of an issuing entity bankruptcy.] The transfer of the underlying TLG debt securities has been structured so that the issuing entity will be the sole owner of the underlying TLG debt securities, free and clear of any lien , pledge, encumbrance, right, charge, claim or other security interest created by the depositor .  In addition, the permissible activities of the issuing entity are limited to issuing the certificates and entering into and performing its obligations under the trust agreement, the material terms of which are described in this prospectus supplement and the prospectus under “Description of the Certificates ” and “Description of the Trust Agreement .”

USE OF PROCEEDS

The proceeds received by the depositor from the sale of the certificates will be used to purchase the underlying TLG debt securities from the TLG debt security issuers.  No commissions to any underwriters of the certificates will be payable from such proceeds [and the depositor will pay any expenses of this offering and make the deposits to the expense reserve account on the closing date].

The TLG debt security issuers will represent that they intend to use the net proceeds from the sales of the TLG debt securities for general corporate purposes (which may, in some cases, include making loans or capital contributions to subsidiaries) and will agree, as required by the TLG Program, not to use such proceeds to prepay any debt that is not FDIC-guaranteed, as defined in the TLGP Rule.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the depositor , the issuing entity [,] [or] the trustee [or the administrative agent].  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s-length transaction with an unrelated third party and that are material to the investor’s understanding of the certificates or that relate to the certificates or the conveyed assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the depositor, the trustee, the issuing entity, [the administrative agent], or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders.  No legal proceedings against any of the foregoing transaction parties that are material to the certificateholders are known to be contemplated by governmental authorities.]

DESCRIPTION OF CONVEYED ASSETS

General

On the closing date, the depositor will convey to the [ issuing entity ] [trustee, on behalf of the certificateholders,] TLG debt securities having an aggregate principal balance of $[__________] in exchange for the issuance of the certificates .  The depositor will have purchased each of the underlying TLG debt securities [on] [on or about] the closing date from the TLG debt security issuers .  The underlying TLG debt securities have the characteristics described in this prospectus supplement and under “Description of Conveyed Assets —Description of the underlying TLG debt securities” in the accompanying prospectus.

Each of the underlying TLG debt securities is guaranteed under the FDIC’s Temporary Liquidity Guarantee Program (the “TLG Program”) as described in detail in the accompanying prospectus.  Although the underlying TLG debt securities are guaranteed by the FDIC under the TLG Program, the certificates are not guaranteed by and do not represent obligations of the FDIC under the TLG Program.  In addition, the certificates are neither insured nor guaranteed by and do not represent obligations of the United States government or any other government agency or instrumentality.  For a more detailed description of the TLG Program, see “Description of Conveyed Assets —Description of the underlying TLG debt securities” in the accompanying prospectus.

[Each of the underlying TLG debt securities will be issued on [or about] the closing date and will be sold to the depositor [at par] [at a price equal to [    ]% of par].

Composition

As of the closing date, the issuing entity is expected to acquire underlying TLG debt securities with the following characteristics:

Name of TLG debt security issuer	Organizational form of TLG debt security issuer	Type of TLG debt security issuer	Principal Balance ($MM)	[ ]% by principal balance of underlying TLG debt securities]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]

Expected composition of the underlying TLG debt securities as of the closing date

[Number of underlying TLG debt securities:	[ ]]
[Interest rate	[[ ]%] [commercial paper rate][Federal Funds rate] [Treasury rate][prime rate][LIBOR] plus [ ]%]
[Stated maturity	[ ], [ ]]
[Aggregate principal balance:	$[ ]]
[Average principal balance:	$[ ]]
[Largest balance:	$[ ]]

Material terms of the underlying TLG debt securities

The following summary describes the payment terms, redemption provisions and other material terms of the underlying TLG debt securities.   Each of the underlying TLG debt securities will be held by the [trustee, on behalf of the certificateholders,][issuing entity,] which will be the “holder” of such TLG debt securities.  See “Description of the Trust Agreement” in this prospectus supplement and in the accompanying prospectus for a discussion of the trust agreement provisions with respect to the obligations of the trustee and the rights of certificateholders to direct action by the trustee as the holder of the underlying TLG debt securities.

Interest.  Each underlying TLG debt security will bear interest at [a fixed rate of [__]% per annum] [at a floating rate based on [the commercial paper rate][the Federal Funds rate][the Treasury rate][ the prime rate][LIBOR] (as defined in the accompanying prospectus), plus [ ]%], per annum, reset [monthly] [quarterly] [semi-annually] on the interest reset dates (“interest reset dates”) set forth below].  Interest on each underlying TLG debt security is payable [monthly][quarterly][semi-annually] in arrears on each [[__], and [   ] and [   ] and [   ]], commencing [______] (each an “underlying interest payment date”).  The amount of interest payable on each underlying TLG debt security for any period will be [calculated on the basis of a 360-day year of twelve 30-day months][calculated on the basis of a 360-day year and the actual number of days elapsed in the related interest accrual period][calculated on the basis of the actual number of days in the year and the actual number of days elapsed in the related interest accrual period][other] ].  Interest payments on each underlying TLG debt security will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid or duly provided for, as the case may be, to but excluding the applicable underlying interest payment date or stated maturity, as the case may be.

[For floating rate TLG debt securities — The interest reset dates for each underlying TLG debt security are [[  ], [   ], [   ] and [   ]] commencing [           ].

The interest determination date for each underlying TLG debt security will be [            ].

The calculation date for each underlying TLG debt security will be [               ].]

[specify calculation of floating rate index if other than as set forth in the prospectus]

[For floating rate TLG debt securities — All percentages resulting from any calculation on the underlying TLG debt securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards.  For example, 9.876545% (or 0.09876545) would be rounded to 9.87655% (or, 0.0987655).  All dollar amounts used in or resulting from any calculation on the underlying TLG debt securities will be rounded to the nearest cent (with one-half cent being rounded upwards).

Stated maturity.  Each of the underlying TLG debt securities will mature on [____], 20[ ] (the “stated maturity”).  The principal amount of each underlying TLG debt security will be due at its stated maturity.  There will be no sinking funds.  [None of the underlying TLG debt securities will be redeemable at the option of the TLG debt security issuer or subject to repayment at the option of the holder thereof prior to their stated maturity.]  [Insert other principal amortization if applicable.]

[Business days.   [Fixed rate underlying TLG debt securities – If any underlying interest payment date falls on a day that is not a business day, the payment of interest on such date will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after such underlying interest payment date.] [For floating rate TLG debt securities – If any underlying interest payment date (other than the maturity date) or any interest reset date would otherwise fall on a day that is not a business day, such underlying interest payment date or interest reset date, as the case may be, will be postponed to the next succeeding business day [insert for underlying TLG debt securities that accrue interest based on LIBOR – , except if such business day is in the next succeeding calendar month, such underlying interest payment date or interest reset date, as the case may be, will be the immediately preceding business day].  If the stated maturity of an underlying TLG debt security falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the stated maturity date.   For purposes of payments on an underlying TLG debt security, “business day” means any day , other than a Saturday or Sunday , that is neither a legal holiday nor a day on which commercial banks are authorized or required by law , regulation or executive order to close in The City of New York [and is a London Banking Day.  “London Banking Day” means any day (other than a Saturday or Sunday) on which dealings in deposits in U.S. dollars are transacted in the London interbank market][LIBOR-based underlying TLG debt securities].

Ranking.  Each of the underlying TLG debt securities will be senior unsecured , non-convertible debt obligations of the related TLG debt security issuer that will rank equally with all other senior unsecured indebtedness of that TLG debt security issuer except, in the case of TLG debt security issuers that are depository institutions, deposit liabilities and other obligations that are subject to any priority or preferences under applicable law.  However, each of the underlying TLG debt securities will effectively rank junior to the secured obligations of the particular TLG debt security issuer (to the extent of the collateral securing those obligations) and to all obligations and preferred equity of that TLG debt security issuer’s subsidiaries.  See “Risk Factors— Each of the underlying TLG debt securities will be senior unsecured , non-convertible debt obligations of the related issuer (except as described herein) and will effectively rank junior to the particular issuer’s secured obligations and to all of the obligations and preferred equity of that issuer’s subsidiaries” in the accompanying prospectus.

Issuance; Form. Each underlying TLG debt security will be a registered security issued in [definitive] [and/or] [global] form.  [On the closing date, the registered holder of each definitive underlying TLG debt security will be the trustee, which will hold the underlying TLG debt securities in its capacity as trustee on behalf of the certificateholders.  The terms of each of the definitive underlying TLG debt securities are set forth in the underlying TLG debt securities and the related issuing and paying agency agreement.] [Each global underlying TLG debt security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, and registered in the name of Cede &

Co., DTC’s nominee.  Beneficial interests in global underlying TLG debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.]   [       ], will act as issuing and paying agent under each issuing and paying agency agreement.

[Underlying TLG debt security events of default .  Subject to the discussion under “Remedies, and limitations on remedies, if a TLG debt security event of default occurs” below, when we refer to a “TLG debt security event of default” with respect to a TLG debt security, we mean any of the following:

•	default by the TLG debt security issuer in the payment of any interest with respect to the TLG debt security when due, which continues for 30 days (the “cure period”) ;

•	default by the TLG debt security issuer in the payment of principal of the TLG debt security when due; [or]

•	specified events of bankruptcy, insolvency or reorganization of the TLG debt security issuer [; or]

•
[a determination by the FDIC for any reason that the FDIC ’s guarantee with respect to the TLG debt security is not in full force and effect and written notice of such determination is provided by the FDIC to the issuing entity, the issuing and paying agent, the authorized representative or the holder of the underlying TLG debt security] .

Remedies, and limitations on remedies, if a TLG debt security event of default occurs.  There shall not be deemed to be a TLG debt security event of default with respect to an underlying TLG debt security and the holder will not be permitted to accelerate amounts due under such underlying TLG debt security if the FDIC is making timely guarantee payments with respect to such underlying TLG debt security in accordance with the TLG Program.  In addition, if the FDIC is making such payments, the holder will not be able to institute suit or take other action to enforce the terms of such underlying TLG debt security or obtain any remedy thereunder or under the issuing and paying agency agreement.  However, under the terms of each underlying TLG debt security, the holder has the right to receive payment of any amount due on such underlying TLG debt security and, if not paid by the related TLG debt security issuer or the FDIC, to institute suit against the underlying TLG debt security issuer for payment of such amount.  As described in the accompanying prospectus under “Description of Conveyed Assets—Description of the underlying TLG debt securities—TLG Program”, the FDIC is required to make guarantee payments in accordance with the TLG Program, and will not pay any additional interest or penalty amounts (and none will be due under the contractual terms of the underlying TLG debt security) in respect of any default on an underlying TLG debt security or resulting delay in payment that may occur.

Subject to the preceding paragraph, under an underlying TLG debt security, a holder may accelerate the maturity of the security only if a TLG debt security event of default specified in the first[,] [or] second [or fourth] bullet point in “—Underlying TLG debt security events of default” above (each, an “acceleration event”) shall occur with respect to an underlying TLG debt security.  [Subject to the preceding paragraph, if a TLG debt security event of default specified in the fourth bullet point in “—Underlying TLG debt security events of default” above shall occur with respect to an underlying TLG debt security, [the trustee, as holder of the underlying TLG debt security on behalf of the certificateholders] [the trustee, on behalf of the issuing entity as holder of the underlying TLG debt security,] will have the right, and be required, to declare the principal amount of, and accrued interest on, such underlying TLG debt security due and payable immediately by giving a notice of acceleration to the issuing and paying agent for such underlying TLG debt security.]  Subject to the preceding paragraph, if a TLG debt security event of default specified in the first or second bullet point in “—Underlying TLG debt security events of default” above shall occur with respect to an underlying TLG debt security, [the trustee, as holder of the underlying TLG debt security on behalf of the certificateholders] [the trustee, on behalf of the issuing entity as holder of the underlying TLG debt security,] will have the right to declare the principal amount of, and accrued interest on, such underlying TLG debt security only upon receipt by the trustee of written direction from certificateholders of certificates evidencing 100% of the aggregate voting rights of the certificates then outstanding.  Upon such declaration and notice, such principal and accrued interest on such underlying TLG debt security shall become immediately due and payable.

There is no right to declare the principal amount of or accrued interest on an underlying TLG debt security immediately due and payable or otherwise accelerate such underlying TLG debt security upon a TLG debt security event of default specified in the third bullet point in “—Underlying TLG debt security events of default” above.  No TLG debt security event of default with respect to an underlying TLG debt security will result in the automatic acceleration of such underlying TLG debt security.

If the maturity of an underlying TLG debt security is accelerated because the FDIC for any reason determines that the FDIC’s guarantee with respect to such underlying TLG debt security is not in full force and effect, the FDIC will have no liability under its guarantee under the TLG Program with respect to such underlying TLG debt security and the sole source of funds for the repayment of the principal of the underlying TLG debt security will be the related issuer of the TLG debt security.]

[Waivers.   Any TLG debt security event of default with respect to an underlying TLG debt security may be waived by the holder of the underlying TLG debt security.  Under the trust agreement, the trustee may only consent to the waiver of a TLG debt security event of default if certificateholders evidencing 100% of the aggregate voting rights of the certificates then outstanding have consented to such waiver.  Any waiver of any provision of an underlying TLG debt security relating to principal, interest, payment, default or ranking of the indebtedness thereunder, that is required to be included therein pursuant to the Master Agreement or that requires the consent of the holder of the underlying TLG debt security will require the express written consent of the FDIC.

For a discussion of the rights of certificateholders in respect of these matters, see “Description of the Trust Agreement —Voting of underlying TLG debt securities” in this prospectus supplement.]

[Merger, consolidation or sale.   No TLG debt security issuer may consolidate with or merge into any other individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or convey, transfer or lease its properties and assets substantially as an entirety to any such person, and no TLG debt security issuer may permit any such person or entity to consolidate with or merge into it, unless :

•
the successor person formed by or resulting from that consolidation or merger or which will have received the transfer of or which leases all or substantially all of such TLG debt security issuer’s properties and assets will be a corporation, depository institution, partnership or trust organized and validly existing under the laws of the United States , any state thereof or the District of Columbia and will, in the manner provided for in such TLG debt security, expressly assume the due and punctual payment of the principal of, and interest on, all of such underlying TLG debt security and the due and punctual performance and observance of all of the other covenants of such TLG debt security issuer contained therein;

•	immediately after giving effect to that transaction, the FDIC guarantee under the TLG Program with respect to such TLG debt security will continue to be in full force and effect;

•
immediately after giving effect to that transaction and treating any indebtedness which becomes an obligation of the TLG debt security issuer or any subsidiary of the TLG debt security issuer as a result of the transaction, no TLG debt security event of default with respect to such TLG debt security , and no event which, after notice or the lapse of time, or both, would become such a TLG debt security event of default, will have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering the above conditions and any other conditions precedent to that transaction will have been delivered to the issuing and paying agent .]

[ Amendments.  Except as specified below, an underlying TLG debt security may be modified or amended by the related TLG debt security issuer (upon notice to the holder ) without the consent of the holder of the underlying TLG debt security :

•	for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained therein; or

•
in any manner which the TLG debt security issuer may deem necessary or desirable and which it determines will not materially adversely affect the interests of the holder of the underlying TLG debt security , to all of which the holder of the underlying TLG debt security will , by acceptance thereof, be deemed to have consented;

provided, however, that no such modification or amendment may, without the consent of the holder of the underlying TLG debt security :

•	change the date of stated maturity or reduce or cancel the amount payable at maturity on the underlying TLG debt security ;

•	reduce the amount payable or modify the payment date for any interest or vary the method of calculating the rate of interest on the underlying TLG debt security ;

•	reduce any minimum interest rate and/or maximum interest rate or modify the currency in which payments are to be made on the underlying TLG debt security ;

•	modify the right of the holder of the underlying TLG debt security to consent to any amendment of the underlying TLG debt security or to waive any future compliance or past default ; or

•	change any provision in the underlying TLG debt security with respect to the guarantee by the FDIC in any manner adverse to the interests of the holder of the underlying TLG debt security.

Notwithstanding the foregoing, any amendment of any provision of an underlying TLG debt security relating to principal, interest, payment, default or ranking of the indebtedness thereunder, that is required to be included therein pursuant to the Master Agreement or that requires the consent of the holder of the underlying TLG debt security will require the express written consent of the FDIC.

For a discussion of the rights of certificateholders in respect of amendments to the underlying TLG debt securities, see “Description of the Trust Agreement —Voting of underlying TLG debt securities” in this prospectus supplement.

Authorized representative.  The trustee will act as the “authorized representative” of the issuing entity as holder of each underlying TLG debt security.

Upon an uncured failure of a TLG debt security issuer to make timely payment of principal or interest on its underlying TLG debt security (a “payment default”), the trustee, as authorized representative, will be required to file a demand with the FDIC for payment of the unpaid amount (i) in the case of any payment due prior to the stated maturity date of the underlying TLG debt security, by 10:00 A.M., New York City time, on the day the applicable cure period ends (or, if such day is not a business day, the immediately preceding business day) and (ii) in the case of any payment due on the stated maturity date of the underlying TLG debt security, by 10:00 A.M., New York City time, on such stated maturity date (or, if such date is not a business day, the immediately succeeding business day).  In any event, the trustee, as authorized representative, will be obligated to make a demand for payment within 60 days of any payment default in respect of the underlying TLG debt security.  The demand for payment must be accompanied by a proof of claim, together with accompanying evidence, in form and content satisfactory to the FDIC, of (1) the trustee’s financial and organizational capacity to act as authorized representative, (2) the trustee’s exclusive authority to act as authorized representative and its fiduciary duty when acting as such, (3) the occurrence of a payment default and (4) the trustee’s authority to make an assignment of the holder’s rights, title and interest in the underlying TLG debt security and to effect the transfer to the FDIC of the holder’s claim in any bankruptcy, receivership or insolvency proceeding.

The trustee, as authorized representative, is also obligated to give notice to the FDIC if a TLG debt security issuer is in default of any payment under its underlying TLG debt security (without regard to any cure period) within one business day of such default in payment.  Solely for purposes of the preceding sentence, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the State of New York.

Other terms.  [Describe, to the extent material, other terms of the underlying TLG debt securities.]

YIELD ON THE CERTIFICATES

[Describe how the yield on the certificates may be impacted by factors relating to the conveyed assets and the manner and priority in which collections thereon are allocated to the certificateholders of the certificates.] See “Maturity and Yield Considerations” in the accompanying prospectus.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to the trust agreement.  See “Description of the Trust Agreement ” in this prospectus supplement and in the accompanying prospectus.  The certificates will consist of a single class of series 2009-[  ] certificates (the “certificates”) that are being offered hereby.  Each certificate will represent an undivided beneficial interest in the assets of the issuing entity that will primarily consist of the conveyed assets.  The issuing entity’s assets will be held by the trustee for the benefit of the certificateholders.  A description of the certificates is contained in the accompanying prospectus under “Description of the Certificates .”

The certificates may be transferred or exchanged for like certificates at the corporate trust office of the trustee located at [              ], subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or other governmental charge imposed in connection therewith.

Collections

Collections on the underlying TLG debt securities will be deposited by the trustee upon receipt in a segregated trust account (the “certificate account”) maintained for the benefit of the certificateholders until the funds are distributed to certificateholders on the applicable interest distribution date, special distribution date or the final scheduled distribution date, as the case may be.  The trustee will calculate the amounts to be distributed to certificateholders on any distribution date, in addition to any fees and expenses.  Aside from the annual compliance review and servicing criteria assessment and accompanying accountants’ attestation, there is no independent verification of the transaction accounts or the transaction activity.  See “Description of the Certificates —Collections” in the accompanying prospectus.  Amounts held in the certificate account will not be reinvested.

Distributions

Each certificateholder will be entitled to receive its pro rata share of any interest payments on the underlying TLG debt securities actually received by the trustee on the underlying interest payment date prior to the distribution cut-off time from either the TLG debt security issuers or the payments by the FDIC pursuant to its guarantees of the underlying TLG debt securities.  The interest distribution dates for the certificates ( each, an “interest distribution date”) will be the underlying interest payment dates for the underlying TLG debt securities, which will occur on each [  ] and [  ] [and [  ]] commencing on [  ]; provided, however, that if any payments are received by the trustee on a day other than a business day, the interest distribution date will occur on the next following business day without any additional payment.   Payments received by the trustee after the distribution cut-off time on an interest distribution date will be distributed on a special distribution date as described herein. Distributions will be made to certificateholders only if, and to the extent that, payments are made on or with respect to the underlying TLG debt securities and only to the extent of available funds.

On the final scheduled distribution date for the certificates, each certificateholder will be entitled to receive its pro rata share of any payment of principal actually received by the trustee on the stated maturity of the underlying TLG debt securities prior to the distribution cut-off time from either the TLG debt security issuers or the payments by the FDIC pursuant to its guarantees of the underlying TLG debt securities.  These payments will reduce each certificateholder’s certificate principal balance by an amount equal to the pro rata share of the principal amount of the underlying TLG debt securities paid at their stated maturity by the TLG debt security issuers or the FDIC, as applicable, and any other amounts received in respect of principal on the underlying TLG debt securities .  The final scheduled distribution date for the certificates (the “final scheduled distribution date”) will be the stated maturity of the underlying TLG debt securities, which is [       ], [     ]; provided, however, that if any payments are received by the trustee on a day other than a business day, the final scheduled distribution date will occur on the next following business day without any additional payment.   Payments received by the trustee after the distribution cut-off time on the final scheduled distribution date will be distributed on a special distribution date as described herein.   Distributions will be made to certificateholders only if, and to the extent that, payments are made on or with respect to the underlying TLG debt securities and only to the extent of available funds.  [Insert other principal amortization if applicable.]

If the trustee receives a payment with respect to any underlying TLG debt security :

•	after the distribution cut-off time on the date on which that payment was due or on any other date after the date on which that payment was due;

•	as a result of any acceleration of such underlying TLG debt security prior to its stated maturity; or

•	payments, if any, by the related TLG debt security issuer under its securities purchase agreement or private placement agreement,

then the trustee will make a special pro rata distribution of that payment to the certificateholders no later than the next succeeding business day (a “special distribution date”) .  No additional amounts will accrue on the certificates or be owed to the certificateholders as a result of any such delay in payment.  Distributions of principal will reduce each certificateholder’s certificate principal balance by an amount equal to its pro rata share of such principal distribution.

“Available funds” for any interest distribution date or the final scheduled distribution date means the excess of:

•
the sum of all amounts received by the trustee on or with respect to the underlying TLG debt securities (including payments by the FDIC pursuant to its guarantees of the underlying TLG debt securities) from but excluding the previous interest distribution date (or, if none, the original issue date of the certificates) and any other amounts received in respect of the trust estate to and including that interest distribution date or the final scheduled distribution date (in each case, prior to the distribution cut-off time) , as the case may be, minus any amounts received by the trustee during that period and distributed or to be distributed on a special distribution date as described above, over

•	any certificateholder excess trust expenses.

Advances

None of the trustee, the depositor or any other person will have any obligation to make any advances with respect to the underlying TLG debt securities.

Fees and expenses

On the closing date, the depositor will deposit or will cause to be deposited $[  ] with the trustee from the proceeds of the offering to cover expenses of the offering and the trustee’s fees and other anticipated expenses of the trustee , any underlying issuing and paying agent [and the administrative agent] in connection with [its][ each of its] regular services conducted from time to time on behalf of the issuing entity and certificateholders , including the trustee’s services as authorized representative in making a demand under the FDIC guarantees of the underlying TLG debt securities .  In addition, the depositor will deposit or will cause to be deposited $[  ] with the trustee to cover the costs and expenses or liabilities of the trustee in connection with the conduct of its activities on behalf of the issuing entity or certificateholders that are outside of its regular services and any other extraordinary expenses.  Amounts allocated for ordinary expenses will not be applied to pay extraordinary expenses and vice versa.  The trustee will deposit these amounts in a segregated reserve account, referred to as the “expense reserve account.”  The funds on deposit in the expense reserve account, including any investment earnings thereon, will be held by the trustee, subject to the terms of the trust agreement, for the benefit of the depositor and will not be considered assets of the issuing entity for any purpose.

The trustee will apply funds on deposit in the expense reserve account, if any, to the payment of the trust expenses when incurred.  If the extraordinary trust expenses exceed the funds allocated for such expenses on deposit in the expense reserve account and certificateholders evidencing 100% of the aggregate voting rights of the certificates then outstanding have consented to payment for these expenses , referred to as “ certificateholder excess trust expenses”, amounts otherwise distributable to the certificateholders on the next interest distribution date, the next special distribution date or the final scheduled distribution date will be applied to pay such certificateholder excess trust expenses , as described below .  If any amounts remain on deposit in the expense reserve account after the final distribution to certificateholders of all amounts paid on or with respect to the underlying TLG debt securities and all trust expenses are paid in full, any remaining amounts will be distributed to the depositor.

Under the trust agreement, the trustee will not take any action, nor is the trustee required to take any action, that, in the trustee’s opinion, would or might cause it to incur costs, expenses or liabilities that are extraordinary trust expenses unless (i) the trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, and (ii) either (A) in the reasonable judgment of the trustee, amounts on deposit in the expense reserve account are sufficient to cover such costs, expenses or liabilities, (B)(x) the trustee has been instructed to do so by certificateholders of the Required Percentage—Direction of Trustee and (y) the certificateholders, pursuant to the instructions given under clause (x) above, have agreed that such costs, expenses or liabilities shall either be (1) paid by the trustee from the trust as certificateholder excess trust expenses if certificateholders evidencing 100% of the aggregate voting rights of the certificates then outstanding have consented to such expenses or (2) paid by such certificateholders providing such instructions, in which case the trustee shall be entitled to receive, upon demand, reimbursement from those certificateholders who have agreed to bear the entire amount of such costs, expenses or liabilities, on a pro rata basis among such certificateholders or (C) such costs, expenses or liabilities arise from any actions that (x) the trustee in its reasonable judgment considers to be in the interest of the certificateholders and the depositor has consented thereto in writing, (y) are consistent with the trustee’s duties under the trust agreement and (z) are not actions for which the trustee is otherwise permitted to require reasonable indemnification from the certificateholders prior to any action on its part and are not actions for which the trustee is required to seek direction from the certificateholders under the trust agreement, in which case the depositor will indemnify the trustee against any such cost, expense or liability, other than any cost, liability or expense (1) that constitutes an ordinary expense or (2) that is incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties hereunder or by reason of reckless disregard of the trustee’s obligations and duties hereunder or as a result of a breach of the trustee’s obligations and duties hereunder.  Notwithstanding anything to the contrary contained herein, the trustee may in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.

The following sets forth the fees and expenses payable from collections on the underlying TLG debt securities that would be paid prior to distributions to the certificateholders to the extent there are certificateholder excess trust expenses.

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
[Fees
[Trustee fee / trustee]	$[ ] per [[ each][each other] interest distribution date]	Compensation	Collections on or with respect to the underlying TLG debt securities	[[ each][each other] interest distribution date]

[Administrative agent fee / administrative agent]	$[ ] per [[ each][each other] interest distribution	Compensation	[Collections on or with respect to the underlying TLG debt securities][Paid by	[[ each][each other] interest distribution date]]

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	date]		the trustee from its trustee fee]
Expenses

Expense reimbursement / trustee	Certificateholder excess trust expenses (3)	Extraordinary expenses	Collections on or with respect to the underlying TLG debt securities	[ each interest distribution date, special distribution date and final scheduled distribution date]

[List others and purposes]	[amount or method of determination]	[general purpose]	[source]	[frequency]
_________
(1)
Any change to the fees and expenses described in this prospectus supplement that are made prior to distributions on the certificates would require an amendment to the trust agreement.  See “Description of the Trust Agreement —Modification” in the accompanying prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid prior to distributions on the certificates after amounts in the expense reserve account have been exhausted.

(3)
Expense reimbursement for the trustee in connection with the conduct of its activities on behalf of the issuing entity or certificateholders that are outside of its regular services and any other extraordinary expenses.

DESCRIPTION OF THE TRUST AGREEMENT

General

The certificates will be issued pursuant to the trust agreement, a form of which is filed as an exhibit to the registration statement.  A Current Report on Form 8-K relating to the certificates which contains a copy of the standard terms and the series 20[ ]-[ ] series supplement, as executed, will be filed by the depositor with the SEC following the issuance and sale of the certificates.

The assets of the issuing entity created under the trust agreement will consist of:

•
the underlying TLG debt securities, and all payments on or collections in respect of those underlying TLG debt securities received on or after the cut-off date (including all payments made by the FDIC under its TLG Program guarantees);

•	the certificate account and all amounts on deposit therein or credited thereto; and

•	any rights as a third party beneficiary under any securities purchase agreement or private placement agreement.

Reference is made to the accompanying prospectus for important information in addition to that set forth herein regarding the issuing entity, the terms and conditions of the trust agreement and the certificates.  See “Formation of the Issuing Entities ” and “Description of the Trust Agreement ” in the accompanying prospectus.  The summaries of certain provisions of the trust agreement do not purport to be complete and are subject to the detailed provisions contained in the form of trust agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.  A copy of the trust agreement is available upon request to the trustee.

[Specify if any provisions contained in the base apply in the alternative.]

The trustee

[        ], a [        ] [         ], (or any successor trustee), will act as trustee for the certificateholders and the trust pursuant to the trust agreement.  The trustee’s offices are located at [ ] and its telephone number is [ ].  The trustee is a financial institution with which the depositor and its affiliates may have other banking relationships in the ordinary course of their businesses.   The trustee may act in a similar capacity for other transactions of the depositor for similar or other asset types.   The trustee will act as the issuing and paying agent for each underlying TLG debt security and will also act as the authorized representative with respect to each underlying TLG debt security.

The trustee will hold custody of the underlying TLG debt securities for the benefit of the certificateholders and will collect payments made on the underlying TLG debt securities and distribute these amounts as described under “Description of the Certificates —Distributions” in this prospectus supplement.

[Provide disclosure regarding the trustee’s relevant experience, duties and responsibilities, and any other material disclosure under Item 1108 or 1109 of Regulation AB.]

As compensation for its services under the trust agreement, the trustee will be entitled to receive a periodic fee (the “trustee fee”), which will be paid as described above under “Description of the Certificates —Fees and expenses”.  Failure on the part of the trustee to receive any such amounts will not release the trustee from its duties under the trust agreement (without derogation of the trustee’s right to resign as described below) .

The trust agreement provides that neither the trustee nor any member, director, officer, employee, or agent of the trustee will incur any liability to the issuing entity or certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment; provided, however, that neither the trustee nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

The trust agreement will provide that the trustee and any director, officer, employee or agent of the trustee , to the extent not otherwise reimbursed pursuant to the terms of the trust agreement, will be indemnified by the depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement , the certificates , the administration of the trust or the performance of any of the trustee’s duties under the trust agreement, other than any loss, liability or expense in connection with any such legal action that is incurred by reason of willful misfeasance , bad faith or negligence in the performance of the trustee’s duties under the trust agreement or by reason of reckless disregard of the trustee’s obligations and duties under the trust agreement or as a result of a breach of the trustee’s obligations and duties under the trust agreement.

The trustee may resign, or may be removed by the depositor or certificateholders evidencing at least a majority of the aggregate voting rights of the certificates then outstanding (the “Required Percentage—Removal”).  If the trustee is removed by certificateholders of the Required Percentage—Removal, certificateholders of the Required Percentage—Removal may appoint a successor trustee.  If the trustee resigns, is removed by the depositor or is dissolved or otherwise is disqualified to act or is incapable of acting, or in case control of the trustee is taken over by any public officer or officers, the depositor may appoint a successor trustee.

Any successor trustee must at all times :

•
be a corporation or association that is not an affiliate of the depositor, or with respect to any underlying TLG debt security, an affiliate, institution-affiliated party, insider or insider of an affiliate of the TLG debt security issuer, as described in Section 370.3(e)(5) of the TLGP Rule;

•	be organized, in good standing, doing business and authorized to exercise corporate trust powers under the laws of the United States or any state thereof;

•	have combined capital and surplus of at least $50,000,000;

•	be subject to supervision or examination by U.S. federal or state banking authorities ; and

•	satisfy the requirements of Section (a)(4)(i) of Rule 3a-7 of the Investment Company Act of 1940, as amended.

If the trustee is removed or resigns, the removal or resignation will not become effective until a successor trustee will have been appointed and the successor trustee has accepted such appointment.   The successor trustee will also become the successor authorized representative with respect to any underlying TLG debt security.

[The [depositor] will be responsible for the expenses incurred in the resignation or removal of the trustee and the appointment of a successor trustee.] [Any expenses incurred in connection with the resignation or removal of the trustee and the appointment of a successor trustee will be paid [from the expense reserve account ][as extraordinary trust expenses] .]  Any successor trustee will give notice of its appointment to the certificateholders in the manner provided in the trust agreement.

[The trustee will be regarded as the “servicer” of the trust for purposes of Section 1101(j) of Regulation AB under the Securities Act.]

[The administrative agent

[        ], a [        ] [         ], (or any successor administrative agent), will act as administrative agent pursuant to the administrative agreement.  The administrative agent’s offices are located at [ ] and its telephone number is [ ].  The administrative agent is an affiliate of [                               ] [has normal business relationships with the trustee, the depositor, their affiliates or a TLG debt security issuer.]

The administrative agent is obligated to perform only those duties that are specifically assigned to it in the administrative agreement. The administrative agent’s duties will include: [describe duties of the administrative agent].

The administrative agreement will provide that the administrative agent and any director, officer, employee or agent of the administrative agent will be indemnified by the depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the administrative agreement or the certificates or the performance of the administrative agent’s duties under the administrative agreement, other than any loss, liability or expense that is incurred by reason of willful misconduct, bad faith or gross negligence in the performance of the administrative agent’s duties under the administrative agreement or as a result of a breach, or by reason of reckless disregard, of the administrative agent’s obligations and duties under the administrative agreement.

The following events will constitute administrative agent termination events (each, an “Administrative Agent Termination Event”):  [include termination events]

So long as an Administrative Agent Termination Event has occurred and is continuing, the depositor or the trustee may, and at the direction of certificateholders evidencing at least [   ]% of the aggregate voting rights of the certificates then outstanding (the “Required Percentage—Administrative Agent Termination”) the trustee will, terminate all the rights and obligations of the administrative agent under the administrative agreement.  The trustee will then succeed to all the responsibilities, duties and liabilities of the administrative agent under the administrative agreement with respect to such certificates and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable to act, it may or, at the written request of the certificateholders of the Required Percentage—Administrative Agent Termination, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administrative agent acceptable to the Rating Agencies with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such administrative agent under the administrative agreement with respect to such certificates.  Pending such appointment, the trustee is obligated to act in such capacity.  The trustee and any such successor may agree upon the compensation to be paid to such successor, which in no event may be greater than the compensation payable to such administrative agent under the administrative agreement with respect to such certificates.

The trustee will be entitled to terminate any administrative agreement that it enters into and the rights and obligations of any administrative agent under any administrative agreement in accordance with the terms and conditions of any such administrative agreement.  In the event of a termination of any administrative agreement, the trustee will simultaneously reassume direct responsibility for all obligations delegated in such administrative agreement without any act or deed on the part of the applicable administrative agent , and the trustee will perform directly the administrative obligations previously performed by the administrative agent with respect to the underlying TLG debt securities or will enter into an administrative agreement with a successor administrative agent that so qualifies under the trust agreement.

The administrative agreement may be amended with the consent of the administrative agent subject to the same conditions described in the accompanying prospectus related to amendments of any trust agreement.  See “Description of the Trust Agreement —Modification” in the accompanying prospectus.

[The [ trustee ] will be responsible for the expenses incurred in the resignation or removal of the administrative agent and the appointment of a successor administrative agent.] [Any expenses incurred in connection with the resignation or removal of the administrative agent and the appointment of a successor administrative agent will be paid from the expense reserve account.]

[The administrative agent will be regarded as the “servicer” of the Trust for purposes of Section 1101(j) of Regulation AB under the Securities Act.]]

Voting rights of the certificates

The voting rights of the certificates will be allocated among the certificateholders in proportion to the certificate principal balance of their then outstanding certificates held on any date of determination.

Remedies of certificateholders

In addition to the rights set forth in the accompanying prospectus under “Description of the Trust Agreement—Control of certificateholders; Remedies of certificateholders”, upon the written request of certificateholders evidencing at least 25% of the aggregate voting rights (the “Required Percentage—Direction of Trustee”) of the certificates then outstanding, the trustee, in accordance with such normal and customary procedures as it deems reasonably necessary or advisable, will:

•	enforce any of the issuing entity’s rights as a third party beneficiary of each securities purchase agreement and private placement agreement; and

•
with respect to any underlying TLG debt security if an acceleration event occurs to the extent permitted by and in accordance with the terms of the applicable underlying TLG debt security, and subject to the limitations on acceleration and the exercise of remedies set forth therein and in the trust agreement, institute any suits, actions or proceedings at law, in equity or otherwise, or make a demand on the TLG debt security issuer, the issuing and paying agent or, if applicable, the FDIC in respect of such underlying TLG debt security, to enforce the collection of the sums due and unpaid on such underlying TLG debt security;

provided, however, that the trustee, having provided notice of such written request to the certificateholders of the related series, has not received any direction inconsistent with such written request within 15 days following such notice by certificateholders of the Required Percentage—Direction of Trustee, the certificateholders making such request have offered the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby and, if such action would make any portion of such underlying TLG debt security ineligible for the FDIC guarantee under the TLG Program, the trustee has received the consent of certificateholders evidencing 100% of the aggregate voting rights of the certificates then outstanding.  [Notwithstanding anything to the contrary contained herein or in the trust agreement, if a TLG debt security event of default occurs under the first or second bullet points of the definition of a TLG debt security event of default under “Description of Conveyed Assets—Material terms of the underlying TLG debt securities—Underlying TLG debt security events of default” above (which requires that, if such payments would otherwise be required to be paid, the FDIC is not making timely guarantee payments with respect to the debt obligations under the TLG debt security in accordance with the TLGP Rule), the trustee will accelerate such underlying TLG debt security only upon receipt by the trustee of written direction of certificateholders of certificates evidencing 100% of the aggregate voting rights of certificates then outstanding.]

No events of default

[There are no events of default under the trust agreement; therefore, a breach of a covenant under the trust agreement will not in and of itself result in the acceleration of payments on the certificates.]

[Describe events of default, if any, and any consequences.]

Voting of underlying TLG debt securities

[ The trustee, as holder of the underlying TLG debt security on behalf of the certificateholders] [The trustee, on behalf of the issuing entity as holder of the underlying TLG debt security,]   has the right to vote and give consents and waivers in respect of such underlying TLG debt securities subject to the terms of the trust agreement.  If the underlying TLG debt securities are global securities , the trustee’s rights will also be subject to the rules of DTC.

Under the trust agreement, the trustee will only vote, consent or provide waivers in respect of an underlying TLG debt securities if directed in writing by the certificateholders.  If the trustee receives a request from [DTC][a TLG debt security issuer or the issuing and paying agent] for consent to any amendment, modification or waiver of any provision of the TLG underlying instrument or any other document relating thereto , or receives any other solicitation for any action with respect to the underlying TLG debt securities, the trustee will within two business days mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date.   The trustee will request written instructions from the certificateholders as to what action it should take on behalf of such certificateholder with respect to the request.  The trustee will consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative certificate principal balances of the certificates, as applicable) as the certificates of the issuing entity were actually voted or not voted by the certificateholders thereof as of a date determined by the trustee prior to the date on which such consent , vote or waiver is required; provided, however, that, notwithstanding anything in the trust agreement to the contrary, the trustee will at no time vote on or consent to or waive any matter that would :

•
modify or amend an underlying TLG debt security in a manner that requires the consent of the FDIC under the TLG Program or the Master Agreement or modify or amend any underlying TLG debt security in a manner that would make any portion of such underlying TLG debt security ineligible for the FDIC guarantee under the TLG Program without the unanimous consent of all certificateholders of outstanding certificates; or

•
result in the exchange or substitution for U.S. federal income tax purposes of an underlying TLG debt security unless (x) a TLG debt security default occurs and (y) the Trustee has received the unanimous consent of all certificateholders of outstanding certificates.

Notwithstanding anything to the contrary, any actions, consents, waivers or amendments that require the approval of the holder of an underlying TLG debt security, including waiver of an underlying TLG debt security event of default, require the consent of each certificateholder of outstanding certificates.  Under the TLG Program, any amendment or waiver of any provision of the underlying TLG debt securities relating to principal, interest, payment, default or ranking of the indebtedness thereunder, that is required to be included therein pursuant to the Master Agreement or that requires the consent of the holder of the underlying TLG debt security will require the express written consent of the FDIC.  See “Description of Conveyed Assets —Material terms of the underlying TLG debt securities” in this prospectus supplement.  As a result, even if all of the certificateholders consent to such an amendment or waiver with respect to an underlying TLG debt security, unless the FDIC consents to such amendment or waiver, the amendment or waiver will not be effective.   Certain amendments to the underlying TLG debt securities do not require the consent of the holder of the TLG debt security and, accordingly, the certificateholders will have no right to consent with respect to those amendments .

In the absence of any written direction from the certificateholders, the trustee will not exercise any voting, consent, waiver or other similar rights with respect to the underlying TLG debt securities.  The trustee will not be liable for any failure to act resulting from any certificateholder’s late return of, or failure to return, directions requested by the trustee from the certificateholders.  [Notwithstanding anything to the contrary contained herein, if a TLG debt security event of default specified in the fourth bullet point in “Description of Conveyed Assets—Material terms of the underlying TLG debt securities—Underlying TLG debt security events of default” occurs (which requires that, if such payments would otherwise be required to be paid, the FDIC is not making timely guarantee payments with respect to the debt obligations under the TLG debt security in accordance with the TLGP Rule), [the trustee, as holder of the underlying TLG debt security on behalf of the certificateholders] [the trustee, on behalf of the issuing entity as holder of the underlying TLG debt security,] will have the right, and will be required by the terms of the trust agreement, to accelerate the maturity of the underlying TLG debt security.   If the maturity of an underlying TLG debt security is accelerated because the FDIC for any reason determines that the FDIC’s guarantee with respect to such underlying TLG debt security is not in full force and effect, the FDIC will have no liability under its guarantee under the TLG Program with respect to such underlying TLG debt security and the sole source of funds for the repayment of the principal of the underlying TLG debt security will be the related issuer of the TLG debt security.]

Evidence as to compliance

Copies of the annual accountants’ statement, if any, and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to [either the administrative agent at [     ] or] the trustee at the corporate trust office of the trustee located at [    ].

Replacement certificates

If a certificate is mutilated, destroyed, lost or stolen, it may be replaced at [the corporate trust office of the trustee located at [     ]][         ].

CERTAIN LEGAL ASPECTS OF THE CONVEYED ASSETS

[Describe any applicable legal aspects of the conveyed assets or issues relating to the enforceability by the certificateholders of the security interest, if any, securing such conveyed assets.]

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material federal income tax consequences of the purchase, ownership and disposition of the certificates and should be read together with “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus.

In the opinion of Sidley Austin LLP (“U.S. Federal Tax Counsel”), the issuing entity will not be classified as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.  The issuing entity intends to take the position that the issuing entity will constitute a grantor trust for U.S. federal income tax purposes.  Accordingly, the issuing entity will not be subject to U.S. federal income tax, and each certificateholder will be subject to U.S. federal income taxation as if it directly owned the portion of the underlying TLG debt securities allocable to such certificates, and as if it directly paid (or accrued) its share of expenses paid (or accrued) by the issuing entity.  No assurance can be given that the Internal Revenue Service will agree with the foregoing characterization of each issuing entity or that if challenged such a characterization will prevail.

In the opinion of the U.S. Federal Tax Counsel, a Non-U.S. Holder holding the certificates on its own behalf generally will not be subject to U.S. federal income taxes on payments of principal, premium, interest, market discount or original issue discount on a certificate, unless such Non-U.S. Holder is a direct or indirect 10% or greater shareholder of any TLG debt security issuer, a controlled foreign corporation related to any TLG debt security issuer or an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.  To qualify for the exemption from taxation, a Non-U.S. Holder must comply with the identification and certification requirements described in “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the accompanying prospectus.

See “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus.

CERTAIN STATE TAX CONSIDERATIONS

 Potential certificateholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Potential certificateholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain requirements on (i) an employee benefit plan (as defined in Section 3(3) of ERISA), (ii) a plan described in Section 4975(e)(1) of the Code, including an individual retirement account (“IRA”) or Keogh plan or (iii) any entity whose underlying assets include plan assets of any such plan by reason of a plan’s investment in the entity (each, a “Plan”).  In accordance with ERISA’s fiduciary standards, before investing in a certificate, a plan fiduciary should determine whether such an investment is permitted under the Plan’s governing instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio.

ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of Section 4975 of the Code (collectively, “Parties in Interest”).  The TLG debt security issuers, the underwriters , the trustee and their respective affiliates may be Parties in Interest with respect to many Plans.  There are a number of prohibited transaction exemptions that, depending upon the circumstances of a Plan’s investment in certificates, could apply to exempt from the penalties imposed on prohibited transactions some or all prohibited transactions arising in connection with the Plan’s investment, including, but not limited to:   PTE 84-14 (for certain transactions determined by an independent qualified professional asset manager); PTE 91-38 (for certain transactions involving bank collective investment funds); PTE 90-1 (for certain transactions involving insurance company pooled separate accounts); PTE 95-60 (for certain transactions involving insurance company general accounts); and PTE 96-23 (for certain transactions effected by in-house asset managers).  There is no assurance that any of these exemptions would apply with respect to all transactions involving the issuing entity’s assets.  A Plan fiduciary considering an investment in certificates must be sure that an applicable exemption applies not only to the acquisition of the certificates but also, if applicable, to the continued holding and disposition of the certificates and to the underlying transactions of the issuing entity.

In addition, the certificates generally should not be purchased by a Plan if the trustee, the depositor, any underwriter, the TLG debt security issuers or any of their respective affiliates either:

•	has investment discretion with respect to the investment of such Plan’s assets; or

•
regularly gives investment advice with respect to such Plan’s assets for a fee, pursuant to an understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan’s assets and that such advice will be based on the particular investment needs of the Plan.

If an investment in certificates by a Plan were to result in the assets of the issuing entity being deemed to constitute “plan assets” of such Plan, certain aspects of such investment, including the operations of the issuing entity and the deemed extension of credit between the TLG debt security issuer and the certificateholder (as a result of the underlying TLG debt securities being deemed to be “plan assets”), as well as subsequent transactions involving the issuing entity or its assets, might constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the United States Department of Labor (the “DOL”).  Under Section 2510.3-101 of the DOL regulations, as modified by Section 3(42) of ERISA (the “Regulation”), a Plan’s assets may include the assets of an entity if the Plan acquires an “equity interest” in such entity.  Thus, if a Plan acquired a certificate, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the issuing entity, unless an exception applied under the Regulation.

Under the Regulation, “publicly-offered securities” qualify for an exception to the generally applicable “look-through” rule described in the preceding paragraph.  A “publicly-offered security” is a security that is:

•	freely transferable;

•	part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering; and

•
either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

Although it is anticipated that the certificates will satisfy the first and third requirements above, there is no assurance that the second requirement will be satisfied.  Accordingly, it is not currently anticipated that the certificates will meet the criteria of the “publicly offered securities” exemption.

Under the Regulation, the assets of the issuing entity also will not be considered assets of a Plan if, immediately after the most recent acquisition of any equity interest in the issuing entity, less than 25% of the total value of each class of equity interest in the issuing entity is held by “benefit plan investors.”  For this purpose, benefit plan investors are defined to include Plans as well as entities that are deemed to hold the assets of Plans.  Neither the initial sales of the certificates nor any subsequent transfers thereof will be monitored to comply with the 25% limit described above, and the limit may be exceeded.

Accordingly, the issuing entity has been structured with the intention that, in the event the issuing entity’s assets were treated as assets of any Plan, the operations of the issuing entity, and functions of the trustee [and the administrative agent], will be restricted to limit the exercise of discretion on the part of the trustee [and the administrative agent], in order to minimize the potential for prohibited transactions.  Nevertheless, each Plan Fiduciary contemplating an investment in the certificates should consult with its legal advisors and review all of the terms of the trust agreement and the underlying TLG debt securities.

Nothing herein shall be construed as a representation that an investment in the certificates would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan.  Any Plan or any other entity the assets of which are deemed to be “plan assets,” such as an insurance company investing assets of its general account, proposing to acquire the certificates should consult with its counsel.

UNDERWRITING

General

Subject to the terms and conditions set forth in the underwriting agreement dated [       ], 2009 (the “underwriting agreement”), the depositor has agreed sell to each of the underwriters named below, and each of the underwriters, for whom Credit Suisse Securities (USA) LLC and Morgan Keegan &

Company, Inc. (the “ underwriters ”) are acting as representatives, has severally agreed to purchase, the initial principal amount of the certificates set forth opposite its name below:

[Underwriters	Certificates
Credit Suisse Securities (USA) LLC	$
Morgan Keegan & Company, Inc.	$

Total	$ ]

The depositor has been advised by the underwriters that they propose initially to offer the certificates to the public at the price set forth on the front cover of this prospectus supplement .  No commissions to the underwriters of the certificates will be payable from the proceeds received from the sale of the certificates .  Proceeds to the depositor from the sale of the certificates, [ before deducting expenses of approximately $[             ] payable by the depositor and the amount deposited by the depositor to the expense reserve account,] will be [ 100 ]% of the initial aggregate certificate principal balance of the certificates, plus accrued interest.  After the initial public offering of the certificates, the public offering prices may change.]

[Distribution of the certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  In connection with the purchase and sale of the certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.  Proceeds to the depositor from the sale of the certificates, before deducting expenses of approximately $[     ] payable by the depositor, will be 100% of the initial aggregate certificate principal balance of the certificates, plus accrued interest.]

It is expected that delivery of the certificates will be made through the facilities of DTC for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about the closing date.

[Until the distribution of the certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the certificates.]

[If the underwriters create a short position in the certificates in connection with this offering (i.e., they sell more certificates than the aggregate initial principal amount set forth on the front cover of this prospectus supplement), the underwriters may reduce that short position by purchasing certificates in the open market.]

[The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase certificates in the open market to reduce the underwriters’ short position or to stabilize the price of such certificates, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those certificates as part of the offering.]

[In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.]

[Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the certificates. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.]

The certificates are new issues of securities and there currently is no secondary market for the certificates. The underwriters for the certificates expect to make a market in the certificates but will not be obligated to do so. We cannot assure you that a secondary market for the certificates will develop.  If a secondary market for the certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your certificates.

Various potential and actual conflicts of interest may arise from the roles of the underwriters , the depositor and other affiliated entities (collectively the “UW Entities”) with respect to one or more series of the certificates.  Credit Suisse , Morgan Keegan & Company, Inc. and each of the other underwriters will act as placement agents with respect to all or some of the underlying TLG debt securities in connection with the sale of the securities to the depositor and will be paid a commission by the TLG debt security issuers in respect of the placement of such securities to the depositor.

One or more of the UW Entities may have interests adverse to those of the issuing entity and the certificateholders.  For example, one or more of the UW Entities may:

•	be a counterparty to TLG debt security issuers or their affiliates under swap or other derivative agreements;

•	lend to certain of the TLG debt security issuers or their affiliates, or receive guarantees from the TLG debt security issuers or their affiliates;

•	provide investment banking, commercial banking, asset management, financing and financial advisory services and products to the TLG debt security issuers or their affiliates; or

•
purchase, hold and sell, both for their respective accounts or for the account of their respective clients, on a principal or agency basis, loans, securities, and other obligations and financial instruments and engage in private equity investment activities with TLG debt security issuers.

The UW Entities will not be restricted in their performance of any such services or in the types of debt or equity investments which they may make.  Additionally, affiliates of one or more of the underwriters (or placement agents of the underlying TLG debt securities) may be issuers of underlying TLG debt securities.  In conducting the foregoing activities, the UW Entities will be acting for their own account or the account of their customers and will have no obligation to act in the interests of the issuing entity or certificateholders.

The UW Entities may, by virtue of the relationships described above or otherwise, at the date of this prospectus supplement or at any time hereafter, be in possession of information regarding certain of the TLG debt security issuers and their affiliates that is or may be material in the context of the certificates and that is or may not be known to the general public.  None of the UW Entities have any obligation, and the offering of the certificates will not create any obligation on their part, to disclose to any investor or certificateholder any such relationship or information, whether or not confidential.

Additionally, [             ], an affiliate of [underwriter] , has issued underlying TLG debt securities held by the issuing entity.

In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the depositor and its affiliates.  Credit Suisse, one of the underwriters , is an affiliate of the depositor.

The depositor has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect thereof.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, the depositor or such underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the accompanying prospectus.

Offering may be reduced or terminated

The underlying TLG debt securities are being offered simultaneously to the depositor in separate transactions with the assistance of the underwriters in their capacity as placement agents for the issuers of those underlying TLG debt securities.  Sales to the depositor of the underlying TLG debt securities through the placement agents are subject to customary conditions to closing that are required to be satisfied on the issue date of the certificates.

Notwithstanding anything to the contrary contained herein, if the sale of underlying TLG debt securities representing, in the aggregate, less than [  ]% (the “threshold percentage”) of the aggregate principal amount of all underlying TLG debt securities is not consummated because of the failure by one or more TLG debt security issuers to satisfy the conditions of its or their sale, the depositor will reduce the aggregate certificate principal balance of the certificates by the aggregate principal amount of the TLG debt securities sales that were not consummated, and allocations of certificates to the investors will be reduced by the underwriters pro rata based on investors’ commitments.

If TLG debt security issuers representing, in the aggregate, an aggregate principal amount of underlying TLG debt securities equal to or greater than the threshold percentage fail to satisfy all of the conditions of the sale of their underlying TLG debt securities to the depositor, the offering of certificates contemplated hereby shall terminate and any funds then held by Credit Suisse (or any other underwriter) for investors will be promptly returned to such investors in full (without interest).

[European Economic Area]

[This section is only applicable in relation to a European offering]

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates, which are the subject of the offering contemplated by the prospectus as completed by this prospectus supplement, to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such certificates to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•
to fewer than 100 natural persons or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters nominated by the issuing entity for any such offer;

•	if the denomination per certificate being offered amounts to the equivalent of at least €50,000; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of certificates referred to in the bullet points above will require the issuing entity, trustee or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe for the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.

[United Kingdom]

[[This section is only applicable in relation to an offering of certificates with an initial term to maturity of more than one year]

Each underwriter has represented and agreed that:

•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity;  and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any certificates in, from or otherwise involving the United Kingdom.]

[[This section only is only applicable in relation to an offering of certificates with an initial term to maturity of less than one year]

Each underwriter has represented and agreed that:

•
it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and it has not offered or sold and will not offer or sell any certificates other than to persons (a) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses; or (b) who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, where the issue of the certificates would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the issuing entity;

•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any certificates in, from or otherwise involving the United Kingdom.]

[Germany]

[This section is only applicable in relation to a German offering]

Each underwriter has agreed and represented that it will not offer or sell the certificates in the Federal Republic of Germany other than in compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz), the German Securities Sales Prospectus Act (Wertpapier Verkaufsprospektgesetz) and the German Investment Act (Investmentgesetz), respectively, and any other laws and regulations applicable in the Federal Republic of Germany governing the issue, the offering and the sale of securities.

The distribution of the certificates has not been notified, and the certificates are not registered or authorized for public distribution, in the Federal Republic of Germany under the German Securities Prospectus Act (Wertpapierprospektgesetz) or the German Investment Act (Investmentgesetz).  Accordingly, the prospectus and this prospectus supplement have not been filed or deposited with the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht- BaFin).

[Hong Kong]

[This section is only applicable in relation to a Hong Kong offering]

The certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong).

None of the issuing entity, the prospectus, this prospectus supplement or the certificates have been reviewed, approved or authorized by the Securities and Futures Commission (the “SFC”) nor will applications be made to the SFC for the authorization of the issuing entity or issue of the prospectus and this prospectus supplement.

No advertisement, invitation or document (including, without limitation, the prospectus and this prospectus supplement) relating to the certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

[Japan]

[This section is only applicable in relation to a Japanese offering]

The certificates offered in this prospectus supplement have not been registered under the Financial Instruments and Exchange Law of Japan.  The certificates have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange law and (ii) in compliance with any other applicable requirements of Japanese law.

[Other jurisdictions]

RATINGS

It is a condition to the issuance of the certificates that the certificates be rated at least “Aaa” by Moody’s Investors Services (“Moody’s”)[,] [and] “AAA” by Standard & Poor’s Ratings Group (“S&P”[, and together with Moody’s, the “Rating Agencies”]) [and “AAA” by Fitch Ratings Inc.  (“Fitch”, and together with S&P and Moody’s, the “Rating Agencies”)].

The ratings of the certificates will be based on the Rating Agencies’ assessments of the FDIC’s guarantees of the underlying TLG debt securities and the structure of the certificates, and not in any respect on the creditworthiness of the TLG debt security issuers.  A rating of the certificates is not a recommendation to buy, sell or hold the certificates and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

[The depositor has requested that each Rating Agency maintain ongoing surveillance of the ratings assigned to the certificates in accordance with the Rating Agency’s policy, but we cannot assure you that a Rating Agency will continue its surveillance of its rating assigned to the certificates.]

[The depositor has not requested a rating on the certificates by any rating agency other than the Rating [Agency] [Agencies].  However, there can be no assurance as to whether any other rating agency will rate the certificates, or, if it does, what rating would be assigned by any such other rating agency.

A rating on the certificates by another rating agency, if assigned at all, may be lower than the rating[s] assigned to the certificates by the Rating [Agency] [Agencies].]

LEGAL MATTERS

Certain legal matters relating to the issuance of the certificates and the federal income tax consequences of such issuance will be passed upon for the depositor and for the underwriters by Sidley Austin LLP , New York, New York.

INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Page

acceleration event	S-22
administrative agent	S-4
Administrative Agent Termination Event	S- 32
administrative agreement	S-4
aggregate certificate principal balance	S-9
authorized representative	S- 25
available funds	S- 12 , S- 27
business day	S- 13 , S- 21
certificate account	S- 26
certificate principal balance	S-9
certificateholder excess trust expenses	S-13, S-28
certificates	S- 9 , S- 25
closing date	S-5
conveyed assets	S-4
Credit Suisse	S-4
cure period	S-22
distribution cut-off time	S-10
DOL	S- 36
DTC	S- 21
ERISA	S- 14 , S- 36
European Economic Area	S- 41
expense reserve account	S- 12 , S- 27
FDIC	S-5
final scheduled distribution date	S- 11 , S- 26
Fitch	S- 13 , S- 43
FSMA	S- 41, S-42
interest distribution date	S- 10 , S- 26
interest reset dates	S-8, S-20
IRA	S- 14
issuing entity	S-4
London Banking Day	S-13, S-21
Moody’s	S- 13 , S- 43
Parties in Interest	S- 36
payment default	S-25
Plan	S- 14 , S- 36
Prospectus Directive	S- 41
Rating Agencies	S- 13 , S- 43
record date	S- 13
Regulation	S-36
Relevant Implementation Date	S- 40
Relevant Member State	S- 40
Required Percentage—Administrative Agent Termination	S- 32
Required Percentage—Direction of Trustee	S-33
Required Percentage—Removal	S- 30
S&P	S- 13 , S- 43
Securities Act	S-4
series supplement	S-4, S- 18
SFC	S- 43
special distribution date	S- 11 , S- 27
standard terms	S-4, S- 18
stated maturity	S- 21
threshold percentage	S- 10 , S- 40
TLG debt securities	S-5
TLG debt security event of default	S- 22
TLG debt security issuer	S- 8
TLG Program	S-5
TLGP Rule	S-16
trust	S-4
trust agreement	S-4, S- 18
trustee	S-4
trustee fee	S- 30
U.S. Federal Tax Counsel	S- 35
underlying interest payment date	S-8, S- 20
underlying TLG debt securities	S- 5
underwriters	S-38
underwriting agreement	S- 37
UW Entities	S- 39

[________] Series 2009- [ ] Trust
Issuing Entity

Credit Suisse Asset Repackaging Depositor LLC
Depositor and Sponsor

$[              ]

[      ] Certificates, Series 2009-[  ]

____________________

PROSPECTUS SUPPLEMENT
____________________

Credit Suisse

Morgan Keegan & Company, Inc.

[                       ]

Underwriters

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

____________, 200__

Prospectus

Trust Certificates
(Issuable in series by separate issuing entities)

Credit Suisse Asset Repackaging Depositor LLC
Depositor and Sponsor

Each issuing entity –
• will be a trust formed under a trust agreement entered into by Credit Suisse Asset Repackaging Depositor LLC and a trustee,

• will issue a series of pass-through certificates consisting of a single class of certificates, and

• will own a pool of debt securities (the “underlying TLG debt securities”) that consist of fixed rate or floating rate, senior unsecured non-convertible debt securities (the “TLG debt securities”) of eligible issuers guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) under the FDIC’s Temporary Liquidity Guarantee Program (“TLG Program”) that satisfy the criteria set forth in this prospectus and any other criteria set forth in a related prospectus supplement.

The underlying TLG debt securities will be guaranteed by the FDIC under the TLG Program and will be backed by the full faith and credit of the United States.  The details of the FDIC guarantees are provided in the FDIC’s regulations, 12 C.F.R. Part 370, and at the FDIC’s Web site, http://www.fdic.gov/tlgp.   The expiration date of the FDIC’s guarantee of an underlying TLG debt security is the earlier of the maturity date of such debt security or December 31, 2012 for TLG debt security issuers that are insured depository institutions or other participating entities that have issued senior unsecured debt under the TLG Program prior to April 1, 2009.  For all other participating entities, the FDIC’s guarantee of an underlying TLG debt security will expire on the earlier of June 30, 2012 (or, if approval has been obtained from the FDIC by such participating entity, December 31, 2012) or the maturity date of such debt security.
The certificates will not be guaranteed under the TLG Program.
The certificates –
• will represent an undivided beneficial ownership interest in the issuing entity and will be paid only from the issuing entity’s assets,

• will be denominated and sold for U.S. dollars,

• will be issued as part of a designated series which will consist of only one class of certificates, and

• based on the FDIC’s guarantees of the underlying TLG debt securities and the rating agencies’ assessment of the structure of the certificates, will be rated at the time of their issuance in the highest investment grade category assigned by one or more nationally recognized rating agencies.

The certificateholders –
• will receive interest and principal payments only from the assets deposited with each issuing entity.

Consider carefully the risk factors beginning on page  14 in this prospectus.
The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of, or be guaranteed by, the depositor, the trustee, any administrative agent of the trustee, any issuer of underlying TLG debt securities or any of their affiliates.  The certificates will be neither insured nor guaranteed by and will not represent obligations of the United States government, the FDIC or any other government agency or instrumentality.
This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

None of the Securities and Exchange Commission, any state securities commission or any other government authority has approved these certificates or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

____________, 200__

READING THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT

We provide information on your certificates in two separate documents that offer varying levels of detail:

•	this prospectus provides general information, some of which may not apply to a particular series of certificates, including your certificates, and

•	the related prospectus supplement will provide a summary of the specific terms of your certificates.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

In this prospectus and in the related prospectus supplement, the terms “depositor,” “sponsor,” “we,” “us” and “our” refer to Credit Suisse Asset Repackaging Depositor LLC.

You can find a listing of pages where capitalized and other important terms used in this prospectus and the related prospectus supplement are defined under the caption “Index of Terms for Prospectus” beginning on page  71 in this document and under the caption “Index of Terms for Prospectus Supplement” in the related prospectus supplement.

You should rely only on the information contained in this prospectus and the related prospectus supplement, including any information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the certificates in any state or other jurisdiction where the offer is not permitted.  The information in this prospectus or the related prospectus supplement is only accurate as of the dates on their respective covers.

We include cross-references in this prospectus and in the related prospectus supplement to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the related prospectus supplement provide the pages on which these captions are located.

i

TABLE OF CONTENTS

Page

READING THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	i
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
COPIES OF THE DOCUMENTS	1
REPORTS TO CERTIFICATEHOLDERS	2
FORWARD-LOOKING STATEMENTS	2
SUMMARY	3
RISK FACTORS	14
THE DEPOSITOR AND SPONSOR	26
USE OF PROCEEDS	27
FORMATION OF THE ISSUING ENTITIES	27
DESCRIPTION OF CONVEYED ASSETS	29
General	29
Description of the underlying TLG debt securities	29
Principal terms of underlying TLG debt securities	35
DESCRIPTION OF THE CERTIFICATES	40
General	41
Collections	42
Collections and distributions	42
Series specific information	44
Method of distributions	45
Global securities	45
MATURITY AND YIELD CONSIDERATIONS	50
DESCRIPTION OF THE TRUST AGREEMENT	51
General	51
Assignment of conveyed assets	51
Collection and other administrative procedures	52
Defaulted conveyed assets	53
Trustee and administrative agent compensation and expenses	54
Certain matters regarding the trustee, the administrative agent and the depositor	54
Advances	55
Control of certificateholders; Remedies of certificateholders	55
Modification	56
Reports to certificateholders; Notices	58
Evidence as to compliance	59
Trustee, administrative agent and sub-administrative agent, as servicer	60
Replacement certificates	60
Termination	60
Duties of the trustee	61
The trustee	61
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	61
Tax status of each issuing entity	62
Income of U.S. Holders	63
Deductibility of issuing entity’s fees and expenses	63
Sale or exchange by certificateholders	64
Non-U.S. Holders	64
Information reporting and backup withholding	65
State and local tax considerations	65
CERTAIN ERISA CONSIDERATIONS	66
ERISA’s fiduciary standards	66
Prohibited transaction rules	66
Governmental plans and other exempt plans	69
UNDERWRITING	69
LEGAL OPINIONS	70
INDEX OF TERMS FOR PROSPECTUS	71
Annex A — Global Clearance, Settlement and Tax Documentation Procedures	A-1
Initial settlement	A-1
Secondary market trading	A-1
Certain U.S. federal income tax documentation requirements	A-3

ii

Non-U.S. Holders	64
Information reporting and backup withholding	65
State and local tax considerations	65
CERTAIN ERISA CONSIDERATIONS	65
ERISA’s fiduciary standards	66
Prohibited transaction rules	66
Governmental plans and other exempt plans	68
UNDERWRITING	69
LEGAL OPINIONS	70
INDEX OF TERMS FOR PROSPECTUS	71
Annex A — Global Clearance, Settlement and Tax Documentation Procedures	A-1
Initial settlement	A-1
Secondary market trading	A-1
Certain U.S. federal income tax documentation requirements	A-3

iii

WHERE YOU CAN FIND MORE INFORMATION

Each issuing entity is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).  We file on behalf of each issuing entity reports on Forms 10-D and 10-K and other information with the SEC.  For each series of certificates those reports will be filed under the name of the issuing entity of the certificates.  The related prospectus supplement will state the name and the SEC file number for the issuing entity under which reports about the related series of certificates and the issuing entity may be found.  The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The internet address of this site is http://www.sec.gov.

Generally, each issuing entity’s filings will be limited to reports filed on Form 10-D in connection with each interest distribution date and the final scheduled distribution date and annual reports on Form 10-K.  Because of the limited nature of these reports we do not intend to make them available on any web site of our own or of any other transaction party.  We do not intend to send any financial reports to certificateholders.

We filed a registration statement relating to the certificates with the SEC.  This prospectus is part of the registration statement, but the registration statement includes additional information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents.  We are incorporating by reference all documents that we have filed with the SEC pursuant to the Exchange Act prior to the date of this prospectus.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement or any other prior filing.  For each offering of certificates, we incorporate by reference any future SEC reports on Forms 8-K or 10-D filed pursuant to the Exchange Act by or on behalf of the issuing entity of those certificates until we terminate our offering of the certificates.

COPIES OF THE DOCUMENTS

You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the related prospectus supplement if:

•	you received this prospectus and

•	you request such copies from Credit Suisse Asset Repackaging Depositor LLC, 11 Madison Avenue, New York, New York 10010, telephone: (212) 325-2000.

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents.  You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

REPORTS TO CERTIFICATEHOLDERS

Unless and until definitive certificates are issued, on each distribution date unaudited reports containing information concerning each issuing entity will be prepared by the trustee and sent on behalf of each issuing entity only to Cede & Co., as nominee of DTC and registered holder of the certificates.  See “Description of the Certificates —Global securities” and “Description of the Trust Agreement —Reports to certificateholders; Notices.”

These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.  We will cause to be filed with the SEC on behalf of each issuing entity those periodic reports as are required under the Exchange Act.

FORWARD-LOOKING STATEMENTS

This prospectus and the related prospectus supplement may contain forward-looking statements.  Whenever we use words like “intends,” “anticipates” or “expects,” or similar words in this prospectus or in a related prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of uncertainties and circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus or in a related prospectus supplement speak only as of the date of this prospectus or the date of the related prospectus supplement, as applicable.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus or a related prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

SUMMARY

The following summary highlights certain of the material terms that the underlying TLG debt securities and the certificates offered by this prospectus may have.  It does not contain all of the information that you need to consider in making a decision to invest in any series of the certificates.  As a result, you should carefully read this prospectus and the related prospectus supplement in full.

Transaction Participants
Issuing entity
Each issuing entity (the “issuing entity” or “trust”) will be a trust formed either as a Delaware statutory business trust or a New York common law trust formed pursuant to the standard terms for trust agreements (the “standard terms”), between the depositor and the trustee named in the related prospectus supplement (the “trustee”), as amended by a series supplement (the “series supplement”) for the specific series of certificates between the depositor and the trustee (the series supplement together with the standard terms, the “trust agreement”).

Depositor and sponsor
Credit Suisse Asset Repackaging Depositor LLC (formerly known as CSFB Asset Repackaging Depositor LLC) is a Delaware limited liability company and a wholly-owned, limited-purpose subsidiary of Credit Suisse Management LLC, an affiliate of Credit Suisse Securities (USA) LLC (“Credit Suisse”).  Its address is 11 Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.  See “The Depositor and Sponsor” in this prospectus.  The depositor is also the “sponsor” with respect to each series of certificates for purposes of Rule 1101(1) under the Securities Act of 1933, as amended (the “Securities Act”), and references to the “depositor” herein also include the depositor in its capacity as sponsor.

Trustee
The related prospectus supplement will identify the trustee.  Unless otherwise specified in the related prospectus supplement, the trustee will be regarded as the “servicer” of the issuing entity for purposes of Section 1101(j) of Regulation AB under the Securities Act.

Administrative agent
The related prospectus supplement will identify the administrative agent, if any (the “administrative agent”).  The administrative agent, if any, will perform certain duties on behalf of the trustee pursuant to the administrative agreement (the “administrative agreement”).  Unless otherwise specified in the related prospectus supplement, the administrative agent will be regarded as the “servicer” of the issuing entity for purposes of Section 1101(j) of Regulation AB under the Securities Act.

Assets of the issuing entity

The conveyed assets	Unless otherwise specified in the related prospectus supplement, the assets of each issuing entity, referred to as the

“conveyed assets”, will consist solely of the underlying TLG debt securities owned by such issuing entity and any payments or collections on or with respect thereto , including all payments by the FDIC under its guarantees under the TLG Program .

The underlying TLG debt securities
The underlying TLG debt securities, referred to as the “underlying TLG debt securities”, will consist of either fixed-rate or floating -rate, senior unsecured , non-convertible debt securities (the “TLG debt securities”) of participating entities (as defined herein) guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) under the FDIC’s Temporary Liquidity Guarantee Program (“TLG Program”) that satisfy the criteria set forth in this prospectus and the related prospectus supplement.  See “Description of Conveyed Assets —Description of the underlying TLG debt securities” in this prospectus and “Description of Conveyed Assets ” in the related prospectus supplement for a description of the underlying TLG debt securities.

Composition of the underlying TLG debt securities
On the closing date for each series of certificates, referred to as the “closing date”, the depositor will convey to the related issuing entity or the trustee on behalf of the certificateholders a pool of underlying TLG debt securities having an aggregate principal balance equal to the aggregate certificate principal balance of the series of offered certificates.  The depositor will have purchased each of the underlying TLG debt securities at the time of their issuance on or about the closing date from the issuer thereof.  The underlying TLG debt securities will have the characteristics described herein under “Description of Conveyed Assets —Principal terms of underlying TLG debt securities” and under “Description of Conveyed Assets —Composition” in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, for any series of certificates, the material terms of the underlying TLG debt securities will be substantially identical, including but not limited to:
• the stated maturity date;

• the interest accrual periods and scheduled distribution dates; and

• the rate or method, in the case of any underlying TLG debt securities with a floating interest rate, at which interest accrues on the TLG debt securities and, in the case of floating rate TLG debt securities, the spread on such floating rate TLG debt securities.

Temporary Liquidity Guarantee Program	Each of the underlying TLG debt securities will be guaranteed by the FDIC under the TLG Program. The FDIC has concluded that the FDIC guarantees under the TLG Program are subject to the full faith and credit of the United States pursuant to Section 15(d) of the Federal Deposit Insurance Act.  The details of the FDIC guarantees are provided in the FDIC’s regulations, 12 C.F.R. Part 370, and at the FDIC’s Web site, http://www.fdic.gov/tlgp.  The expiration date of the FDIC’s guarantee of an underlying TLG debt security is the earlier of the maturity date of such debt security or December 31, 2012 for TLG debt security issuers that are insured depository institutions or other participating entities that have issued senior unsecured debt under the TLG Program prior to April 1, 2009.  For all other participating entities, the FDIC’s guarantee of an underlying TLG debt security will expire on the earlier of June 30, 2012 (or, if approval has been obtained from the FDIC by such participating entity, December 31, 2012) or the maturity date of such debt security.

The certificates will not be guaranteed by and do not represent obligations of the FDIC under the TLG Program.  In addition, the certificates will neither be insured nor guaranteed by and will not represent obligations of the United States government, the FDIC or any other government agency or instrumentality.

TLG debt security issuers	Each TLG debt security issuer will be an eligible entity that:

•  is an insured depository institution, a U.S. bank holding company, an eligible U.S. savings and loan holding company or, if approved by the FDIC, any other affiliate of an insured depository institution that, in each case, is a “participating entity” (as defined under Section 370.2(g)(1) of the TLGP Rule); and

• has not opted out of the TLG Program under the terms thereof.

Each of the TLG debt security issuers that is an insured depository institution will represent to us that, as of the date we acquired the underlying TLG debt security from it, it meets the requirements to be a “well capitalized” institution within the meaning of the prompt corrective action regulations of its federal banking regulator.  This category is determined solely for purposes of applying such regulations and such category may not constitute an accurate representation of the overall financial condition or prospects of such issuer .

No representation, explicit or implied, is being made as to the financial condition or business prospects of any of the issuers of underlying TLG debt securities, and none should be inferred from the participation of such issuers in the TLG Program, since the eligibility criteria for such program does not include any such criteria, or from the inclusion of such securities as underlying TLG debt securities.  Investors in the certificates should not assume that a security issuer will be able to make timely payments on its underlying TLG debt security , or any payments at all, and should rely only on the FDIC guarantees in assessing whether payments will be received in respect of the underlying TLG debt securities in a timely manner and the amount of any such payments.

Additionally, although each of the TLG debt security issuers will represent and warrant to us that its TLG debt security complies with the requirements of the TLG Program, neither we, nor the underwriters or any placement agent of the underlying TLG debt securities will independently determine whether any underlying TLG debt security complies with the requirements of the TLG Program.  If an underlying TLG debt security does not comply with the rules of the TLG Program, then the FDIC may refuse to make any payments with respect to the underlying TLG debt security.  Unless otherwise specified in the related prospectus supplement, if for any reason the FDIC determines that the FDIC’s guarantee with respect to an underlying TLG debt security is not in full force and effect, it has provided written notice of such determination to the issuing entity, the issuing and paying agent, the authorized representative or the holder of the underlying TLG debt security and, if such payments would otherwise be required to be paid, the FDIC is not making timely guarantee payments with respect to the underlying TLG debt security in accordance with the TLG Program, an event of default will occur with respect to the TLG debt security and the trustee (or the issuing entity, as applicable), as holder of the underlying TLG debt security, will have the right, and will be required by the terms of the trust agreement, to accelerate the maturity of the underlying TLG debt security.   If the maturity of an underlying TLG debt security is accelerated because the FDIC for any reason determines that the FDIC’s guarantee with respect to such underlying TLG debt security is not in full force and effect, the FDIC will have no liability under its guarantee under the TLG Program with respect to such underlying TLG debt security and the sole source of funds for the repayment of the principal of the underlying TLG debt security will be the related issuer of the TLG debt security.   If the related TLG debt security issuer fails to repay the underlying TLG debt security, the issuing entity will suffer a loss and, in turn, you will suffer a loss on your certificates.

As used in this prospectus and the related prospectus supplement, the term “TLG debt security issuer” refers only to the entity issuing the TLG debt security and not to the FDIC as guarantor of the underlying TLG debt security under the TLG Program.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of, or be guaranteed by, any of the TLG debt security issuers.

Interest on the underlying TLG debt securities
Each underlying TLG debt security will bear interest at a fixed rate or a floating rate of interest, payable in arrears at the intervals specified in the related prospectus supplement on the business day provided in the related TLG debt security (each such scheduled payment date, an “underlying interest payment date”).

Principal on the underlying TLG debt

securities
Unless otherwise specified in the related prospectus supplement, the principal amount of each underlying TLG debt security will be due at its stated maturity.  There will be no sinking funds.  Unless otherwise specified in the related prospectus supplement, the underlying TLG debt securities will not be subject to redemption at the option of the related TLG debt security issuer or repayment at the option of the holder thereof prior to their stated maturity.

Stated maturity of the underlying TLG debt securities
Each underlying TLG debt security issued by a TLG debt security issuer that is an insured depository institution or other participating entity that has issued senior unsecured debt under the TLG Program prior to April 1, 2009 will mature no later than December 31, 2012.  Each underlying TLG debt security issued by any other participating entity will mature no later than June 30, 2012, or if approval has been obtained by such participating entity from the FDIC, December 31, 2012.

The certificates

Certificates
Each series of certificates, referred to as the “certificates”, will consist of a single class.  Each series will be issued pursuant to a trust agreement and will constitute the entire undivided beneficial ownership interest in the assets of the issuing entity.  Each certificate will represent the right to receive a pro rata share of interest and principal payments received by the trustee (or other entity specified in the related prospectus supplement) on the underlying TLG debt securities.

The certificates will not be guaranteed by and do not represent obligations of the FDIC under the TLG Program.  In addition, the certificates will neither be insured nor guaranteed by and will not represent obligations of the United States government, the FDIC or any other government agency or instrumentality.

Book-entry form	Unless otherwise specified in the related prospectus supplement, each series of certificates will be issued in book-entry form through The Depository Trust Company.

Denominations	Unless otherwise specified in the related prospectus supplement, each series of certificates may be held in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Certificate principal balance
The aggregate amount of the certificates outstanding with respect to each series of certificates, also referred to as the “aggregate certificate principal balance” , initially , will be equal to the aggregate principal amount of the related underlying TLG debt securities at their issuance.

For each series of certificates, the amount of a particular certificate at any time is also referred to as the “certificate principal balance” of that certificate.  For any distribution on a series of certificates, a certificateholder’s pro rata share of that distribution will be equal to the certificate principal balance of the certificates of that series held by such certificateholder divided by the aggregate certificate principal balance of all of the certificates of that series.   Distributions of principal will reduce each certificateholder’s certificate principal balance by an amount equal to its pro rata share of such principal distribution.

Offering may be withdrawn or aggregate certificate principal balance of certificates offered may be reduced

Notwithstanding anything to the contrary contained herein, with respect to each series of certificates, if the sale of underlying TLG debt securities representing, in the aggregate, less than the percentage specified in the related prospectus supplement (the “threshold percentage”) of the aggregate principal amount of all underlying TLG debt securities is not consummated because of the failure by one or more TLG debt security issuers to satisfy the conditions of its or their sale, the depositor will reduce the aggregate certificate principal balance of the certificates offered by the related prospectus supplement by the aggregate principal amount of the TLG debt securities sales that were not consummated, and allocations of certificates to the investors in that series will be reduced by the underwriters pro rata based on investors’ commitments.

If TLG debt security issuers representing, in the aggregate, an aggregate principal amount of underlying TLG debt securities equal to or greater than the threshold percentage fail to satisfy all of the conditions of the sale of their underlying TLG debt securities to the depositor, the offering of certificates contemplated by the related prospectus supplement shall terminate and any funds then held by Credit Suisse (or any other underwriter) for investors will be promptly returned to such investors in full (without interest).

Transaction Summary

Interest distribution dates
Unless otherwise specified in the related prospectus supplement, for each series of certificates, the interest distribution dates for the series of certificates (each, an “interest distribution date”) will be the underlying interest payment dates for the related underlying TLG debt securities; provided, however, that if any payments are received by the trustee on a day other than a business day, the interest distribution date will occur on the next following business day without any additional payment.   Payments received by the trustee after the time specified in the related prospectus supplement (the “distribution cut-off time”) on an interest distribution date will be distributed on a special distribution date as described below.

For each series of certificates, each certificateholder will be entitled to receive its pro rata share of any interest payments on the underlying TLG debt securities actually received by the trustee on the underlying interest payment date prior to the distribution cut-off time from either the TLG debt security issuers or the payments by the FDIC pursuant to its guarantees of the underlying TLG debt securities.

Distributions will be made to certificateholders only if, and to the extent that, payments are made on or with respect to the underlying TLG debt securities and only to the extent of available funds.

Final scheduled distribution date
Unless otherwise specified in the related prospectus supplement, for each series of certificates, the final scheduled distribution date for the series of certificates (the “final scheduled distribution date”) will be the stated maturity of the underlying TLG debt securities for the related series; provided, however, that if any payments are received by the trustee on a day other than a business day, the final scheduled distribution date will occur on the next following business day without any additional payment.   Payments received by the trustee after the distribution cut-off time on the final scheduled distribution date will be distributed on a special distribution date as described below.

Principal distributions on the final scheduled distribution date
Unless otherwise specified in the related prospectus supplement, for each series of certificates, on the final scheduled distribution date for the series of certificates, each certificateholder will be entitled to receive its pro rata share of any payment of principal (and premium, if any) actually received by the trustee on the stated maturity of the underlying TLG debt securities prior to the distribution cut-off time from either the TLG debt security issuers or the payments by the FDIC pursuant to its guarantees of the underlying TLG debt securities.  These payments will reduce each certificateholder’s certificate principal balance by an amount equal to the pro rata share of the principal amount of the underlying TLG debt securities paid at their stated maturity by the related issuers or the FDIC, as applicable, and any other amounts received in respect of principal on the underlying TLG debt securities.

Distributions will be made to certificateholders only if, and to the extent that, payments are made on or with respect to the underlying TLG debt securities and only to the extent of available funds.

Special distribution dates
Unless otherwise specified in the related prospectus supplement, if the trustee receives a payment with respect to any underlying TLG debt security :
• after the distribution cut-off time on the date on which that payment was due or on any other date after the date on which that payment was due;
• as a result of any acceleration, redemption , call or other early repayment of such underlying TLG debt security prior to its stated maturity; or
• payments, if any, by the related TLG debt security issuer under its securities purchase agreement or private placement agreement,

then the trustee will make a special pro rata distribution of that payment to the certificateholders no later than the next succeeding business day unless otherwise specified in the related prospectus supplement (a “special distribution date”) .  No additional amounts will accrue on the certificates or be owed to the certificateholders as a result of any such delay in payment. Distributions of principal will reduce each certificateholder’s certificate principal balance by an amount equal to its pro rata share of such principal distribution.

Available funds
Unless otherwise specified in the related prospectus supplement, “available funds” for any series of certificates and any interest distribution date or the final scheduled distribution date means the excess of

• the sum of all amounts received by the trustee on or with respect to the underlying TLG debt securities (including payments by the FDIC pursuant to its guarantees of the underlying TLG debt securities) from but excluding the previous interest distribution date (or, if none, the original issue date of the certificates) and any other amounts received in respect of the trust estate to and including that interest distribution date or the final scheduled distribution date (in each case, prior to the distribution cut-off time) , as the case may be, minus any amounts received by the trustee during that period and distributed or to be distributed on a special distribution date as described above, over

• any excess trust expenses.
Trust expenses
For each series of certificates, unless otherwise specified in the related prospectus supplement, upon closing, the depositor will deposit or will cause to be deposited from the proceeds of the offering of the related series of certificates an amount specified in the related prospectus supplement with the trustee to cover ordinary expenses and up to a fixed amount of extraordinary expenses of the trustee and any administrative agent.  The trustee will deposit these amounts in a segregated reserve account, referred to as the “expense reserve account.”  The funds on deposit in the expense reserve account, including any investment earnings thereon, will be held by the trustee, subject to the terms of the trust agreement, for the benefit of the depositor (or other entity specified in the related prospectus supplement), and will not be considered assets of

the issuing entity for any purpose.   Unless otherwise specified in the related prospectus supplement, if the extraordinary trust expenses exceed the funds allocated for such expenses on deposit in the expense reserve account, referred to as “excess trust expenses”, amounts otherwise distributable to the certificateholders on the next interest distribution date, the next special distribution date or the final scheduled distribution date will be applied to pay such excess trust expenses.

Business day
Except as otherwise specified in the related prospectus supplement, “business day” with respect to any series of certificates means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York ; provided, that, with respect to certificates for which the related underlying TLG debt securities accrue interest on a rate based on LIBOR, the day is also a London Banking Day.  Unless otherwise specified in the related prospectus supplement, “London Banking Day” means any day (other than a Saturday or Sunday) on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Ratings
It will be a condition to the issuance of the certificates of any series that the certificates be rated at the time of their issuance in the highest investment grade category assigned by one or more nationally recognized rating agencies.  Any rating agency rating a series of certificates is referred to as a “Rating Agency.”

The ratings of the certificates of each series will be based on the Rating Agencies’ assessments of the FDIC’s guarantees of the underlying TLG debt securities and the structure of the certificates, and not in any respect on the creditworthiness of the TLG debt security issuers.  A rating of the certificates is not a recommendation to buy, sell or hold the certificates and may be subject to revision or withdrawal at any time by the assigning Rating Agency .  See “Ratings” in the related prospectus supplement.

Material federal income tax considerations
Each prospectus supplement will include an opinion of Sidley Austin LLP, tax counsel to the depositor and the underwriters, that the issuing entity will not be classified as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.  See “Material U.S. Federal Income Tax Consequences —Tax status of each issuing entity ” in this prospectus and “Material Federal Income Tax Considerations” in the related prospectus supplement.

ERISA considerations
An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including an individual retirement account (an “IRA”) or Keogh plan (each, a “Plan”), should consult its advisors concerning the ability of such Plan to purchase certificates under ERISA or the Code. See “Certain ERISA Considerations” in this prospectus and any related prospectus supplement.

The following diagram outlines the structure of the transactions contemplated in this prospectus.

*      The issuing entity will issue the certificates to the depositor in exchange for the conveyance by the depositor of the related TLG debt securities to the issuing entity or the trustee on behalf of the certificateholders.  See “Description of the Trust Agreement—Assignment of conveyed assets” in this prospectus.

**    The depositor will sell the certificates to the underwriters pursuant to an underwriting agreement.  See “Underwriting—General” in the related prospectus supplement.

RISK FACTORS

In connection with your investment in the certificates of any series, you should consider, among other things, the following risk factors and any other risk factors described in the related prospectus supplement.

Only the conveyed assets are available to pay your certificates

The only material assets expected to be in each issuing entity are the underlying TLG debt securities corresponding to the related series of certificates as identified in the related prospectus supplement.  The certificates of each series will not represent interests in or obligations of, or be guaranteed by, the depositor, the trustee, any administrative agent of the trustee, any issuing entity or any of their affiliates.  The certificates will not be guaranteed by and do not represent obligations of the FDIC under the TLG Program.  The certificates will neither be insured nor guaranteed by and will not represent obligations of the United States government, the FDIC or any other government agency or instrumentality.  Additionally, the certificates will not represent interests in or obligations of, or be guaranteed by , any of the TLG debt security issuers.  No series of certificates will have the benefit of any credit enhancement. Therefore, certificateholders’ receipt of distributions will depend entirely on the issuing entity’s receipt of payments with respect to the underlying TLG debt securities.  See “Description of Conveyed Assets ” in this prospectus .

You have no ownership rights in any of the underlying TLG debt securities

By purchasing the certificates, you will not have any ownership rights in any of the underlying TLG debt securities.  Neither you nor any other certificateholder will have any voting rights, any right to receive distributions, any right to make claims on the FDIC guarantees under the TLG Program or any other rights with respect to any TLG debt security issuer or the underlying TLG debt securities other than the right to receive cash flows received in connection with the underlying TLG debt securities as specified in this prospectus and the related prospectus supplement, except as may be exercised through the trustee or any other authorized representative specified in the related prospectus supplement.

You will bear any expenses in excess of the amount deposited to the expense reserve account	For any series, unless otherwise specified in the related prospectus supplement, certificateholders will suffer a loss to the extent of any excess trust expenses.

There are risks relating to the FDIC guarantees of the underlying TLG debt securities	The only material assets expected to be in each issuing entity are the underlying TLG debt securities corresponding to the related series of certificates as identified in the related prospectus supplement .  Each underlying TLG debt security will be guaranteed by the FDIC under the TLG Program.  You will be dependent on the related TLG debt security issuer and the FDIC to make all required payments on the TLG debt securities to receive any distributions on your certificates.  If the TLG debt security issuer fails to make a payment on a TLG debt security, and the FDIC does not make such payment, you will suffer a loss on your certificates.

The trustee on behalf of the issuing entity may lose the right to payment under a FDIC guarantee if the trustee fails to follow the FDIC’s claims process

Under the TLG Program, the FDIC’s payment obligations under its guarantee of a TLG debt security are triggered only by a failure to make a timely payment of principal or interest under such TLG debt security that is not cured during the grace period provided in the underlying TLG debt security (referred to as a “payment default”).  Unless otherwise specified in the related prospectus supplement, under the documents governing the terms of each TLG debt security (the “TLG underlying instruments”), the trustee of the related issuing entity will be appointed the “authorized representative” of the holder of the TLG debt security with respect to each TLG debt security issuer.  As a result, the trustee will be required to take certain actions proscribed by the TLG Program on behalf of the holder of the TLG debt security .  If specified in the related prospectus supplement, a third party may act as the authorized representative, or the trustee or issuing entity may act in its capacity as holder of the TLG debt security .  In any event, the risks discussed below with respect to the actions required to be taken by the trustee acting as the authorized representative will apply, as the certificateholders will be reliant on any such party to take the various actions required under the TLG Program.

Certificateholders will be reliant on the trustee, as the authorized representative, to act with respect to the FDIC guarantees if payment defaults occur on the underlying TLG debt securities.  Under the TLG Program, the FDIC is not obligated to make payments on a TLG debt security unless the FDIC receives a properly documented demand for payment and proof of the claim relating thereto within 60 days of a payment default.  In addition to the demand for payment, the FDIC must receive , among other things, an assignment of the holder’s rights in the TLG debt security , as well as any claims in any insolvency proceeding arising before it makes payments pursuant to its guarantee (which assignment will be done by the trustee as the authorized representative unless otherwise specified in the related prospectus supplement) .  See “Description of Conveyed Assets—Material terms of the underlying TLG debt securities—Authorized representative” in the related prospectus supplement .  If the authorized representative (or if specified in the related prospectus supplement, the holder of the TLG debt security ) fails to follow the FDIC ’s claims process, the issuing entity may be deprived of all rights and remedies with respect to the guarantee claim.  Certificateholders would likely incur a loss on their investment in such a circumstance.

Guarantee payments by the FDIC may be delayed
The TLG Program does not specify a deadline by which the FDIC must make payment following receipt of a properly documented demand.  Therefore, if payment defaults occur on an underlying TLG debt security , distributions on the certificates could be delayed, and such delay could be substantial.  In any event, because a claim for payment under the FDIC guarantee is not made until the expiration of the related grace period, it is likely that any payments by the FDIC under its guarantee would not occur until following the expiration of the related grace period for the underlying TLG debt security .  The FDIC will not pay (and the terms of the underlying TLG debt security will not require the payment of) any additional interest or penalty amounts in respect of any default on any underlying TLG debt security or the resulting delay in payment that may occur.  If any FDIC payment on an underlying TLG debt security is paid after the scheduled due date for the payment on the security, the yield on the certificates will be adversely affected and would be less than it otherwise would be in the absence of such delays.

Other delays in payments may reduce yield on the certificates

On any interest distribution date or the final scheduled distribution date, amounts received by the trustee after the distribution cut-off time on that date will be distributed as a special distribution on the following business day.  Amounts received by the trustee on a business day other than an interest distribution date or the final scheduled distribution date will be distributed by the trustee on the following business day.  It is possible that payments received from a TLG debt security issuer by an issuing and paying agent on an interest distribution date or the final scheduled distribution date may not be transferred to the trustee until after the distribution cut-off time or, if received on any other business day, may not be transferred to the trustee until the next business day.  As a result, there may be a delay between the time the underlying TLG debt security issuer makes a payment and the distribution by the trustee.  A delay in distribution of these amounts will adversely affect the yield on the certificates and will make it less than it otherwise would be in the absence of such delays.

Acceleration of maturity and other remedies will not be available on underlying TLG debt securities

Unless otherwise specified in the related prospectus supplement, the failure to pay any principal of or interest on an underlying TLG debt security that is then paid by the FDIC on a timely basis will not be deemed an event of default under such underlying TLG debt security and the trustee (or the issuing entity), as holder of the underlying TLG debt security , will not be permitted to accelerate the maturity of such underlying TLG debt security (for such default or any other default) during any period when the FDIC is making timely guarantee payments in respect of such underlying TLG debt security in accordance with the TLG Program .  To receive payment under the TLG Program, the authorized representative or the holder of the underlying TLG debt security , as applicable, will be required to assign all of the holder’s rights, title and interest in such underlying TLG debt security to the FDIC and to transfer to the FDIC the holder’s claim in any insolvency proceeding .  Any assignment or transfer will be done by the trustee as the authorized representative unless otherwise specified in the related prospectus supplement.  The authorized representative or holder of the underlying TLG debt security , as applicable, as assignor of such rights, will be required to certify that it has not, without the FDIC’s prior consent, agreed to any material amendment of such underlying TLG debt security or the related Master Agreement, or accelerated the maturity of such underlying TLG debt security .

Therefore, so long as the FDIC is making timely payments on an underlying TLG debt security , the trustee (or the issuing entity , as applicable), as holder of the underlying TLG debt security will have no rights or remedies with respect to events that might otherwise entitle a holder of debt to accelerate the maturity of the debt or exercise other remedies.  Moreover, once the authorized representative or holder of the underlying TLG debt security, as applicable, has assigned all rights, title and interest in an underlying TLG debt security to the FDIC, technically, the holder will be unable to exercise any rights and remedies under the related underlying TLG debt security regardless of any failure by the FDIC to perform under its guarantee.

If the underlying TLG debt securities do not comply with the rules of the TLG Program, the FDIC is not required to make any payments

Each TLG debt security issuer will represent and warrant in the related securities purchase agreement that its TLG debt security complies with the requirements of the TLG Program.  Neither we, nor the underwriters or any placement agent of the underlying TLG debt securities, will, however, independently determine whether any underlying TLG debt security complies with the requirements of the TLG Program.  If an underlying TLG debt security does not comply with the rules of the TLG Program, then the FDIC may refuse to make any payments and the certificateholders of the related series may suffer a loss.  Unless otherwise specified in the related prospectus supplement, if for any reason the FDIC determines that the FDIC’s guarantee with respect to any underlying TLG debt security is not in full force and effect, it has provided written notice of such determination to the issuing entity, the issuing and paying agent, the authorized representative or the holder of the underlying TLG debt security and, if such payments would otherwise be required to be paid, the FDIC is not making timely guarantee payments with respect to the underlying TLG debt security in accordance with the TLG Program, an event of default will occur with respect to the TLG debt security and the trustee (or the issuing entity, as applicable), as holder of the underlying TLG debt security, will have the right, and will be required by the terms of the trust agreement, to accelerate the maturity of the underlying TLG debt security.  If the maturity of an underlying TLG debt security is accelerated because the FDIC for any reason determines that the FDIC’s guarantee with respect to such underlying TLG debt security is not in full force and effect, the FDIC will have no liability under its guarantee under the TLG Program with respect to such underlying TLG debt security and the sole source of funds for the repayment of the principal of the underlying TLG debt security will be the related issuer of the TLG debt security.  If the related TLG debt security issuer fails to repay the underlying TLG debt security, the issuing entity will suffer a loss and, in turn, you will suffer a loss on your certificates.

The determination of the FDIC on any matter relating to the TLG Program will be final and binding, subject to judicial review

The FDIC’s determination as to amounts payable under its guarantees under the TLG Program will be a final administrative determination subject to judicial review with the appropriate United States District Court.  Failure of the authorized representative or holder of the underlying TLG debt securities, as applicable, to seek such judicial review within 60 days of the date of the rendering of the final determination will deprive a holder of all further rights and remedies with respect to the guarantee claim.

The TLG Program is new and is subject to interpretive guidance and may be amended

The TLG Program is new and no claims have been made or paid under it as of the date of this prospectus.  The TLG Program is governed by the FDIC’s regulations, 12 C.F.R. Part 370 (referred to as the “ TLGP Rule”).  Since the adoption of the TLGP Rule in November 2008, the FDIC has issued two interim rules amending the TLGP Rule.  The TLGP Rule may be further amended and is subject to evolving interpretation by the FDIC after the date of this prospectus.  Thus, the ability to obtain payment on the TLG debt securities under the FDIC  guarantees is subject to rules, procedures and practices of the FDIC that could be changed at any time and from time to time in the future, any of which changes could materially and adversely affect the trustee (or the related issuing entity , as applicable), as holder of the underlying TLG debt securities and therefore certificateholders.  The summary of the FDIC  guarantees and the risks of investing in reliance on the FDIC  guarantees , as set forth in this prospectus, is based solely on the TLGP Rule adopted by the FDIC as of the date of this prospectus.

Investors should not assume that the issuers of the underlying TLG debt securities will be able to make payments thereon
The FDIC’s establishment of the TLG Program was preceded by a determination by the Secretary of the Treasury (after consultation with the President) of systemic risk resulting from the current system-wide crisis in the nation’s financial sector.  Such crisis has materially and adversely affected, and may continue to materially and adversely affect, the nation’s financial institutions, including the TLG debt security issuers, and certain of such institutions are in a distressed condition and may ultimately fail.

No representation, explicit or implied, is being made as to the financial condition or business prospects of any of the issuers of TLG debt securities, and none should be inferred from the participation of such issuers in the TLG Program, since the eligibility criteria for such program does not include any such criteria, or from the inclusion of such securities as underlying TLG debt securities.  Investors in the certificates should not assume that a security issuer will be able to make timely payments on its underlying TLG debt security , or any payments at all, and should rely only on the FDIC guarantees in assessing whether payments will be received in respect of the underlying TLG debt securities in a timely manner, and the amount of any such payments.

Each of the underlying TLG debt securities will be senior unsecured , non-convertible debt obligations of the related issuer (except as described herein) and will effectively rank junior to the particular issuer’s secured obligations and to all of the obligations and preferred equity of that issuer’s subsidiaries

Each of the underlying TLG debt securities will be senior unsecured , non-convertible debt obligations of the related issuer that will rank equally with all other senior unsecured indebtedness of that issuer except, in the case of TLG debt security issuers that are depository institutions, deposit liabilities and other obligations that are subject to any priority or preferences under applicable law.  In a liquidation, bankruptcy or similar proceeding of the related issuer of any underlying TLG debt security , unless the authorized representative (or holder of such underlying TLG debt security , as applicable), has assigned all of the issuing entity’s rights, title and interest to such underlying TLG debt security to the FDIC, the issuing entity will be entitled to receive payments, if any, only after all of such issuer’s secured obligations (to the extent of the collateral securing those obligations) and, in the case of TLG debt security issuers that are depository institutions, deposit liabilities (to depositors or the FDIC, as subrogee of insured depositors) and other claims entitled to preference or priority (including administrative expenses) have been paid.  Additionally, in a liquidation, bankruptcy or similar proceeding of a related issuer’s subsidiary, such issuer will be entitled to receive payments from that subsidiary, if any, only after all of that subsidiary’s obligations, whether secured or unsecured, including obligations to trade creditors and depositors, and preferred equity have been paid.  This is especially significant in the case of TLG debt security issuers that are holding companies or companies with significant assets or operations at the subsidiary level.  The ability of these issuers to make periodic payments on their underlying TLG debt securities to the issuing entity is dependent on receiving sufficient cash dividends or borrowings from their subsidiaries.  These transactions are generally subject to various statutory, contractual and regulatory prohibitions and other limitations, as well as business considerations, and, accordingly, may not be permitted or sufficient to enable the related issuer to make periodic payments on its underlying TLG debt security in full or at all.

Except as otherwise specified in the related prospectus supplement, the issuers of the underlying TLG debt securities will not be subject to restrictive covenants

Except as otherwise specified in the related prospectus supplement, the underlying TLG debt securities will not contain restrictive covenants on their issuers.  As a result, the issuing entity, and therefore certificateholders, will not have any right to prevent a highly leveraged or similar transaction or recapitalization of any related issuer or to otherwise prohibit the conduct of the business of any related issuer in a manner that is adverse to certificateholders.

No issuing entity will actively manage the underlying TLG debt securities to avoid adverse events

As described in this prospectus under “Description of Conveyed Assets —Description of the underlying TLG debt securities,” the circumstances in which the holder of a TLG debt security may accelerate such TLG debt security are extremely limited.   Unless otherwise specified in the related prospectus supplement, under an underlying TLG debt security, a holder may accelerate the maturity of the security only if (a) a payment default has occurred on the underlying TLG debt security or (b) for any reason the FDIC determines that the FDIC’s guarantee with respect to the underlying TLG debt security is not in full force and effect and it has provided written notice of such determination to the issuing entity, the issuing and paying agent, the authorized representative or the holder of the underlying TLG debt security and, in each case, the FDIC is not making timely guarantee payments that would otherwise be required to be paid in respect of the underlying TLG debt security in accordance with the TLG Program (each, an “acceleration event”).  Unless otherwise specified in the related prospectus supplement, other than as specified in clauses (a) or (b) of the previous sentence, there will be no right to accelerate the maturity of an underlying TLG debt security upon the occurrence of an event of default, and upon such occurrence it is anticipated that the only action taken by the trustee (or any authorized representative identified in the related prospectus supplement) will be to file a demand (and the other required documentation) with the FDIC demanding payment by the FDIC under its guarantee under the TLG Program.  Unless otherwise specified in the related prospectus supplement, the maturity of a TLG debt security may be accelerated following an acceleration event specified in clause (a) above only upon receipt by the trustee of written direction of certificateholders of certificates of the related series evidencing 100% of the aggregate voting rights of the certificates of such series then outstanding.   Unless otherwise specified in the related prospectus supplement, if an acceleration event specified in clause (b) above occurs, an event of default will occur with respect to the TLG debt security and the trustee (or the issuing entity, as applicable), as holder of the underlying TLG debt security, will have the right, and will be required by the terms of the trust agreement, to accelerate the maturity of the underlying TLG debt security.  No issuing entity will dispose of any underlying TLG debt security , regardless of adverse events, financial or otherwise, including acceleration of the maturity of such underlying TLG debt security, that may affect the value of the underlying TLG debt securities.

The payment performance of the underlying TLG debt securities and the FDIC guarantees under the TLG Program will determine the performance and yield of your investment in the certificates.

You will not receive full distribution of the certificate principal balance of your certificates unless the principal amount of each of the underlying TLG debt securities is paid in full, whether by the TLG debt security issuers or the FDIC pursuant to its guarantees under the TLG Program.  If the maturity of an underlying TLG debt security is accelerated because the FDIC for any reason determines that the FDIC’s guarantee with respect to such underlying TLG debt security is not in full force and effect, the FDIC will have no liability under its guarantee under the TLG Program with respect to such underlying TLG debt security and the sole source of funds for the repayment of the principal of the underlying TLG debt security will be the related issuer of the TLG debt security.  See “—Investors should not assume that the issuers of the underlying TLG debt securities will be able to make payments thereon” in this prospectus.

Potential conflicts may exist due to the affiliates of the depositor and the underwriters

Various potential and actual conflicts of interest may arise from the roles of the underwriters, the depositor and other affiliated entities (collectively the “UW Entities”) with respect to one or more series of the certificates.  Credit Suisse and other underwriters will act as placement agent with respect to all or some of the underlying TLG debt securities in connection with the sale of the securities to the depositor and will be paid a commission by the TLG debt security issuers in respect of the placement of such securities to the depositor.

One or more of the UW Entities may have interests adverse to those of the issuing entity and the certificateholders. For example, one or more of the UW entities may:

• be a counterparty to TLG debt security issuers or their affiliates under swap or other derivative agreements;
• lend to the TLG debt security issuers or their affiliates, or receive guarantees from the TLG debt security issuers or their affiliates;
• provide investment banking, commercial banking, asset management, financing and financial advisory services and products to the TLG debt security issuers or their affiliates; or

•  purchase, hold and sell, both for their respective accounts or for the account of their respective clients, on a principal or agency basis, loans, securities, and other obligations and financial instruments and engage in private equity investment activities with TLG debt security issuers.

The UW Entities will not be restricted in their performance of any such services or in the types of debt or equity investments which they may make .  Additionally, affiliates of one or more of the underwriters (or placement agents of the underlying TLG debt securities) may be issuers of underlying TLG debt securities.   In conducting the foregoing activities, the UW Entities will be acting for their own account or the account of their customers and will have no obligation to act in the interests of the issuing entity or certificateholders.

The UW Entities may, by virtue of the relationships described above or otherwise, at the date of this prospectus or at any time hereafter, be in possession of information regarding certain of the TLG debt security issuers and their affiliates that is or may be material in the context of the certificates and that is or may not be known to the general public.  None of the UW Entities have any obligation, and the offering of the certificates will not create any obligation on their part, to disclose to any investor or certificateholder any such relationship or information, whether or not confidential.

The ratings on the certificates could be reduced or withdrawn

The ratings of any series of certificates will be based solely on the Rating Agencies’ assessments of the FDIC’s guarantees of the underlying TLG debt securities and the structure of the certificates, and not in any respect on the creditworthiness of the TLG debt security issuers.  A rating of the certificates is not a recommendation to purchase, sell or hold a security inasmuch as such rating does not comment on the market price of the certificates or their suitability for a particular investor.  In addition, there can be no assurance that a rating of the certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by the related Rating Agency if, in its judgment, circumstances so warrant.  A downgrade or withdrawal of a rating by a Rating Agency is likely to have an adverse effect on the market value of any series of certificates, which effect could be material.

You may not be able to resell your certificates
Prior to the issuance of any series of certificates there will not be a public market for those securities.  We cannot predict the extent to which a trading market will develop or how liquid that market might become or for how long it may continue.

Features of certain series of certificates may raise legal considerations that could affect the amount available to repay an investor

A prospectus supplement may set forth legal considerations that are applicable to a specific series of certificates being offered in connection with that prospectus supplement or the assets conveyed to or assigned to the related issuing entity or the trustee on behalf of the certificateholders .

Fewer than all of the certificateholders can approve amendments to the trust agreement or series supplement or waive defaults under the trust agreement or series supplement

Unless otherwise specified in the related prospectus supplement and except as provided in this prospectus, under the related trust agreement, certificateholders of certificates evidencing at least a majority of the aggregate voting rights of the certificates then outstanding may amend or supplement provisions of the trust agreement without the consent of the other certificateholders.  Additionally, in certain circumstances, no vote of the certificateholders is required with respect to an amendment of the related trust agreement.  You will have no recourse if the certificateholders vote and you disagree with the vote on these matters or if the related trust agreement is modified without the consent of the certificateholders in accordance with its terms.

Certificateholders’ ability to direct the trustee to act is subject to the terms of the trust agreement

The ability of the certificateholders to cause the trustee to act is subject to the terms of the trust agreement, including that, the trustee is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates (except to the extent such exercise constitutes a duty or obligation of the trustee (including without limitation as authorized representative) under the express provisions of the trust agreement absent any certificateholder request, order or direction) covered by the trust agreement, unless the certificateholders have offered to the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.  Additionally, any direction to the trustee will require that the requisite percentage of certificateholders join in such direction.  See “Description of the Trust Agreement—Control of certificateholders; Remedies of certificateholders” in this prospectus and the information contained in the related prospectus supplement.

Maturity, repayment and redemption considerations	The timing of any distribution with respect to any series of certificates is affected by a number of factors, including:

• the performance of the related conveyed assets;
• the amount of time it takes the FDIC to make any required guarantee payments under the FDIC’s guarantees of the underlying TLG debt securities ; and
• the extent of any acceleration, redemption, call or other repayment of any of the underlying TLG debt securities prior to their stated maturity.

These factors may be influenced by a variety of accounting, tax, economic, social and other factors.  The related prospectus supplement will discuss any redemption options applicable to the underlying TLG debt securities, which in each case will include only those features that are described in this prospectus.  See “Maturity and Yield Considerations” in this prospectus .

As a holder of global securities you will only be able to exercise your rights as a certificateholder through the clearing agency and your ability to transfer your certificates may be limited

The certificates of each series will initially be represented by one or more global securities deposited with a depositary and purchasers will not receive individual certificates.  Consequently, unless and until individual definitive certificates of a particular series are issued, investors will not be recognized as certificateholders under the related trust agreement.  Until such time, investors will only be able to exercise the rights of certificateholders indirectly through the depositary and its respective participating organizations.  The ability of any investor to pledge a certificate to persons or entities that do not participate in the depositary’s system, or to otherwise act with respect to a certificate, may be limited.  See “Description of the Certificates —Global securities” and any further description contained in the related prospectus supplement.

Review of available information
Because the underlying TLG debt securities will be backed by the FDIC’s guarantees under the TLG Program, which the FDIC has concluded are subject to the full faith and credit of the United States, no financial information will be included in any prospectus supplement with respect to any TLG debt security issuer regardless of the principal amount of such issuer’s TLG debt security held by the issuing entity.  Investors in the certificates of any series should carefully consider the risks associated with underlying TLG debt securities, as well as the TLG Program, as no financial information will be provided to investors with respect to the TLG debt security issuers.  All of the TLG debt security issuers which are insured depository institutions file call reports or thrift financial reports with the Federal Financial Institutions Examination Council containing information concerning their financial condition and results of operations.  In addition, some of the TLG debt security issuers file periodic reports with the SEC under the Exchange Act or may file such periodic reports with their applicable federal banking regulator.  Neither any such report nor any other publicly available information about any of the TLG debt security issuers is incorporated by reference in, or otherwise deemed to be a part of, this prospectus or the related prospectus supplement.  In addition, the FDIC’s Web site is not incorporated by reference herein.

THE DEPOSITOR AND SPONSOR

Credit Suisse Asset Repackaging Depositor LLC (formerly known as CSFB Asset Repackaging Depositor LLC) was established as a limited liability company in the State of Delaware on November 22, 2004, and is a wholly-owned, limited-purpose subsidiary of Credit Suisse Management LLC, an affiliate of Credit Suisse.  Credit Suisse will act as managing or sole underwriter of the certificates.  The principal office of Credit Suisse Asset Repackaging Depositor LLC is located at 11 Madison Avenue, New York, New York 10010.  Its telephone number is (212) 325-2000.

Credit Suisse Asset Repackaging Depositor LLC will act as both the depositor of each issuing entity and as the sponsor of each offering of certificates under this prospectus and is generally referred to as the “depositor” both in this prospectus and the related prospectus supplement.

The limited liability company agreement of the depositor provides that it may conduct any lawful activities necessary or incidental to acquiring, owning, holding, pledging and transferring assets, such as the debt securities described in this prospectus under “Description of Conveyed Assets —Description of the underlying TLG debt securities,” serving as depositor of one or more trusts that may issue and sell certificates.  The depositor does not possess any significant assets and does not expect to acquire any assets other than those it may transfer to such trusts.  The depositor has no prior securitization experience.

For this securitization program, the depositor intends to periodically evaluate conditions in the U.S. capital debt markets in order to identify economic opportunities to offer certificates under this prospectus.  Each series of certificates offered under this prospectus will be backed by underlying TLG debt securities that were acquired by the depositor for that purpose.  Any underlying TLG debt security acquired by the depositor will be issued by a TLG debt security issuer for the purpose of being conveyed to a trust or the trustee on behalf of the certificateholders, as applicable .  The depositor’s ability to conduct offerings under this prospectus will be dependent on whether it can acquire TLG debt securities and structure a series of certificates backed by such debt securities.  All underlying TLG debt securities acquired by the depositor and conveyed to an issuing entity or the trustee on behalf of the certificateholders will be required to meet the eligibility criteria set forth under “Description of Conveyed Assets —Description of the underlying TLG debt securities” in this prospectus and any other criteria set forth in a related prospectus supplement.

Neither the depositor, nor any of its affiliates, makes any representation, express or implied, as to the financial condition or business prospects of any of the issuers of the underlying TLG debt securities, and none should be inferred from the participation of such issuers in the TLG Program, since the eligibility criteria for such program does not include any such criteria, or from the inclusion of such securities as underlying TLG debt securities.  Investors in the certificates should not assume that a security issuer will be able to make timely payments on such securities, or any payments at all, and should rely only on the FDIC guarantees in assessing whether payments will be received in respect of the underlying TLG debt securities in a timely manner, and the amount of any such payments.

The depositor will not have any obligation for payments on the certificates of any series, and will have no other obligations with respect to the certificates following their issuance or the related issuing entity except to the limited extent set forth in the trust agreement.  The rights and duties of the depositor under the trust agreement following the issuance of a series of certificates will include and generally be limited to:

•	removing the trustee and appointing a successor trustee in the event of the trustee’s resignation or removal,

•	preparing and filing any reports required under the Exchange Act or causing any such reports to be prepared and filed, and

•
to the extent specified in the related prospectus supplement, providing for the payment of the fees of the trustee and providing indemnification to the trustee for certain extraordinary expenses up to the limits specified in the trust agreement, except to the extent that, as set forth in the related prospectus supplement, such fees and expenses are to be paid from the assets of the issuing entity or from an expense reserve account.

The depositor’s organizational documents set out a number of provisions intended to prevent the depositor from being consolidated with its affiliates in the event of an insolvency proceeding with respect to an affiliate.  These include requirements that the depositor must provide for the payment of its liabilities with its own assets, that the depositor must maintain separate company records, books and financial statements, that the depositor must not commingle its funds or other assets with those of its affiliates, that at all times at least one member of the depositor’s board of directors must be independent with respect to the depositor and its affiliates and that the depositor can not itself seek bankruptcy protection without the vote of its member and the unanimous vote of its board of directors, including the independent director of the board.  The limited activities of the depositor are also intended to prevent the depositor from having any indebtedness that could result in the initiation of any insolvency proceeding in relation to the depositor.

The depositor will not pass on and will assume no responsibility with respect to any underlying TLG debt securities or any of the TLG underlying instruments.  The depositor will also make no representations or warranties as to the validity or sufficiency of any underlying TLG debt security or any of the TLG underlying instruments or any related document (including without limitation whether any underlying TLG debt security is entitled to the benefit of the FDIC guarantee under the TLG Program).  Except for the FDIC with respect to the FDIC guarantee under the TLG Program, the sole obligor with respect to any underlying TLG debt security is the TLG debt security issuer thereof.  The depositor will not be accountable for any default by a TLG debt security issuer, the FDIC or for the failure of any TLG debt security issuer to comply with any requirements of the TLGP Rule, including without limitation if a trust suffers a total loss with respect to any underlying TLG debt security.  The depositor will not have any obligation on or with respect to the conveyed assets and its obligations with respect to certificates of any series will be solely as set forth in the trust agreement.

USE OF PROCEEDS

The proceeds to be received from the sale of each series of certificates will be used by the depositor to purchase the related underlying TLG debt securities.   Unless otherwise specified in the related prospectus supplement, no commissions to any underwriters of the certificates will be payable from such proceeds and the depositor will pay any expenses of this offering and deposit any amounts required to be deposited into any expense reserve account or the applicable certificate account for the benefit of the certificateholders of such series on the closing date.

The TLG debt security issuers will represent that they intend to use the net proceeds from the sales of the TLG debt securities for general corporate purposes (which may, in some cases, include making loans or capital contributions to subsidiaries) and will agree, as required by the TLG Program, not to use such proceeds to prepay any debt that is not FDIC-guaranteed, as defined in the TLGP Rule.

FORMATION OF THE ISSUING ENTITIES

A separate issuing entity will be created for each series of certificates issued.

Each issuing entity will be a trust that will be formed as either a statutory business trust or a common law trust and will be referred to in this prospectus and the related prospectus supplement as the “issuing entity” or the “trust”.   Unless otherwise specified in the related prospectus supplement, the underlying TLG debt securities will constitute the only conveyed assets for each series of certificates.  Each underlying TLG debt security will be newly issued on or about the related closing date for each offering of certificates.  No underlying TLG debt security will be delinquent or non-performing as of the cut-off date or the closing date.  An underlying TLG debt security will be considered delinquent and non-performing if any portion of any payment due thereunder is past due.

The depositor will assign the conveyed assets for each series of certificates to the related issuing entity or the trustee named in the related prospectus supplement, in its capacity as trustee, for the benefit of the certificateholders of such series.  See “Description of the Trust Agreement —Assignment of conveyed assets” herein .  The trustee named in the related prospectus supplement will administer the conveyed assets pursuant to the trust agreement, will perform the tasks specified therein and will receive a fee for these services.  Any administrative agent named in the related prospectus supplement will perform the tasks as are specified therein and in the administrative agreement and will receive a fee for these services as specified in the related prospectus supplement.  Unless otherwise provided in the related prospectus supplement, all fees and expenses of the trustee and administrative agent, if any, will be paid from amounts on deposit in the expense reserve account and to the extent such amounts are insufficient to cover these fees and expenses (other than any amounts due with respect to indemnities), will be deducted from amounts otherwise distributable to the certificateholders.  See “Description of the Trust Agreement —Collection and other administrative procedures” and “—Trustee and administrative agent compensation and expenses” in this prospectus and “Description of the Certificates—Fees and expenses” in the related prospectus supplement.

The depositor’s assignment of the conveyed assets to the related issuing entity or the trustee on behalf of the certificateholders will be without recourse.  To the extent provided in the related prospectus supplement, the obligations of the trustee or administrative agent, if applicable, will consist primarily of contractual and administrative obligations, if any, under the trust agreement or the administrative agreement in the case of an administrative agent, if any.

The assets of each issuing entity will consist of:

•
the underlying TLG debt securities, and all payments on or collections in respect of those underlying TLG debt securities received on or after the cut-off date specified in the related prospectus supplement (including all payments made by the FDIC under its guarantees under the TLG Program);

•	the related certificate account and all amounts on deposit therein or credited thereto; and

•
the rights of the issuing entity as a third party beneficiary under the securities purchase agreements between the depositor (each, a “securities purchase agreement”) and the TLG debt security issuers pursuant to which the TLG debt securities will be purchased or the private placement agreements (each, a “private placement agreement”) between the placement agents and the TLG debt security issuers pursuant to which the underlying TLG debt security will be placed.

Unless otherwise specified in the related prospectus supplement, each issuing entity will engage only in the following activities:

•	entering into the applicable documents;

•	acquiring and holding the underlying TLG debt securities, all payments on or collections in respect of those underlying TLG debt securities and other assets of the issuing entity;

•	issuing the related series of certificates;

•	making distributions on the certificates; and

•	other activities that are necessary, suitable or incidental to the above activities.

An issuing entity does not have the discretion to engage in activities other than those described above.  Each issuing entity’s activities are limited to those described above, and except for those activities, each issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities.  Consequently, each issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus or the related prospectus supplement.  Since each issuing entity is created pursuant to a trust agreement, the issuing entity and its permissible activities can only be amended or modified by amending the trust agreement.

DESCRIPTION OF CONVEYED ASSETS

General

Each certificate of each series will represent an undivided ownership interest in a designated pool of underlying TLG debt securities, purchased by the depositor and conveyed by the depositor to the related issuing entity or the trustee on behalf of the certificateholders of such series .

Unless otherwise specified in the related prospectus supplement, for any series of certificates, the material terms of the underlying TLG debt securities will be substantially identical, including but not limited to:

•	the stated maturity date;

•	the interest accrual periods and scheduled distribution dates; and

•
the rate or method in the case of any underlying TLG debt securities with a floating interest rate, at which interest accrues on the TLG debt securities and, in the case of any floating rate TLG debt securities, the spread on such floating rate TLG debt securities.

Description of the underlying TLG debt securities

General.   Each of the underlying TLG debt securities will be senior unsecured , non-convertible debt obligations (the “TLG debt securities”) of the related issuer that will rank equally with all other senior unsecured indebtedness of that issuer except , in the case of TLG debt security issuers that are depository institutions, deposit liabilities and other obligations that are subject to any priority or preferences under applicable law.   In this regard, under provisions of applicable law, in the event of an insolvency, liquidation or other resolution of a TLG debt security issuer that is a depository institution, holders of deposit liabilities of such depository institution (including the FDIC , as subrogee of insured holders) and certain other claims are entitled to preference or priority over holders of senior unsecured debt obligations, including underlying TLG debt securities, of such depository institution.  In addition, each of the underlying TLG debt securities will effectively rank junior to the secured obligations of the particular TLG debt security issuer (to the extent of the collateral securing those obligations) and to all obligations and preferred equity of that TLG debt security issuer’s subsidiaries.

Each of the underlying TLG debt securities will be guaranteed under the FDIC’s Temporary Liquidity Guarantee Program (the “TLG Program”).  As described below under “—TLG Program,” under the FDIC guarantee, the failure of a TLG debt security issuer to make a timely payment of any principal of or interest on its TLG debt security that is not cured during the grace period provided in the underlying TLG debt security obligates the FDIC to make such payment following proper notification to the FDIC of the uncured payment failure.  The FDIC will satisfy its guarantee obligations by making scheduled payments of principal and interest pursuant to the terms of such TLG debt security .  Any failure of a TLG debt security issuer to pay any principal of or interest on its TLG debt security that is then paid by the FDIC on a timely basis will not be deemed an event of default under the underlying TLG debt security and the trustee (or the issuing entity), as the holder of the underlying TLG debt security , will not be permitted to accelerate the maturity of the underlying TLG debt security (for such default or any other default) during any period when the FDIC is making timely guarantee payments in respect of the underlying TLG debt security in accordance with the TLG Program .

The FDIC has concluded that the FDIC guarantees under the TLG Program are subject to the full faith and credit of the United States pursuant to Section 15(d) of the Federal Deposit Insurance Act.  However, the FDIC guarantees are subject to certain limitations and risks described below under “—TLG Program” and under “Risk Factors” in this prospectus.  The related prospectus supplement may contain additional risks related to the TLG Program.  Although the underlying TLG debt securities will be guaranteed by the FDIC under the TLG Program, the certificates will not be guaranteed by and will not represent obligations of the FDIC under the TLG Program.  In addition, the certificates will neither be insured nor guaranteed by and will not represent obligations of the United States government, the FDIC or any other government agency or instrumentality.

Each TLG debt security conveyed to an issuing entity or the trustee on behalf of the certificateholders will be exempt from the registration requirements of the Securities Act, and from the requirement that an indenture be qualified under the Trust Indenture Act of 1939.  The FDIC guarantees have not been registered under the Securities Act and is not entitled to the protections of the Trust Indenture Act of 1939.

Because the underlying TLG debt securities will be backed by the FDIC’s guarantees under the TLG Program, which the FDIC has concluded are subject to the full faith and credit of the United States , no financial information will be included in any prospectus supplement with respect to any TLG debt security issuer regardless of the principal amount of such issuer’s TLG debt security held by the issuing entity.  Investors in the certificates of any series should carefully consider the risks associated with underlying TLG debt securities, as well as the TLG Program , as no financial information will be provided to investors with respect to the TLG debt security issuers.  All of the TLG debt security issuers which are insured depository institutions file call reports or thrift financial reports with the Federal Financial Institutions Examination Council containing information concerning their financial condition and results of operations.  In addition, some of the TLG debt security issuers file periodic reports with the SEC under the Exchange Act or may file such periodic reports with their applicable federal banking regulator.  Neither any such report nor any other publicly available information about any of the TLG debt security issuers is incorporated by reference in, or otherwise deemed to be a part of, this prospectus or the related prospectus supplement.  In addition, the FDIC’s Web site is not incorporated by reference herein.

The TLG Program is new and no claims have been made or paid under it as of the date of this prospectus.  The TLG Program is governed by the FDIC’s regulations, 12 C.F.R. Part 370 (the “ TLGP Rule”).  Since the adoption of the TLGP Rule in November 2008, the FDIC has issued two interim rules amending the TLGP Rule.  The TLGP Rule may be further amended and is subject to evolving interpretation by the FDIC after the date of this prospectus.  Thus, the ability to obtain payment on the underlying TLG debt securities under the FDIC guarantees is subject to rules, procedures and practices of the FDIC that could be changed at any time and from time to time in the future, any of which changes could materially and adversely affect the trustee (or the related issuing entity , as applicable), as holder of the underlying TLG debt securities and therefore certificateholders.  The summary of the FDIC guarantees and the risks of investing in reliance on the FDIC guarantees , as set forth in this prospectus, is based solely on the TLGP Rule adopted by the FDIC as of the date of this prospectus.

TLG Program.  As specified in the related prospectus supplement, each issuing entity will hold a pool of TLG debt securities guaranteed under the TLG Program.  The details of the TLG Program are provided in the TLGP Rule and at the FDIC’s Web site at http://www.fdic.gov/tlgp (the FDIC’s Web site is not incorporated by reference herein).  The FDIC has concluded that the FDIC guarantees under the TLG Program are subject to the full faith and credit of the United States pursuant to Section 15(d) of the Federal Deposit Insurance Act.  However, the FDIC guarantees are subject to certain limitations and risks described below and under “Risk Factors” in this prospectus.

Under the TLG Program, the FDIC guarantees the newly-issued senior unsecured debt of eligible issuers that have not opted out of the TLG Program, issued on or before October 31, 2009 (or, in the case of participating entities that are not FDIC-insured depository institutions and have not issued senior unsecured debt prior to April 1, 2009, on or before June 30, 2009) or such later date as the FDIC may designate as the final issuance date under the TLG Program.  “Senior unsecured debt” is generally defined in the TLGP Rule as unsecured, unsubordinated borrowings with a specified and fixed principal amount that is evidenced by a written agreement or trade confirmation, is noncontingent and contains no embedded options, forwards, swaps or other derivatives with a stated maturity of more than 30 days.   Senior unsecured debt also includes certain types of mandatory convertible debt.  However, none of the underlying TLG debt securities will be mandatory convertible debt.  An issuance of TLG debt securities cannot be issued and identified as FDIC-guaranteed if the proceeds from such issuance are used to prepay debt that is not FDIC-guaranteed.

An “eligible issuer” means an issuer of TLG debt securities that:

(A)
is an insured depository institution, a U.S. bank holding company, an eligible U.S. savings and loan holding company or, if approved by the FDIC, any other affiliate of an insured depository institution that, in each case, is a “participating entity” (as defined under Section 370.2(g)(1) of the TLGP Rule); and

(B)	has not opted out of the TLG Program under the terms thereof.

Each of the TLG debt security issuers that is an insured depository institution will represent to us that, as of the date we acquired the underlying TLG debt security from it, it meets the requirements to be a “well capitalized” institution within the meaning of the prompt corrective action regulations of its federal banking regulator.  This category is determined solely for purposes of applying such regulations and such category may not constitute an accurate representation of the overall financial condition or prospects of such issuer .

In addition, each TLG debt security issuer will make representations, warranties and covenants in the related securities purchase agreement with respect to the underlying TLG debt security issued by it, including but not limited to the following:

•	it is a “participating entity” within the meaning of Section 370.2(g)(1) of the TLGP Rule and it has not opted out of the TLG Program;

•	it has executed and delivered a Master Agreement with the FDIC;

•	the underlying TLG debt security constitutes “senior unsecured debt” and “FDIC- guaranteed debt ” , as defined in Section 370.2( e)(ii) and Section 370.2(i), respectively, of the TLGP Rule; and

•
the underlying TLG debt security has been duly authorized and, when delivered and paid for pursuant to the securities purchase agreement, will have been duly executed, issued and delivered and will constitute the valid and legally binding obligation of such TLG debt security issuer, enforceable in accordance with its terms.

As used in this prospectus and the related prospectus supplement, the term “TLG debt security issuer” refers only to the entity issuing the underlying TLG debt security and not to the FDIC as guarantor of the TLG debt security under the TLG Program.

An eligible issuer may issue TLG debt securities up to an issuance limit calculated in accordance with the TLGP Rule so long as it complies with the terms and conditions of the TLG Program, including payment of fees and delivery of notice to the FDIC of the issuance of guaranteed debt, providing certain disclosures and certification to the FDIC that such issuance is within the applicable issuance limit.  The TLG Program requires each eligible issuer to enter into a Master Agreement with the FDIC (the “Master Agreement”) that governs certain aspects of the TLG Program.  A form of the Master Agreement can be found on the FDIC’s Web site, http://www.fdic.gov/tlgp.  If an eligible issuer is not in compliance with the TLG Program, it could become unable to issue additional TLG debt securities; however, its outstanding TLG debt security would not lose the benefit of the FDIC guarantee.  Unless otherwise specified in the related prospectus supplement, if for any reason the FDIC determines that the FDIC’s guarantee with respect to an underlying TLG debt security is not in full force and effect, it has provided written notice of such determination to the issuing entity, the issuing and paying agent, the authorized representative or the holder of the underlying TLG debt security and, if such payments would otherwise be required to be paid, the FDIC is not making timely guarantee payments with respect to the underlying TLG debt security in accordance with the TLG Program, an event of default will occur with respect to the TLG debt security and the trustee (or the issuing entity, as applicable), as holder of the underlying TLG debt security, will have the right, and will be required by the terms of the trust agreement, to accelerate the maturity of the underlying TLG debt security.   If the maturity of an underlying TLG debt security is accelerated because the FDIC for any reason determines that the FDIC’s guarantee with respect to such underlying TLG debt security is not in full force and effect, the FDIC will have no liability under its guarantee under the TLG Program with respect to such underlying TLG debt security and the sole source of funds for the repayment of the principal of the underlying TLG debt security will be the related issuer of the TLG debt security.   The TLG Program guarantees eligible debt issued through October 31, 2009 and maturing on or prior to December 31, 2012 by TLG debt security issuers that are insured depository institutions or other participating entities that have issued senior unsecured debt under the TLG Program prior to April 1, 2009.  For all other participating entities, the TLG Program guarantees eligible debt issued through June 30, 2009 and maturing on or prior to June 30, 2012 (or, if approval has been obtained from the FDIC by such participating entity, issued through October 31, 2012 and maturing on or prior to December 31, 2012).

In order to trigger the FDIC’s payment obligations under its guarantee of a TLG debt security , a failure to make a timely payment of principal or interest under a TLG debt security that is not cured during the grace period provided in the underlying TLG debt security (referred to as a “payment default”) must have occurred.  Under the TLG Program, the authorized representative of the holder of the TLG debt security (or the holder of the TLG debt security, as applicable), must file a demand for payment and proof of claim with the FDIC.  The FDIC will require specific information to be filed with any claim under the TLG Program, including evidence that a payment default has occurred under the terms of the TLG debt security and that the claimant is authorized to act on behalf of the owner of the TLG debt security .  Unless otherwise specified in the related prospectus supplement, under the TLG underlying instruments, the trustee of the related issuing entity will be appointed the “authorized representative” of the holder of the TLG debt security with respect to each TLG debt security issuer.  As a result, the trustee will take certain actions proscribed by the TLG Program on behalf of the holder of the TLG debt security .  If specified in the related prospectus supplement, a third party may act as the authorized representative, or the trustee or issuing entity may act in its capacity as holder of the related TLG debt security .  In any event, the risks discussed in this prospectus with respect to the actions to be taken by the trustee acting as the authorized representative will apply, as the certificateholders will be reliant on any such party to take the various actions required under the TLG Program.

To receive payment under the TLG Program, the authorized representative or the holder of the underlying TLG debt security , as applicable, will be required to assign all of the holder’s rights, title and interest in the underlying TLG debt security to the FDIC, including the right to receive any and all payments from the defaulting issuer under the related underlying TLG debt security .  The authorized representative or the holder of the underlying TLG debt security , as applicable, will also be required to transfer to the FDIC the holder’s claim in any insolvency proceeding.   Any assignment or transfer will be done by the trustee as the authorized representative unless otherwise specified in the related prospectus supplement.  Additionally, the authorized representative or the holder of the underlying TLG debt security , as applicable, as assignor of such rights, will be required to certify that it has not, without the FDIC’s prior consent, agreed to any material amendment of such underlying TLG debt security or the Master Agreement, or accelerated the maturity of such underlying TLG debt security .  The failure to pay any principal of or interest on an underlying TLG debt security that is then paid by the FDIC on a timely basis in accordance with the TLG Program will not be deemed an event of default under such underlying TLG debt security and the trustee ( or the issuing entity , as applicable), as holder of the underlying TLG debt security, will not be permitted to accelerate the maturity of such underlying TLG debt security (for such default or any other default) during any period when the FDIC is making timely guarantee payments in respect of such underlying TLG debt security in accordance with the TLG Program .  Moreover, once the authorized representative or holder of the underlying TLG debt security , as applicable, has assigned all rights, title and interest in an underlying TLG debt security to the FDIC, technically, the holder will be unable to exercise any rights and remedies under the related underlying TLG debt security regardless of any failure by the FDIC to perform under its guarantee .  For each series of certificates, the events of default with respect to the underlying TLG debt securities will be described in the related prospectus supplement .

Under the TLG Program, the FDIC is not obligated to make payments on a TLG debt security unless the FDIC receives a properly documented demand for payment and proof of the claim relating thereto within 60 days of a payment default.  If the authorized representative (or if specified in the related prospectus supplement, the holder of the TLG debt security ) fails to follow the FDIC ’s claims process , the issuing entity may be deprived of all rights and remedies with respect to the guarantee claim.  Certificateholders would likely incur a loss on their investment in such a circumstance.

Upon receipt of a timely and properly filed demand, proof of claim and assignment, the TLG Program provides that the FDIC will satisfy its guarantee obligations by making scheduled payments of principal and interest pursuant to the terms of the underlying TLG debt security .  All payments in respect of the FDIC’s guarantee of an underlying TLG debt security will be paid to the authorized representative, except that the FDIC will make payment to a registered holder of a TLG debt security that opts out of being represented by the authorized representative under the FDIC’s claims procedures.   By acceptance of a certificate, each certificateholder will be deemed to have agreed that it will not direct the trustee to opt out of being represented by the authorized representative.

The TLG Program does not specify a deadline by which the FDIC must make payment following receipt of a properly documented demand.  Therefore, if payment defaults occur on an underlying TLG debt security , distributions on the certificates could be delayed, and such delay could be substantial.  In any event, because a claim for payment under the FDIC guarantee is not made until the expiration of the related grace period, it is likely that any payments by the FDIC under its guarantee would not occur until following the expiration of the related grace period for the underlying TLG debt security .  The FDIC will not pay (and the terms of the underlying TLG debt security will not require the payment of) any additional interest or penalty amounts in respect of any default on any underlying TLG debt security or the resulting delay in payment that may occur.

If the trustee or issuing entity (as holder of the underlying TLG debt security ) receives any distribution from the bankruptcy estate or other insolvency of a TLG debt security issuer prior to the FDIC’s payment under its guarantee of the underlying TLG debt security , the amount payable by the FDIC under its guarantee will be reduced by the amount of the distribution so received.  The FDIC will become subrogated to the rights of the trustee or issuing entity (as holder of the underlying TLG debt security) and the authorized representative against the TLG debt security issuer in respect of any amounts paid to, or for the benefit of, the trustee or issuing entity (as holder of the underlying TLG debt security) by the FDIC under its guarantee of the TLG debt security issued by the TLG debt security issuer.

In addition, each Master Agreement requires that the TLG underlying instruments include the following provisions:

•
the FDIC’s written consent is required to amend or waive any provision in the TLG underlying instruments related to principal, interest, payment, default, or ranking of the indebtedness thereunder, that is required to be included therein pursuant to the Master Agreement or that requires the consent of the holder of the underlying TLG debt security ;

•
authorization by the holder to the authorized representative to assign to the FDIC, at the time the FDIC commences making payments under the FDIC guarantee of the TLG debt security , the right to receive payments on behalf of the holder ;

•
agreement by the holder that it will cause the TLG debt security to be surrendered to the FDIC upon the FDIC’s payment in full of the outstanding principal and accrued interest to the date of repayment;

•
the TLG debt security issuer and the authorized representative will agree to provide the FDIC notice, within one business day, of any default in the payment of interest or principal, without regard to any applicable cure period; and

•
the TLG debt security issuer agrees to reimburse the FDIC for any guarantee payments made, with interest on any such amount owed at the stated rate for the applicable series of the TLG debt securities, plus 1%, and to reimburse the FDIC for reasonable expenses, which agreement ranks pari passu with the TLG debt security .

A TLG debt security held by affiliates of a TLG debt security issuer, institution-affiliated parties of a TLG debt security issuer, insiders of a TLG debt security issuer or an insider of an affiliate of a TLG debt security issuer is not entitled to payment under the FDIC guarantee under the TLG Program.  Accordingly, each certificateholder by acceptance of a certificate of the related series will be deemed to represent that it is not an affiliate of a TLG debt security issuer, institution-affiliated party of a TLG debt security issuer, insider of a TLG debt security issuer or an insider of an affiliate of a TLG debt security issuer as described in Section 370.3(e)(5) of the TLGP Rule.

You should consider the risks associated with the underlying TLG debt securities as set forth in this prospectus under “Risk Factors” and any further description contained in the related prospectus supplement.

Principal terms of underlying TLG debt securities

General.  The related prospectus supplement will contain a summary of certain characteristics of the underlying TLG debt securities, including:

•	the TLG debt security issuers;

•	the aggregate principal amount, denomination and form of the underlying TLG debt securities;

•	the stated maturity date of the underlying TLG debt securities;

•	the rate or the method of determination thereof, at which the underlying TLG debt securities will bear interest;

•	the interest accrual periods of the underlying TLG debt securities;

•	the interest payment dates of the underlying TLG debt securities;

•	the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the related TLG debt security issuer ;

•	the rating thereof, if any; and

•
the name, organizational form and general character of the business of each TLG debt security issuer for each of the underlying TLG debt securities and, to the extent not contained in this prospectus, the material terms of such underlying TLG debt securities and the agreements with each TLG debt security issuer involving the underlying TLG debt securities.

Principal on the underlying TLG debt securities.  Unless otherwise specified in the related prospectus supplement, the principal amount of each underlying TLG debt security will be due at its stated maturity.  There will be no sinking funds.

Early redemption.  Unless otherwise specified in the related prospectus supplement, the underlying TLG debt securities will not be subject to redemption at the option of the related TLG debt security issuer or repayment at the option of the holder thereof prior to their stated maturity.

Interest on the underlying TLG debt securities.  Under the TLGP Rule, TLG debt securities may accrue interest at a fixed or a floating interest rate based on a commonly-used reference rate with a fixed amount of scheduled principal payments.   Any floating rate TLG debt securities will accrue interest based on a single index of any of the Treasury bill rate (the “Treasury rate”), the commercial paper rate (the “commercial paper rate”), the Federal Funds rate (the “Federal Funds rate”), the prime rate (the “prime rate”) or the London interbank offered rate (“LIBOR”).  Each underlying TLG debt security will accrue interest at the applicable rate on a monthly, quarterly or semi-annual basis and , with respect to floating rate TLG debt securities, the related rate of interest will generally be reset in the same intervals

(each, an “interest reset period”, and each date on which the rate of interest is reset, an “interest reset date”).  The related prospectus supplement will specify the “interest determination date” and the “calculation date” relevant for any series of certificates for which the related underlying TLG debt securities are based on a floating rate (a “ floating rate TLG debt security”).

Interest on each underlying TLG debt security will be payable at the specified intervals in arrears.  Because certificateholders are entitled to receive on a pass-through basis any interest payments received on the underlying TLG debt securities, the certificates of any series will, in effect, receive interest at a fixed rate or at a floating rate, based on the Treasury rate, the commercial paper rate, the Federal Funds rate, the prime rate or LIBOR.

Generally, fixed rate TLG debt securities will bear interest at the applicable per annum interest rate specified in the related prospectus supplement.  Interest on fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Generally, floating rate TLG debt securities will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate determined by reference to a base rate of interest ( any of the Treasury rate, the commercial paper rate, the Federal Funds rate, the prime rate or LIBOR), plus or minus the number of basis points (the “spread”) specified in the related prospectus supplement, if any, and/ or multiplied by the percentage (the “spread multiplier”) specified in the related prospectus supplement, if any.  Interest on floating rate TLG debt securities will be computed on the day count basis specified in the related prospectus supplement, which will generally be based on the calendar year of 360 days and the actual number of days elapsed in the related interest accrual period (in the case of the commercial paper rate, the Federal Funds rate, the prime rate or LIBOR) or the actual number of days in the calendar year and the actual number of days elapsed in the related interest accrual period (in the case of the Treasury rate).

The related prospectus supplement will describe the base rate and will specify the manner in which the base rate will be calculated.

Unless otherwise specified in the related prospectus supplement, LIBOR will be determined by the calculation agent (the “calculation agent”) appointed under the related TLG underlying instruments as of any interest determination date relating to a floating rate TLG debt security for which the interest rate is determined with reference to LIBOR (a “LIBOR interest determination date”), and will be the rate for deposits in U.S. dollars having the maturity specified in the related prospectus supplement that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR interest determination date.  If no such rate so appears, the calculation agent will request the principal London offices of each of four major reference banks (which may include one or more of the underwriters or the placement agents of the underlying TLG debt securities or their affiliates) in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in U.S. dollars for the period of the maturity specified in the related prospectus supplement, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR interest determination date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time.  If at least two such quotations are so provided, then LIBOR on such LIBOR interest determination date will be the arithmetic mean calculated by the calculation agent of such quotations.  If fewer than two such quotations are so provided, then LIBOR on such LIBOR interest determination date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 A.M., in The City of New York, on such LIBOR interest determination date by three major banks (which may include one or more of the underwriters or the placement agents of the underlying TLG debt securities or their affiliates)

in The City of New York selected by the calculation agent for loans in U.S. dollars to leading European banks, having the maturity specified in the related prospectus supplement, commencing on the related interest reset date, and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR interest determination date will be LIBOR in effect on such LIBOR interest determination date.

“Designated LIBOR Page” means the display on Reuters on page LIBOR01 or LIBOR02, as specified in the related prospectus supplement (or any other page as may replace such page on such service), for the purpose of displaying the London interbank rates of major banks (which may include one or more of the underwriters or the placement agents of the underlying TLG debt securities or their affiliates) for U.S. dollars.

Unless otherwise specified in the related prospectus supplement, “commercial paper rate” means, with respect to any interest determination date relating to a floating rate TLG debt security for which the interest rate is determined with reference to the commercial paper rate (a “commercial paper rate interest determination date”), the Money Market Yield on such date of the rate for commercial paper having the maturity specified in the related prospectus supplement as published in H.15(519) opposite the caption “Commercial Paper-Nonfinancial” or, if not so published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the rate on such commercial paper rate interest determination date for commercial paper having the maturity specified in the related prospectus supplement as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, opposite the caption “Commercial Paper-Nonfinancial.”  If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such calculation date, then the commercial paper rate on such commercial paper rate interest determination date will be calculated by the calculation agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such commercial paper rate interest determination date of three leading dealers of United States dollar commercial paper in The City of New York (which may include one or more of the underwriters or the placement agents of the underlying TLG debt securities or their affiliates) selected by the calculation agent for commercial paper having the maturity specified in the related prospectus supplement placed for industrial issuers whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the calculation agent are not quoting as mentioned in this sentence, the commercial paper rate determined as of such commercial paper rate interest determination date will be the commercial paper rate in effect on such commercial paper rate interest determination date.

“H.15(519)” means the weekly statistical release designated as such published by the Board of Governors of the Federal Reserve System and available on their website at www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

“H.15 Daily Update” means the daily update of H.15(519), published by the Board of Governors of the Federal Reserve System and available on their website at www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D × 360	× 100
360 – (D × M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable interest reset period.

Unless otherwise specified in the related prospectus supplement, “Federal Funds rate” will be determined by the calculation agent as of any interest determination date relating to a floating rate TLG debt security for which the interest rate is determined with reference to the Federal Funds rate (a “Federal Funds rate interest determination date”) in accordance with the following provisions:

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if “Federal Funds (Effective) Rate” is the Federal Funds rate specified, the Federal Funds rate as of the applicable Federal Funds rate interest determination date will be the rate with respect to such date for United States dollar federal funds as published in H.15(519) opposite the caption “Federal funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT”, or, if such rate is not so published by 3:00 P.M., New York City time, on the calculation date, the rate with respect to such Federal Funds rate interest determination date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).”  If such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the Federal Funds rate with respect to such Federal Funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include one or more of the underwriters or the placement agents of the underlying TLG debt securities or their affiliates) selected by the calculation agent prior to 9:00 A.M., New York City time, on the business day following such Federal Funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds rate determined as of such Federal Funds rate interest determination date will be the Federal Funds rate in effect on such Federal Funds rate interest determination date.

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if “Federal Funds Open Rate” is the Federal Funds rate specified, the Federal Funds rate as of the applicable Federal Funds rate interest determination date will be the rate on such date under the heading “Federal Funds” for the relevant maturity specified in the related prospectus supplement and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the calculation date, the Federal Funds rate for the Federal Funds rate interest determination date will be the rate for that day displayed on the FFPREBON Index page (“FFPREBON Index”) on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg.  If such rate does not appear on Reuters Page 5 or is not displayed on the FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the Federal Funds rate on such Federal Funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include one or more of the underwriters or the placement agents of the underlying TLG debt securities or their affiliates) selected by the calculation agent prior to 9:00 A.M., New York

City time, on such Federal Funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds rate determined as of such Federal Funds rate interest determination date will be the Federal Funds rate in effect on such Federal Funds rate interest determination date.

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if “Federal Funds Target Rate” is the Federal Funds rate specified, the Federal Funds rate as of the applicable Federal Funds rate interest determination date will be the rate on such date as displayed on the FDTR Index page on Bloomberg.  If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the calculation date, the Federal Funds rate for such Federal Funds rate interest determination date will be the rate for that day appearing on Reuters on page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”).  If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 P.M., New York City time, on the related calculation date, then the Federal Funds rate on such Federal Funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include one or more of the underwriters or the placement agents of the underlying TLG debt securities or their affiliates) selected by the calculation agent prior to 9:00 A.M., New York City time, on such Federal Funds rate interest determination date.

Unless otherwise specified in the related prospectus supplement, “prime rate” means, with respect to any interest determination date relating to a floating rate TLG debt security for which the interest rate is determined with reference to the prime rate (a “prime rate interest determination date”), the rate on such date as such rate is published in H.15(519) opposite the caption “Bank prime loan” or, if not published by 3:00 P.M., New York City time, on the related calculation date, the rate on such prime rate interest determination date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, opposite the caption “Bank prime loan.”  If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the prime rate will be the arithmetic mean calculated by the calculation agent of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1 (or any other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks (“Reuters Page USPRIME1”)) as such bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on such prime rate interest determination date.  If fewer than four such rates so appear on Reuters Page USPRIME1 for such prime rate interest determination date by 3:00 P.M., New York City time on the related calculation date, then the prime rate will be the arithmetic mean calculated by the calculation agent of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such prime rate interest determination date by three major banks (which may include one or more of the underwriters or the placement agents of the underlying TLG debt securities or their affiliates) in The City of New York selected by the calculation agent; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, the prime rate determined as of such prime rate interest determination date will be the prime rate in effect on such prime rate interest determination date.

Unless otherwise specified in the related prospectus supplement, “Treasury rate” means, with respect to any interest determination date relating to a floating rate TLG debt security for which the interest rate is determined by reference to the Treasury rate (a “Treasury rate interest determination date”), the rate from the auction held on such Treasury rate interest determination date (the “auction”) of direct obligations of the United States (“Treasury Bills”) having the maturity specified in the related prospectus supplement opposite the caption “INVEST RATE” on Reuters on page USAUCTION10 (or any other page as may replace such page on such service (“Reuters Page USAUCTION10”)) or page USAUCTION11 (or any other page as may replace such page on such service (“Reuters Page USAUCTION11”)).  If such rate does not so appear on Reuters Page USAUCTION10 or Reuters Page USAUCTION11 by 3:00 P.M. New York City time, on the related calculation date, the Treasury rate on such Treasury rate interest determination date will be the Bond Equivalent Yield of the auction rate of such Treasury Bills as announced by the U.S. Department of the Treasury.  In the event that such auction rate is not so announced by the U.S. Department of the Treasury on such calculation date, or if no such auction is held, then the Treasury rate on such Treasury rate interest determination date will be the Bond Equivalent Yield of the rate on such Treasury rate interest determination date of Treasury Bills having the maturity specified in the related prospectus supplement as published in H.15(519) opposite the caption “U.S. government securities/Treasury bills/secondary market” or, if not yet published by 3:00 P.M., New York City time, on the related calculation date, the rate on such Treasury rate interest determination date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, opposite the caption “U.S. government securities/Treasury bills/secondary market.”  If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the Treasury rate on such Treasury rate interest determination date will be calculated by the calculation agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury rate interest determination date, of three leading primary U.S. government securities dealers (which may include one or more of the underwriters or the placement agents of the underlying TLG debt securities or their affiliates) selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the maturity specified in the related prospectus supplement; provided, however, that if the dealers so selected by the calculation agent are not quoting as mentioned in this sentence, the Treasury rate determined as of such Treasury rate interest determination date will be the Treasury rate in effect on such Treasury rate interest determination date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N	× 100
360 – (D × M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

DESCRIPTION OF THE CERTIFICATES

Each series of certificates will be issued pursuant to a separate trust agreement between the depositor and the trustee named in the related prospectus supplement.  Each trust agreement will consist of a standard terms for that agreement, which will contain terms that may be applicable to more than one series of certificates, and the series supplement that will contain terms applicable only to that series.  A form of trust agreement is attached as an exhibit to the registration statement.  The provisions of a trust agreement may vary depending upon the nature of the certificates to be issued thereunder.  The following summaries describe certain provisions of the trust agreement which may be applicable to each series of certificates.  The related prospectus supplement for a series of certificates will describe any provision of a trust agreement that materially differs from the description thereof contained in this prospectus.  The following summaries do not purport to be complete and are subject to the detailed provisions of the form of trust agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates.

A copy of the trust agreement relating to each series of certificates will be filed with the SEC following the issuance of such series.  The filing will be made as an exhibit to a Current Report on Form 8-K.  Once they are filed, these reports, including the trust agreement as filed, will be available to you through the SEC, either in paper form or through the internet.  The depositor will establish each trust as a separate filer with the SEC and, upon doing so, all Exchange Act reporting for the trust, including the filing of the related series supplement, will be made under the trust’s name, as that name is reflected in the SEC’s filings system.  See “Where You Can Find More Information” in this prospectus.

General

Each series of certificates will be issued under a separate trust agreement and will represent the entire beneficial ownership interest in the issuing entity for the series created pursuant to the trust agreement.  For each series of certificates, the depositor will convey to the related issuing entity or the trustee on behalf of the certificateholders of such series the related TLG debt securities in exchange for the certificates.

Unless otherwise specified in the related prospectus supplement, for each series of certificates, the aggregate amount of the certificates outstanding , also referred to as the “aggregate certificate principal balance”, initially, will be equal to the aggregate principal amount of the related underlying TLG debt securities at their issuance.  The principal amount of a particular certificate at any time is also referred to as the “certificate principal balance” of that certificate.  For any distribution on the certificates of any series, a certificateholder’s pro rata share of that distribution will be equal to the certificate principal balance of the certificates held by such holder divided by the aggregate certificate principal balance of all of the certificates of that series.   Distributions of principal will reduce each certificateholder’s certificate principal balance by an amount equal to its pro rata share of such principal distribution.

The certificates are “pass-through” certificates that represent an undivided beneficial ownership interest in the assets of the issuing entity.  All payments on the underlying TLG debt securities received by the issuing entity will be “passed through” to certificateholders of the related series.  As a result, holders of the certificates will be entitled to receive distributions from payments by the related TLG debt security issuers or by the FDIC pursuant to the FDIC guarantees , but only to the extent of such payments if, and when, made.

If a TLG debt security issuer fails to make any required payment on its TLG debt security and the FDIC fails to satisfy its obligations under its guarantee relating thereto, then the issuing entity will not be able to distribute any amounts with respect to that payment that otherwise would have been made to the holders of the certificates.  All of the certificates will share in payments, defaults in payments, on or with respect to the underlying TLG debt securities (including payments by the FDIC under its guarantees ) and any excess trust expenses to the extent specified in the related prospectus supplement , in each case on a pro rata basis.  Because the distributions and payments on the TLG debt securities received by the issuing entity are “passed through” to the certificateholders of the related series, the certificates do not have a specified interest rate or a fixed amount of principal that must be repaid.  However, certificateholders are entitled to receive any interest, principal or premium received on the underlying TLG debt securities to the extent of such payments if, and when, made.

Certificates of each series will be issued only as registered certificates and will be payable only in U.S. dollars.  Unless otherwise provided in the related prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series at the corporate trust office of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or other governmental charge imposed in connection therewith.

The depositor and its affiliates may at any time purchase certificates at any price in the open market or otherwise.  Certificates so purchased by the depositor or its affiliates may, at the discretion of the depositor, be held or resold or surrendered to the trustee for cancellation.

Collections

The trust agreement for each series of certificates will establish procedures by which the trustee or such other person specified in the related prospectus supplement is obligated to administer the related conveyed assets.  This will include making collections of all payments made on the underlying TLG debt securities and depositing the collections from time to time prior to any applicable distribution date into a segregated account maintained or controlled by the trustee for the benefit of the certificateholders of such series (each, a “certificate account”).  An administrative agent, if any is appointed, will direct the trustee, and otherwise the trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and to the payment of amounts then due and owing on the certificates of such series, all in the manner and from the sources described in this prospectus and the related prospectus supplement.  The related prospectus supplement will specify the distribution dates for a given series of certificates and any particular requirements relating to the segregation and investment of collections received on the conveyed assets on or by certain specified dates.  Amounts received from the conveyed assets obtained for the benefit of certificateholders for a particular series of certificates over a specified period may not be sufficient, after payment of any excess trust expenses to the extent specified in the related prospectus supplement , to pay amounts then due and owing to certificateholders.

Collections and distributions

For each series of certificates, each certificateholder will be entitled to receive its pro rata share of any interest payments on the underlying TLG debt securities actually received by the trustee on the underlying interest payment date prior to the distribution cut-off time from either the TLG debt security issuers or the payments by the FDIC pursuant to its guarantees of the underlying TLG debt securities.  Unless otherwise specified in the related prospectus supplement, for each series of certificates, the interest distribution dates for the series of certificates (each, an “interest distribution date”) will be the underlying interest payment dates for the related underlying TLG debt securities; provided, however, that if any payments are received by the trustee on a day other than a business day, the interest distribution date will occur on the next following business day without any additional payment.   Payments received by the trustee after the distribution cut-off time on an interest distribution date will be distributed on a special distribution date as described herein.   Distributions will be made to certificateholders only if, and to the extent that, payments are made on or with respect to the underlying TLG debt securities and only to the extent of available funds.

Except as otherwise specified in the related prospectus supplement, “business day” with respect to any series of certificates means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York ; provided, that, with respect to certificates for which the related underlying TLG debt securities accrue interest on a rate based on LIBOR, the day is also a London Banking Day.  Unless otherwise specified in the related prospectus supplement, “London Banking Day”

means any day (other than a Saturday or Sunday) on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Unless otherwise specified in the related prospectus supplement, for each series of certificates, on the final scheduled distribution date for the series of certificates, each certificateholder will be entitled to receive its pro rata share of any payment of principal (and premium, if any) actually received by the trustee on the stated maturity of the underlying TLG debt securities prior to the distribution cut-off time from either the TLG debt security issuers or the payments by the FDIC pursuant to its guarantees of the underlying TLG debt securities.  These payments will reduce each certificateholder’s certificate principal balance by an amount equal to the pro rata share of the principal amount of the underlying TLG debt securities paid at their stated maturity by the related issuer or the FDIC, as applicable, and any other amounts received in respect of principal on the underlying TLG debt securities.  Unless otherwise specified in the related prospectus supplement, for each series of certificates, the final scheduled distribution date for the series of certificates (the “final scheduled distribution date”) will be the stated maturity of the underlying TLG debt securities for the related series; provided, however, that if any payments are received by the trustee on a day other than a business day, the final scheduled distribution date will occur on the next following business day without any additional payment.   Payments received by the trustee after the distribution cut-off time on the final scheduled distribution date will be distributed on a special distribution date as described herein.   Distributions will be made to certificateholders only if, and to the extent that, payments are made on or with respect to the underlying TLG debt securities and only the extent of available funds.

Unless otherwise specified in the related prospectus supplement, if the trustee receives a payment with respect to any underlying TLG debt security :

•	after the distribution cut-off time on the date on which that payment was due or on any other date after the date on which that payment was due;

•	as a result of any acceleration, redemption , call or other early repayment of such underlying TLG debt security prior to its stated maturity; or

•	payments, if any, by the related TLG debt security issuer under its securities purchase agreement or private placement agreement,

then the trustee will make a special pro rata distribution of that payment to the certificateholders no later than the next succeeding business day unless otherwise specified in the related prospectus supplement (a “special distribution date”).   No additional amounts will accrue on the certificates or be owed to the certificateholders as a result of any such delay in payment.  Distributions of principal will reduce each certificateholder’s certificate principal balance by an amount equal to its pro rata share of such principal distribution.

Unless otherwise specified in the related prospectus supplement, “available funds” for any series of certificates and any interest distribution date or the final scheduled distribution date means the excess of

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the sum of all amounts received by the trustee on or with respect to the underlying TLG debt securities (including payments by the FDIC pursuant to its guarantees of the underlying TLG debt securities) from but excluding the previous interest distribution date (or, if none, the original issue date of the certificates) and any other amounts received in respect of the trust estate to and including that interest distribution date or the final scheduled distribution date (in each case, prior to the distribution cut-off time) , as the case may be, minus any amounts received by the trustee during that period and distributed or to be distributed on a special distribution date as described above, over

•	any excess trust expenses.

For each series of certificates, unless otherwise specified in the related prospectus supplement, upon closing, the depositor will deposit or will cause to be deposited from the proceeds of the offering of the related series of certificates an amount specified in the related prospectus supplement with the trustee to cover ordinary expenses and up to a fixed amount of extraordinary expenses of the trustee and any administrative agent.  The trustee will deposit these amounts in a segregated reserve account, referred to as the “expense reserve account.”  The funds on deposit in the expense reserve account, including any investment earnings thereon, will be held by the trustee, subject to the terms of the trust agreement, for the benefit of the depositor (or other entity specified in the related prospectus supplement), and will not be considered assets of the issuing entity for any purpose.   Unless otherwise specified in the related prospectus supplement, if the extraordinary trust expenses exceed the funds allocated for such expenses on deposit in the expense reserve account, referred to as “excess trust expenses”, amounts otherwise distributable to the certificateholders on the next interest distribution date, the next special distribution date or the final scheduled distribution date will be applied to pay such excess trust expenses.

Unless otherwise specified in the related prospectus supplement, as used in this prospectus or the related prospectus supplement, “distribution date” refers to an interest distribution date, the final scheduled distribution date or any special distribution date with respect to any series of certificates.

Series specific information

Reference is made to the related prospectus supplement for a description of the following terms of the series of certificates in respect of which this prospectus and such prospectus supplement are being delivered:

•	the series of such certificates;

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to the extent not contained in this prospectus, information concerning the type, characteristics and material terms of the underlying TLG debt securities being conveyed to the related issuing entity or the trustee on behalf of the certificateholders by the depositor;

•	whether the certificates of such series are fixed rate certificates or floating rate certificates (by reference to the interest rate on the related underlying TLG debt securities);

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the dates on which such series may be issued (each, an “original issue date”), the offering price thereof and the applicable distribution dates on which the principal, interest and premium, if any, on such series will be distributable and the related record dates, if any;

•	if other than as specified in this prospectus, the denominations in which such series will be issuable;

•	the identity of the depositary, if other than The Depository Trust Company;

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all applicable Required Percentages and voting rights relating to the manner and percentage of votes of certificateholders of such series required with respect to certain actions by the depositor, the administrative agent, if any, or trustee under the trust agreement or with respect to the applicable issuing entity to the extent not specified in this prospectus; and

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any other terms of such series of certificates that are included in the structural features described in this prospectus and are not inconsistent with the provisions of the trust agreement relating to such series.

Method of distributions

Distributions of interest (if any) on the certificates will be made by or on behalf of the trustee on each interest distribution date and any special distribution date on which a distribution of interest is to be made pro rata to each person in whose name the certificates are registered at the close of business on the dates specified in the related prospectus supplement (each, a “record date”).  Distributions will be made at the corporate trust office of the trustee or, at the option of the trustee, by check mailed to the address of the person entitled thereto as it appears in the register maintained for holders of certificates or, in the case of any certificateholder that holds 100% of a series of certificates or who holds certificates of a series with an initial aggregate certificate principal balance of $1,000,000 or more and that has so notified the trustee in writing in accordance with the trust agreement, by wire transfer to an account designated by such certificateholder at a bank or other depository institution having appropriate wire transfer facilities.

Distributions of principal (if any) of the certificates on the final scheduled distribution date or on a special distribution date on which a distribution of principal is to be made will be made by or on behalf of the trustee to certificateholders against presentation and surrender (in the case of the final scheduled distribution date) of such certificates to the trustee at its corporate trust office.  Notwithstanding the foregoing, distributions on a series of certificates registered as a global security will be made to the depository or its nominee, as holder of such global security, as described below under “—Global securities”.

The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement.  No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge imposed in connection therewith .

Global securities

As described in the related prospectus supplement, each series of certificates will be registered as global securities (the “global securities”).  Persons acquiring beneficial ownership interests in the global securities (“certificate owners”) may elect to hold their global securities through The Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems.  Each series of the global securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable series of the global securities and will initially be registered in the name of Cede & Co., the nominee of DTC.  Registration of the global securities may only be transferred to another depository.  Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg and Euroclear’s names on the books of their respective depositaries which in turn will hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”).  Unless otherwise described in the related prospectus supplement, beneficial interests in the global securities may be held in minimum denominations representing certificate principal balances of $100,000 and integral multiples of $1,000 in excess thereof, except that one investor of each series of global securities may hold a beneficial interest therein that is not an integral multiple of $1,000.  Except as described below, no person acquiring a beneficial ownership interest in a global security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the global security (a “definitive certificate”).  Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the global securities will be Cede & Co., as nominee of DTC.  Certificate owners will not be recognized by the trustee as certificateholders as that term is used in the applicable trust agreement.  Certificate owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a global security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “financial intermediary”) that maintains the beneficial owner’s account for that purpose.  In turn, the financial intermediary’s ownership of the global security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate owners will receive all distributions of principal of, and interest on, the global securities from the trustee through DTC and DTC Participants.  While the global securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the global securities and is required to receive and transmit distributions of principal of, and interest on, the global securities to such Participants.  Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom certificate owners have accounts with respect to the global securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective certificate owners.  Accordingly, although certificate owners will not possess certificates, the Rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the global securities, except under the limited circumstances described below.  Unless and until definitive securities are issued, certificate owners who are not Participants may transfer ownership of the global securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer global securities, by book-entry transfer, through DTC for the account of the purchasers of the global securities, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of global securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date.  These credits or any transactions in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant, settled during the processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on that following business day.  Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules.  Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC.  In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the global securities, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of global securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme).  Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”).  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream” effective as of January 14, 2000.  New CI has been renamed “Clearstream International, société anonyme.”  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000, DBC was renamed “Clearstream Banking AG.”  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg and is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./ N.V.  as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of 32 currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.  The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission.  This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the global securities will be made on each distribution date by the trustee to DTC.  DTC will be responsible for crediting the amount of payments on global securities to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures.  Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the global securities that it represents and to each financial intermediary for which it acts as agent.  Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the global securities that it represents.

Under a book-entry format, beneficial owners of the global securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Distributions with respect to global securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” and “—Information reporting and backup withholding” in this prospectus.  Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge global securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of global securities, may be limited due to the lack of physical certificates for the global securities.  In addition, issuance of the global securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the depositary, and to the financial intermediaries to whose DTC accounts the global securities of the beneficial owners are credited.

DTC has advised the trustee that, pursuant to the Rules, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the global securities under the applicable trust agreement only at the direction of one or more financial intermediaries to whose DTC accounts the global securities are credited, to the extent that those actions are taken on behalf of financial intermediaries whose holdings include those global securities.  Additionally, DTC will take action with respect to specified voting rights only at the direction and on behalf of Participants whose holdings of such certificates evidence such specified voting rights.  Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a global security under the applicable trust agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC.  DTC may take actions, including actions with respect to voting rights, at the direction of the related Participants, with respect to some global securities which conflict with actions taken with respect to other global securities.

Definitive certificates will be issued to beneficial owners of the global securities or their nominees, respectively, rather than to DTC or its nominee, only if (a) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the global securities and the depositor is unable to locate a qualified successor; or (b) the depositor, at its option, elects to terminate the book-entry system through DTC.

Upon the occurrence of any event described in the immediately preceding paragraph, DTC is required to notify all beneficial owners of the availability of definitive certificates.  Upon surrender by DTC of the global certificate or certificates representing the global securities and receipt of instructions for re-registration, the trustee will reissue such certificates as definitive certificates.  Thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the applicable trust agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

None of the depositor, any administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

MATURITY AND YIELD CONSIDERATIONS

Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related underlying TLG debt securities and the terms, if any, upon which such underlying TLG debt securities may be subject to acceleration, redemption, call or other repayment prior to their stated maturity .  The provisions of the underlying TLG debt securities with respect to any acceleration, redemption, call or repayment will affect the weighted average life of the related series of certificates.

The effective yield to holders of the certificates of any series may be affected by aspects of the underlying TLG debt securities or the extent to which the certificateholders of any series must bear the cost of any excess trust expenses.  With respect to any series of certificates, the underlying TLG debt securities which consist of one or more underlying TLG debt securities redeemable at the option of the related TLG debt security issuer, the yield to maturity of such series may be affected by any optional redemption of an underlying TLG debt security.

Under an underlying TLG debt security, a holder may accelerate the maturity of the security only if an acceleration event occurs.  Other than upon an acceleration event, there will be no right to accelerate the maturity of an underlying TLG debt security upon the occurrence of an event of default, and upon such occurrence it is anticipated that the only action taken by the trustee (or any authorized representative identified in the related prospectus supplement) will be to file a demand (and the other required documentation) with the FDIC demanding payment by the FDIC under its guarantee under the TLG Program.  Unless otherwise specified in the related prospectus supplement, the maturity of a TLG debt security may be accelerated following an acceleration event that occurs upon a payment default on the underlying TLG debt security where the FDIC is not making timely guarantee payments that would otherwise be required to be made in respect of the TLG debt security in accordance with the TLG Program only upon receipt by the trustee of written direction of certificateholders of certificates of the related series evidencing 100% of the aggregate voting rights of the certificates of such series then outstanding.  Unless otherwise specified in the related prospectus supplement, if an acceleration event occurs because for any reason the FDIC determines that the FDIC’s guarantee with respect to the underlying TLG debt security is not in full force and effect and it has provided written notice of such determination to the issuing entity, the issuing and paying agent, the authorized representative or the holder of the underlying TLG debt security and, if such payments would otherwise be required to be paid, the FDIC is not making timely guarantee payments in respect of the underlying TLG debt security in accordance with the TLG Program, an event of default will occur with respect to the TLG debt security and the trustee (or the issuing entity, as applicable), as holder of the underlying TLG debt security, will have the right, and will be required by the terms of the trust agreement, to accelerate the maturity of the underlying TLG debt security.   If the maturity of an underlying TLG debt security is accelerated because the FDIC for any reason determines that the FDIC’s guarantee with respect to such underlying TLG debt security is not in full force and effect, the FDIC will have no liability under its guarantee under the TLG Program with respect to such underlying TLG debt security and the sole source of funds for the repayment of the principal of the underlying TLG debt security will be the related issuer of the TLG debt security.

In order to recover payment under the FDIC guarantee under the TLG Program after any failure by the related TLG debt security issuer to pay on its underlying TLG debt security , the FDIC ’s claims process specified under the TLG Program must be strictly followed.  In addition, there is no designated period within which the FDIC is required to make the guarantee payments on an underlying TLG debt security after it receives a timely written demand from the trustee with a conforming proof of claim and verifies the same.  In any event, because a claim for payment under the FDIC guarantee is not made until the expiration of the related grace period, it is likely that any payments by the FDIC under its guarantee would not occur until following the expiration of the related grace period with respect to the underlying TLG debt security .  As a result, the guarantee payments on the underlying TLG debt securities and, therefore, distributions on your certificates could be delayed from the date the payment is due under the terms of those underlying TLG debt securities, which would adversely affect the yield on the certificates.

The yield to maturity of any series of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the interest rate on the underlying TLG debt securities related to such series is based on floating interest rates.  The related prospectus supplement for each series of certificates will set forth additional information regarding yield and maturity considerations applicable to such series and the related conveyed assets.

DESCRIPTION OF THE TRUST AGREEMENT

General

The following summary of certain provisions of the trust agreement and the certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement.

Assignment of conveyed assets

At the time of issuance of any series of certificates, the depositor will cause the underlying TLG debt securities to be conveyed to the related issuing entity or the trustee on behalf of the certificateholders of such series , together with all principal, premium (if any) and interest received by or on behalf of the depositor on or with respect to such underlying TLG debt securities on and after the cut-off date specified in the related prospectus supplement (the “cut-off date”), if applicable.  The depositor’s assignment of the conveyed assets to the related issuing entity or the trustee on behalf of the certificateholders will be without recourse.  The depositor will represent and warrant that at the time of each delivery of underlying TLG debt securities to the related issuing entity or the trustee on behalf of the certificateholders, its interest in such underlying TLG debt securities is free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest created by the depositor .

The trustee will, in consideration for the delivery of the conveyed assets to the related issuing entity or the trustee on behalf of the certificateholders , and concurrently with such assignment, deliver the certificates issued by the issuing entity to the depositor.  Each underlying TLG debt security will be identified in a schedule to the trust agreement.  The schedule will include certain statistical information with respect to the underlying TLG debt securities as of the cut-off date, and information regarding the payment terms thereof, the maturity or terms thereof and certain other information .  The trustee will review the conveyed asset documents on or prior to the closing date for each series of certificates and the trustee will hold the conveyed asset documents in trust for the benefit of the holders of the certificates of the related series in accordance with the trust agreement .  Additionally, unless otherwise specified in the related prospectus supplement, the depositor will make a deposit in the amount specified in the related prospectus supplement to the expense reserve account.  However, the amounts on deposit in the expense reserve account will not be available to make any distributions with respect to the certificates and will not be an asset of the issuing entity.

In addition, the depositor will, with respect to each conveyed asset, deliver or cause to be delivered to the trustee all documents necessary to transfer ownership of such conveyed asset to the trustee.  The trustee will review the documents within such period as is permitted in the related prospectus supplement, and the trustee will hold the documents in trust for the benefit of the certificateholders.

Collection and other administrative procedures

General.  With respect to any series of certificates , the trustee or such other person specified in the related prospectus supplement directly or through sub-administrative agents, will collect all scheduled payments under the conveyed assets in a manner consistent with the trust agreement and any related underlying TLG debt securities, provided , however, that, it will not be required to risk its own funds or otherwise incur financial liability except to the extent such funds or financial liability relate to ordinary trust expenses .

Sub-Administration.  Any trustee or administrative agent may delegate its administrative obligations in respect of the conveyed assets to third parties they deem qualified to perform such obligations (each, a “sub-administrative agent”).  However, the trustee or administrative agent, if any, will remain obligated with respect to such obligations under the trust agreement.  Each sub-administrative agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from TLG debt security issuers and remitting such collections to the trustee; maintaining accounting records relating to the conveyed assets; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable sub-administrative agreement.

The agreement between any administrative agent or trustee and a sub-administrative agent will be consistent with the terms of the trust agreement and the assignment to the sub-administrative agent will not result in a withdrawal or downgrading of the rating of any series of certificates issued pursuant to the trust agreement.  Each such sub-administrative agreement will be a contract solely between such administrative agent or the trustee and the sub-administrative agent.  The trust agreement pursuant to which a series of certificates is issued will provide that, if for any reason the sub-administrative agent for the series of certificates is no longer acting in such capacity, the administrative agent or the trustee, as applicable, will simultaneously reassume direct responsibility for all obligations delegated in such sub-administrative agreement without any act or deed on the part of the applicable sub-administrative agent, the trustee or the administrative agent, and the administrative agent or the trustee, as applicable, either will perform directly the administrative obligations previously performed by the sub-administrative agent with respect to the related underlying TLG debt securities or will enter into a sub-administrative agreement with a successor sub-administrative agent which so qualifies under the trust agreement.

The administrative agent or trustee will be solely liable for all fees owed by it to any sub-administrative agent, irrespective of whether the compensation of the administrative agent or trustee, as applicable, pursuant to the trust agreement with respect to the particular series of certificates is sufficient to pay such fees.  Each sub-administrative agent will be reimbursed by the administrative agent, if any, or otherwise the trustee for certain expenditures which it makes, generally to the same extent the administrative agent or trustee, as applicable, would be reimbursed under the terms of the trust agreement relating to such series.

The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

Defaulted conveyed assets

As described in this prospectus under “Description of Conveyed Assets—Description of the underlying TLG debt securities,” the circumstances in which the holder of a TLG debt security may accelerate such TLG debt security are extremely limited.  Unless otherwise specified in the related prospectus supplement, under an underlying TLG debt security, a holder may accelerate the maturity of the security only if (a) a payment default has occurred on the underlying TLG debt security or (b) for any reason the FDIC determines that the FDIC’s guarantee with respect to the underlying TLG debt security is not in full force and effect and it has provided written notice of such determination to the issuing entity, the issuing and paying agent, the authorized representative or the holder of the underlying TLG debt security and, in each case, the FDIC is not making timely guarantee payments that would otherwise be required to be paid in respect of the underlying TLG debt security in accordance with the TLG Program (each, an “acceleration event”).  Unless otherwise specified in the related prospectus supplement, other than as specified in clauses (a) or (b) of the previous sentence, there will be no right to accelerate the maturity of an underlying TLG debt security upon the occurrence of an event of default, and upon such occurrence it is anticipated that the only action taken by the trustee (or any authorized representative identified in the related prospectus supplement) will be to file a demand (and the other required documentation) with the FDIC demanding payment by the FDIC under its guarantee under the TLG Program.  Unless otherwise specified in the related prospectus supplement, the maturity of a TLG debt security may be accelerated following an acceleration event specified in clause (a) above only upon receipt by the trustee of written direction of certificateholders of certificates of the related series evidencing 100% of the aggregate voting rights of the certificates of such series then outstanding.  Unless otherwise specified in the related prospectus supplement, if an acceleration event specified in clause (b) above occurs, an event of default will occur with respect to the TLG debt security and the trustee (or the issuing entity, as applicable), as holder of the underlying TLG debt security, will have the right, and will be required by the terms of the trust agreement, to accelerate the maturity of the underlying TLG debt security.  If the maturity of an underlying TLG debt security is accelerated because the FDIC for any reason determines that the FDIC’s guarantee with respect to such underlying TLG debt security is not in full force and effect, the FDIC will have no liability under its guarantee under the TLG Program with respect to such underlying TLG debt security and the sole source of funds for the repayment of the principal of the underlying TLG debt security will be the related issuer of the TLG debt security.  No issuing entity will dispose of any underlying TLG debt security, regardless of adverse events, financial or otherwise, including acceleration of the maturity of any underlying TLG debt security, that may affect the value of the underlying TLG debt securities.

Trustee and administrative agent compensation and expenses

As described in this prospectus under “Description of Conveyed Assets —Description of the underlying TLG debt securities,” unless otherwise specified in the related prospectus supplement, fees and expenses of the trustee and any administrative agent will be paid from the amounts on deposit in the expense reserve account.  However, unless otherwise specified in the related prospectus supplement, to the extent any extraordinary fees and expenses exceed the amount on deposit in the expense reserve account, amounts otherwise available for distribution to the certificateholders will be applied to pay such fees and expenses.  If any fees and expenses are not payable from the expense reserve account, the related prospectus supplement will specify compensation payable to the trustee (the “trustee fee”), and compensation payable to the administrative agent, if any, and the source, manner and priority of payment thereof, with respect to a given series of certificates.

If and to the extent specified in the related prospectus supplement, in addition to amounts payable to a sub -administrative agent, if any, the trustee or an administrative agent, if any, may be permitted to pay from its compensation certain expenses incurred in connection with its carrying out of its duties and obligations with respect to a given series of certificates, including, without limitation, payment of the expenses incurred by the trustee, any administrative agent or any independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement.

Certain matters regarding the trustee, the administrative agent and the depositor

An administrative agent, if any, for each series of certificates will be named in the related prospectus supplement.  The entity serving as administrative agent for any such series may be the trustee, the depositor, an affiliate of either thereof, or any third party and may have other normal business relationships with the trustee, the depositor, their affiliates or a TLG debt security issuer.  The administrative agent will perform certain duties on behalf of the trustee pursuant to the administrative agreement (the “administrative agreement”).

The administrative agreement will provide that an administrative agent may resign from its obligations and duties under the administrative agreement with respect to any series of certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any series of certificates, or upon a determination that its duties under the trust agreement or the administrative agreement with respect to such series are no longer permissible under applicable law.  No resignation will become effective until the trustee or a successor has assumed the administrative agent’s obligations and duties under the trust agreement with respect to such series.  The administrative agreement may also provide for the termination of the administrative agent upon the occurrence of certain administrative agent termination events, which events will be set forth in the related prospectus supplement as applicable.

Unless otherwise specified in the related prospectus supplement, the trust agreement will provide that neither the depositor nor any director, manager, officer, employee, or agent of the depositor will incur any liability for any losses, costs or damages or otherwise to the related issuing entity or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the trust agreement or for errors in judgment; provided, however, that neither the depositor nor any such person will be protected against any specific liability under the trust agreement or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties specifically set forth thereunder or by reason of reckless disregard of their obligations and duties thereunder.  The trust agreement will provide that the depositor will not be under any obligation to appear in, prosecute or defend any legal action in respect of any underlying TLG debt security or which is not incidental to its duties under the trust agreement and which in its opinion may cause it to incur any expense or liability.   In addition, the trust agreement will provide that the trustee will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under the trust agreement and which in its opinion may cause it to incur any expense or liability unless the requirements set forth in the trust agreement with respect to the security or indemnity for and payment of the costs, expenses or liabilities in relation thereto are met .  Each of the trustee or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.   In the case of the trustee, the related prospectus supplement will describe how the legal expenses and costs of such action and any liability resulting therefrom will be allocated.  Any administrative agreement will contain a substantially similar provision with respect to the administrative agent and any of its duties under the administrative agreement.

Each trust agreement will provide that no recourse may be taken, directly or indirectly, against any partner, incorporator, authorized person, member, subscriber to the capital stock or membership interests, stockholder, director, officer, employee or affiliate of the depositor with respect to its obligations and indemnities under the trust agreement, any of the other transaction documents or any certificate or other writing delivered in connection therewith.  Any representation, warranty and covenant of the depositor under a trust agreement will be a representation, warranty or covenant solely of the depositor, and no partner, incorporator, authorized person, member, subscriber to the capital stock or membership interests, stockholder, director, officer, employee or affiliate of the depositor shall have any liability or obligation with respect to the obligations or duties of the depositor under the trust agreement, any of the other transaction documents or any certificate or other writing delivered in connection therewith.

Any corporation or association into which the trustee or any administrative agent may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger , conversion or consolidation to which the trustee or any administrative agent is a party , or any corporation or association succeeding to the trust business of the trustee or any administrative agent, will be the successor of the trustee or administrative agent, as applicable , under the trust agreement and will be deemed to have assumed the trustee’s or administrative agent’s, as applicable, obligations under the trust agreement, provided such corporation or association is eligible under the terms of the trust agreement, without the execution or filing of any paper or any further act on the part of any of the parties thereto, anything therein to the contrary notwithstanding.  Any successor trustee will also become the successor authorized representative with respect to each related underlying TLG debt security without the execution or filing of any paper or any further act on the part of any of the parties to the trust agreement, anything in the trust agreement to the contrary notwithstanding.

Advances

Unless otherwise specified in the related prospectus supplement, the administrative agent , if any, or the trustee will have no obligation to make any advances with respect to collections on the underlying TLG debt securities or in favor of the certificateholders of the related series of certificates.

Control of certificateholders; Remedies of certificateholders

Certificateholders evidencing at least 25% of the aggregate voting rights (the “Required Percentage—Direction of Trustee”) of the certificates of a series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee under the trust agreement, including any right of the trustee, as holder of a related underlying TLG debt security, if any; provided, however, that:

•
such direction shall not be in conflict with any rule of law (including without limitation the TLGP Rule) or with the trust agreement, or the Master Agreement and would not involve the trustee in personal liability or expense;

•	the trustee shall not determine that the action so directed would be unjustly prejudicial to the certificateholders of such series not taking part in such direction; and

•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No certificateholder will have the right under the trust agreement to institute any suit, action or proceeding in equity or at law with respect thereto unless the certificateholder previously has given to the trustee written notice of breach and of the continuance thereof and unless the certificateholders of certificates evidencing at least 25% of the aggregate voting rights (the “Required Percentage—Remedies”) (unless otherwise specified in the related prospectus supplement) of the certificates then outstanding have made written request upon the trustee to institute such suit, action or proceeding in its own name as trustee thereunder and have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, the trustee for 15 days after its receipt of such notice, request and offer of indemnity has neglected or refused to institute any such suit, action or proceeding and no direction inconsistent with the written request has been given to the trustee during the 15- day period by certificateholders of the Required Percentage—Remedies.

Notwithstanding anything to the contrary contained herein, the trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates (except to the extent such exercise constitutes a duty or obligation of the trustee (including without limitation as authorized representative) under the express provisions of the trust agreement absent any certificateholder request, order or direction) covered by the trust agreement, unless the certificateholders have offered to the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

“Required Percentage” means with respect to any matter requiring a vote of certificateholders of a given series, the specified percentage of certificates of that series applicable to such matter, all as specified in the related prospectus supplement.  The “voting rights” evidenced by any certificate will be the portion of the voting rights of all the certificates in the related series allocated in the manner described in the related prospectus supplement.

Modification

The related prospectus supplement may specify other amendment provisions, but if it does not, each trust agreement may be amended by the parties to the trust agreement, without notice to, or consent of, any of the certificateholders,

•	to cure any ambiguity or mistake;

•	to correct any defective provision in the trust agreement or to supplement any provision in the trust agreement that may be inconsistent with any other provision in it;

•	to conform the trust agreement to the related prospectus supplement or the prospectus provided to investors in connection with the initial offering of the certificates;

•	to add to the duties of the depositor or the trustee;

•	to modify, alter, amend, add to or rescind any of the terms or provisions contained in the trust agreement to comply with any rules or regulations promulgated by the SEC from time to time;

•	to comply with the requirements imposed by the Internal Revenue Code of 1986, as amended (the “Code”);

•	to add any other provisions with respect to matters or questions arising hereunder; or

•	to modify, alter, amend, add to or rescind any of the terms or provisions contained in the trust agreement;

provided, however, that no action pursuant to the last two bullet points may, as evidenced by an opinion of counsel (which opinion of counsel will not be an expense of the trustee or the issuing entity) , adversely affect in any material respect the interests of any certificateholder.  No opinion of counsel will be required if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the related series of certificates stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related certificates.

The related prospectus supplement may specify other amendment provisions, but if it does not, each trust agreement may also be amended by the parties to the related trust agreement with consent of certificateholders of the related series evidencing at least a majority of the aggregate voting rights (such percentage or the percentage specified in the related prospectus supplement, the “Required Percentage—Amendment”) of the certificates then outstanding of that series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the holders of the related certificates; provided, however, that the amendment may not:

•
reduce in any manner the amount of, or delay the timing of, payments received on underlying TLG debt securities which are required to be distributed on the certificates of any series without the consent of all certificateholders of that series;

•
adversely affect in any material respect the interests of the certificateholders of any series of certificates in a manner other than as described in the preceding bullet point, without the consent of the certificateholders of the series evidencing certificates with at least 66⅔% of the aggregate voting rights of the certificates then outstanding of that series;

•
reduce the percentage of certificates of any series the certificateholders of which are required to consent to any waiver or amendment of any underlying TLG debt security without the consent of all of the certificateholders of that series;

•
permit the disposition of any underlying TLG debt security from the assets of an issuing entity except with respect to the trustee’s assignment to the FDIC of the issuing entity’s rights, title and interest in underlying TLG debt securities of any TLG debt security issuer that has defaulted on its obligation to pay any amount thereunder or as otherwise required pursuant to the TLG Program without the consent of all of the certificateholders of that series then outstanding; or

•
reduce the aforesaid percentages of certificates of any series the certificateholders of which are required to consent to the amendment without the consent of all certificateholders of that series then outstanding .

Notwithstanding anything to the contrary contained herein, the trustee will not consent to any amendment to the trust agreement unless:

•	the Rating Agency Condition is satisfied with respect to the amendment or all of the certificateholders of the related series of certificates have consented to the amendment; and

•	it has first received an opinion of counsel, which opinion will not be an expense of the trustee or the issuing entity, to the effect that such amendment will not cause the issuing entity to be taxed as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

“Rating Agency Condition” with respect to any action or occurrence with respect to a series of certificates, that each Rating Agency shall have been given 10 days (or such shorter period as may be acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the depositor and the trustee in writing that such action or occurrence will not result in a reduction, withdrawal or qualification of the then current rating of the certificates of the series.

In executing any amendment to the trust agreement, the trustee will be entitled to receive, and subject to the terms of the trust agreement, will be fully protected in relying upon, an opinion of counsel stating that the execution of such amendment is authorized or permitted by the trust agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.  Any such opinion of counsel may rely as to factual (including financial and capital markets) matters by such relevant certificates and other documents as may be necessary or advisable in the judgment of counsel delivering such opinion of counsel.

Reports to certificateholders; Notices

Reports to certificateholders.  With each distribution to certificateholders of any series of certificates, the trustee will make available on its website to the certificateholders a statement setting forth:

•	the amounts (if any) received by the trustee as of the last such statement in respect of principal, interest and premium (if any) on each underlying TLG debt security;

•	the amount (if any) of such distribution to certificateholders of such series allocable to principal , interest or premium (if any) on the certificates of such series;

•
the amount on deposit in the expense reserve account, the amount of ordinary expenses paid to the administrative agent, if any, and the trustee for the period relating to such distribution date, the amount of any extraordinary trust expenses incurred during such period and the amount of excess trust expenses to be paid from available funds with respect to such distribution date;

•	the aggregate stated principal amount of the underlying TLG debt securities and the current interest rate or rates thereon at the close of business on such distribution date;

•
the aggregate certificate principal balance of the certificates at the close of business on such distribution date, separately identifying any reduction in such aggregate certificate principal balance on such distribution date; and

•	such other customary information as the trustee deems necessary or desirable (or that any certificateholder reasonably requests) to enable certificateholders to prepare their tax returns.

In the case of information furnished with respect to the amount of distributions of principal, interest or premium (if any) and the amount of excess trust expenses to be paid from available funds, such amounts will be expressed as a U.S. dollar amount per minimum denomination of certificates or for such other specified portion thereof.  Within a reasonable period of time after the end of each calendar year, the trustee, unless otherwise provided in the related prospectus supplement, will furnish to each person who at any time during the calendar year was a certificateholder a statement containing information with respect to distributions of principal, interest and premium (if any), the amount of excess trust expenses paid from available funds and the certificate principal balance of the certificates , aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder.  Such obligation of the trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the trustee pursuant to any requirements of the Code as are from time to time in effect .  The trustee will supply to certificateholders all notices and communications it receives from any TLG debt security issuer and the FDIC with respect to each underlying TLG debt security .

Notices.  Any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register.

Evidence as to compliance

The trustee and any administrative agent or sub-administrative agent (except for any sub-administrative agent whose activities relate only to 5% or less of the pool assets of the related issuing entity) will be required to deliver annually to the depositor, a report (an “assessment of compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year .

Each party that is required to deliver an assessment of compliance will also be required to simultaneously deliver a report (an “attestation report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

The trust agreement will also provide for delivery to the depositor by the trustee, on or before March 15 of each year, of an annual statement signed by an authorized officer to the effect that (i) a review of the trustee’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the trust agreement during such period has been made under such officer’s supervision and (ii)  to the best of such officer’s knowledge, the trustee has fulfilled its obligations under the trust agreement in all material respects throughout such calendar year (or applicable portion thereof) with respect to any series of certificates or if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Any administrative agent or sub-administrative agent will similarly be required to deliver to the depositor and the trustee an annual statement in the same form and to the same effect with respect to its obligations under any administrative agreement or sub-administrative agreement with respect to any series of certificates.

Copies of the annual accountants’ statement, if any, and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to either the administrative agent , if any, or the trustee, as applicable, at the address set forth in the related prospectus supplement.

Trustee, administrative agent and sub-administrative agent, as servicer

The trustee will, and any administrative agent or sub-administrative agent may, have obligations with respect to the conveyed assets or the issuing entity that will cause it to be regarded as a “servicer” of the issuing entity for purposes of Section 1101(j) of Regulation AB.  For each series of certificates, the related prospectus supplement will set forth the disclosure required for servicers performing the functions of each such party under Item 1108 of Regulation AB.

Replacement certificates

If a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office of the trustee in the City and State of New York or such other location as may be specified in the related prospectus supplement, upon payment by the holder of such expenses as may be incurred by the trustee in connection therewith and the furnishing of such evidence and indemnity as such trustee may require.  Mutilated certificates must be surrendered before new certificates will be issued.

Termination

The obligations created by the applicable trust agreement for each series of certificates will terminate upon the distribution to the certificateholders of all amounts held in the certificate account and required to be paid to the certificateholders on the distribution date succeeding the final payment on or with respect to, or other liquidation of (which may include redemption or other repayment thereof by the applicable TLG debt security issuer), the last underlying TLG debt security held by the issuing entity; provided, however, that in the case of any issuing entity that is a common law trust, in no event will the trust created by the trust agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’, living on the date of the trust agreement .

The trustee will provide written notice of any termination to the certificateholders of the related series.  Upon presentation and surrender of the certificates by the certificateholders to the trustee at the corporate trust office of the trustee on the final scheduled distribution date or the distribution date succeeding the earlier to occur of the events specified in the paragraph above, the trustee , upon its cancellation of each surrendered certificate, will distribute to each certificateholder presenting and surrendering its certificates, the amount otherwise distributable on such distribution date in respect of the certificates so presented and surrendered.

Duties of the trustee

The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any conveyed assets or related document.  The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of such certificates or the conveyed assets, or deposited into or withdrawn from the related certificate account or any other account by or on behalf of the administrative agent.  The trustee is required to perform only those duties specifically required under the trust agreement with respect to such series.  However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform on their face to the applicable requirements of the trust agreement.

The trustee

The trustee for any given series of certificates under the trust agreement will be named in the related prospectus supplement.  The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have normal banking relationships with, the depositor or any administrative agent.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion sets forth the material U.S. federal income tax consequences of the ownership and disposition of the certificates and is based on the Code, the Treasury Regulations promulgated and proposed thereunder (the “Regulations”), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the “Service”), all as in effect on the date hereof.  Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis.  This discussion represents the opinion of tax counsel to the depositor and the underwriters, subject to the qualifications set forth in this prospectus.  This discussion does not purport to address the U.S. federal income tax consequences either to special classes of taxpayers (such as banks, other financial institutions, insurance companies, regulated investment companies, broker-dealers, tax-exempt organizations and persons that hold the certificates as a hedge against currency risks or as a position in a “straddle” for tax purposes, or U.S. Holders (as defined below) whose functional currency is not the U.S. dollar) or to taxpayers that hold interests in each issuing entity through other persons (such as stockholders, partners, or trust beneficiaries).  This discussion assumes that the certificates will be held by the certificateholders thereof as capital assets as defined in the Code and that the underlying TLG debt securities are properly characterized as debt for U.S. federal income tax purposes.  The discussion is generally limited to the initial investors in the certificates.  No information is provided in this prospectus with respect to any foreign, state or local tax consequences of the ownership and disposition of the certificates or any U.S. federal alternative minimum tax or estate and gift tax considerations.  Except as discussed in “—Non-U.S. Holders” and “—Information reporting and backup withholding” below, the following discussion applies only to a U.S. Holder (as defined below).

Prospective investors are urged to consult their own tax advisors with regard to the U.S. federal tax consequences of purchasing, holding and disposing of the certificates in their own particular circumstances, as well as the tax consequences arising under the U.S. federal alternative minimum tax and estate and gift tax laws and the laws of any state, foreign country or other jurisdiction to which the prospective investors may be subject.

For purposes of this discussion, “U.S. Holder” means a certificateholder that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.  Notwithstanding the preceding, to the extent provided in Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the Code and applicable Regulations thereunder prior to such date, that elect to continue to be treated as United States persons under the Code or applicable Regulations thereunder also will be U.S. Holders.  A “Non-U.S. Holder” means a certificateholder that is not a U.S. Holder.  If a partnership or other entity or arrangement treated as a partnership for Untied States federal income tax purposes is a certificateholder, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership.  A partner in a partnership holding the certificates should consult its own tax advisor.

Tax status of each issuing entity

Each prospectus supplement will contain an opinion of Sidley Austin LLP   (“U.S. Federal Tax Counsel”) that the issuing entity will not be classified as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.  It is intended that each trustee will take the position that the issuing entity will constitute a grantor trust for U.S. federal income tax purposes.  Accordingly, each issuing entity will not be subject to U.S. federal income tax and each certificateholder will be subject to U.S. federal income taxation as if it owned directly the portion of the underlying TLG debt securities allocable to such certificates, and as if it paid (or accrued) directly its share of expenses paid (or accrued) by the issuing entity.  No assurance can be given that the Service will agree with the foregoing characterization of each issuing entity or that if challenged such a characterization will prevail.

For example, if the issuing entity were to be classified as a tax partnership instead of a grantor trust, then the issuing entity would not be subject to U.S. federal income tax, but each item of income, gain, loss and deduction generated as a result of the ownership of the underlying TLG debt securities by the issuing entity would be allocated to the certificateholders as the partners in such a tax partnership according to their respective interests in such issuing entity.  The amount of income reportable by the certificateholders as partners in such a tax partnership could differ from that reportable by the certificateholders as holders of interests in a grantor trust.  A cash basis certificateholder treated as a partner, for example, might be required to report income when it accrues to the issuing entity rather than when it is received by the issuing entity.  As a result, the certificateholder might be taxed on an amount of income greater than the amount of interest received on the certificate.  In addition, partnership characterization may have adverse state or local tax consequences for certificateholders.  Certificateholders should consult their own tax advisors regarding the effect upon them that any re-characterization may have.

Because the trustee will treat the issuing entity as a grantor trust for U.S. federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the issuing entity such as the one discussed above.

The following discussion assumes that each issuing entity is, and the certificates represent interests in, a grantor trust for U.S. federal income tax purposes.

Income of U.S. Holders

Interest income and original issue discount.  In the opinion of the U.S. Federal Tax Counsel, the certificates represent interests in 100% of the amount of principal and interest due on the underlying TLG debt securities.  Assuming the underlying TLG debt securities are purchased at par and subject to the discussion in the paragraph below, each issuing entity intends to take the position that the certificates do not represent an interest in securities having original issue discount.  Based upon the foregoing and assuming the certificates are purchased at par, it is reasonable for each certificateholder to report on its U.S. federal income tax return, in a manner consistent with its method of tax accounting, its share of the income earned by the issuing entity with respect to the underlying TLG debt securities.

Market discount.  In the opinion of the U.S. Federal Tax Counsel, to the extent that a certificateholder is deemed to have purchased its pro rata undivided interest in an underlying TLG debt security at a discount (i.e., the purchase price of a certificate allocable to the underlying TLG debt security is less than either (a) the security’s stated redemption price or (b) in a case where the underlying

TLG debt security has been issued with original issue discount, its adjusted issue price and such discount is more than a de minimis amount) the certificateholder will be required to treat any principal payments on, or any gain realized upon the disposition or retirement of, the underlying TLG debt security (and hence, the certificates) as interest income to the extent of the market discount that accrued while that certificateholder held the certificate.  Market discount is considered to be de minimis if it is less than one-quarter of one percent of the underlying TLG debt security’s stated redemption price multiplied by the number of complete years to maturity remaining after the certificateholder acquired the certificate.  Alternatively, instead of including market discount when principal payments are made, when the underlying TLG debt security is sold or exchanged, etc., a U.S. Holder may elect to include market discount in income on a current basis.  Because such election will also apply to all debt instruments held by the U.S. Holder during the year in which the election is made and all debt instruments acquired thereafter, the U.S. Holder should consult its own tax advisor before making the election.  A U.S. Holder of a certificate that defers rather than currently includes market discount may be required to also defer the deduction for a portion of the interest on any indebtedness incurred or continued to purchase or carry the certificate, until the deferred income is realized.

Bond premium.  In the opinion of the U.S. Federal Tax Counsel, to the extent a certificateholder is deemed to have purchased its pro rata undivided interest in an underlying TLG debt security at a premium (i.e., the purchase price of a certificate allocable to an underlying TLG debt security exceeds the total amount payable on the underlying TLG debt security other than qualified stated interest (as defined below)), such premium will be amortizable by the certificateholder as an offset to interest income (with a corresponding reduction in the certificateholder’s basis) under a constant yield method over the term of the underlying TLG debt security provided an election under Section 171 of the Code is made or was previously in effect.  The term “qualified stated interest” generally means stated interest that is unconditionally payable at least annually at a single fixed rate.  Because such election will also apply to all debt instruments held by the U.S. Holder during the year in which the election is made and all debt instruments acquired thereafter, the U.S. Holder should consult its own tax advisor before making the election.

Deductibility of issuing entity’s fees and expenses

In the opinion of the U.S. Federal Tax Counsel, in computing its U.S. federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees, if any, paid or incurred by the issuing entity as provided in Section 162 or 212 of the Code.  If a certificateholder is an individual, estate or trust, the deduction for such certificateholder’s share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Sale or exchange by certificateholders

In the opinion of the U.S. Federal Tax Counsel, if a certificate is sold or exchanged for a different security, the U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale or exchange and the certificateholder’s adjusted basis in the certificate.  A certificateholder’s adjusted basis in a certificate will equal (a) the certificateholder’s cost, increased by any unpaid original issue discount and market discount includible in income with respect to the certificate prior to its sale, and (b) reduced by principal payments, if any, previously received with respect to the certificate and any bond premium amortization previously applied to offset interest income.  Except to the extent that the amount realized from disposing of a certificate represents payment for qualified stated interest that has been accrued but not yet taken into income, the gain or loss recognized on the sale or exchange of a certificate will generally be capital gain or loss if the certificate was held as a capital asset.

Non-U.S. Holders

In the opinion of the U.S. Federal Tax Counsel, a Non-U.S. Holder holding the certificates on its own behalf generally will not be subject to U.S. federal income taxes on payments of principal, premium, interest, market discount or original issue discount on a certificate, unless such Non-U.S. Holder is a direct or indirect 10% or greater shareholder of any TLG debt security issuer, a controlled foreign corporation related to any TLG debt security issuer or an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.  To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

•	is signed under penalties of perjury by the beneficial owner of the certificate,

•	certifies that such owner is not a U.S. Holder, and

•	provides the beneficial owner’s name and address.

A “Withholding Agent” is the last payor in the chain of payment prior to payment to a Non-U.S. Holder (which itself is not a Withholding Agent).  Generally, this statement is made on an IRS Form W-8BEN (“Form W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.  Notwithstanding the preceding sentence, a Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S.  The beneficial owner must inform the Withholding Agent within 30 days of any such change and furnish a new Form W-8BEN.  A Non-U.S. Holder who is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements.  In particular, in the case of certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

In the opinion of the U.S. Federal Tax Counsel, a Non-U.S. Holder whose income with respect to its investment in a certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the certificateholder were a U.S. person, provided the certificateholder provides to the Withholding Agent an IRS Form W-8ECI.

Certain securities clearing organizations, and other entities that are not beneficial owners, may be able to provide a signed statement to the Withholding Agent.  However, in such case, the signed statement may require a copy of the beneficial owner’s Form W-8BEN (or the substitute form).

Generally, a Non-U.S. Holder will not be subject to U.S. federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a certificate, unless such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States.  Certain other exceptions may be applicable, and a Non-U.S. Holder should consult its tax advisor in this regard.

The certificates will not be includible in the estate of a Non-U.S. Holder unless (a) the individual is a direct or indirect 10% or greater shareholder of any related TLG debt security issuer of underlying TLG debt securities or (b) at the time of such individual’s death, payments with respect to any of the certificates would have been effectively connected with the conduct by such individual of a trade or business within the United States or (c) the certificateholder was an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

Information reporting and backup withholding

Backup withholding of U.S. federal income tax may apply to payments made with respect to a certificate to a registered owner who is not an “exempt recipient” and who fails to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the manner required.  Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients.  Payments made with respect to a certificateholder must be reported to the Service, unless the certificateholder is an exempt recipient or otherwise establishes an exemption.  Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a Non-U.S. Holder who is not an exempt recipient.

In addition, upon the sale of a certificate to (or through) a “broker,” the broker must backup withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Holder certifies that the seller is not a U.S. person (and certain other conditions are met).  Such a sale must also be reported by the broker to the Service, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met).

Any amounts withheld under the backup withholding rules from a payment to a certificateholder would be allowed as a refund or a credit against such certificateholder’s U.S. federal income tax, provided that the required information is furnished to the Service.

State and local tax considerations

Potential certificateholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Potential certificateholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes requirements on employee benefit plans (as defined in Section 3(3) of ERISA) subject to ERISA and on collective investment funds, separate accounts and certain other entities in which such plans are invested, including insurance company separate and general accounts (all of which are referred to herein as “ERISA Plans”), and on persons who are fiduciaries (as defined in Section 3(21) of ERISA) with respect to such ERISA Plans.  The Code also imposes certain requirements on ERISA Plans and on other retirement plans and arrangements that are not subject to ERISA, such as individual retirement accounts and Keogh plans (such ERISA Plans and other plans and arrangements are referred to herein as “Plans”).

Before proceeding with an investment in certificates on behalf of a Plan, the person with investment discretion on behalf of the Plan (the “Plan Fiduciary”) should review with its legal advisors whether the purchase or holding of certificates would be a suitable investment for the Plan.  The following discussion is not intended to be exhaustive, but illustrative of some of the legal issues which may be of concern to a Plan Fiduciary considering an investment in certificates on behalf of a Plan.

Because of the many factual patterns which may develop in connection with the purchase or holding of certificates, independent advice should be sought regarding each Plan’s particular situation.

ERISA’s fiduciary standards

Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.  Each Plan Fiduciary of an ERISA Plan must give appropriate consideration to the facts and circumstances that are relevant to an investment in the certificates, including the role that an investment in the certificates plays in the ERISA Plans’ investment portfolio.  Each Plan Fiduciary of an ERISA Plan, before deciding to invest in the certificates, must be satisfied that investment in the certificates is a prudent investment for the ERISA Plan, that the investments of the ERISA Plan, including the investment in the certificates, are diversified so as to minimize the risk of large losses and that an investment in the certificates complies with the ERISA Plan and related issuing entity documents.

Prohibited transaction rules

Unless a statutory or administrative exemption is available, Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in a broad range of transactions with persons (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain specified relationships to the Plan.  The types of transactions between Plans and Parties in Interest that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods and services.

Certain Parties in Interest that participate in a non-exempt prohibited transaction may be subject to an excise tax under ERISA or the Code.  In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons and certain other liabilities could result that have a significant adverse effect on such persons.

An investment in certificates by a Plan might result in the underlying TLG debt securities or other assets of the issuing entity being deemed to constitute assets of such Plan, which in turn would mean that such assets, and certain underlying aspects of such investment, including the operation of the issuing entity, would be subject to the prohibited transaction rules of ERISA and Section 4975 of the Code.  In addition, it might also mean that the Plan Fiduciary deciding to invest in the certificates may have delegated fiduciary responsibility to the trustee or administrative agent, if any.  Under Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor (collectively, the “Plan Asset Regulations”), the assets of the issuing entity would be treated as assets of a Plan that acquires certificates unless one of the exceptions contained in the Plan Asset Regulations is applicable.  No assurance can be given as to whether any of the exceptions set forth in the Plan Asset Regulations will apply to the issuing entity and, thus, an acquisition of certificates by one or more Plans could result in the issuing entity’s assets being treated as assets of such Plan investors.  For example, under the Plan Asset Regulations, the assets of the issuing entity would not be considered assets of a Plan if the certificates constitute “publicly-offered securities.”  For this purpose, a publicly-offered security is a security that is:

•	freely transferable;

•	part of a class of securities that is owned by 100 or more investors independent of the issuer and of each other; and

•
either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (2) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer’s fiscal year.

The depositor does not currently believe that the certificates will satisfy these requirements and will constitute publicly-offered securities, although no assurance can be given.  Under the Plan Asset Regulations, the assets of the issuing entity also will not be considered assets of a Plan if, immediately after the most recent acquisition of any equity interest in the issuing entity, less than 25% of the total value of each class of equity interest in the issuing entity is held by “benefit plan investors.”  For this purpose, benefit plan investors are defined to include Plans as well as entities that are deemed to hold the assets of Plans.  Neither the initial sales of the certificates nor any subsequent transfers thereof will be monitored to comply with the 25% limit described above.

The issuing entity has been structured with the intention that, in the event the issuing entity’s assets were treated as assets of any Plan, the operations of the issuing entity, and functions of the trustee or any administrative agent, will be restricted to limit the exercise of discretion on the part of the trustee or any administrative agent, in order to minimize the potential for prohibited transactions.  Nevertheless, each Plan Fiduciary contemplating an investment in the certificates should consult with its legal advisors and review all of the terms of the issuing entity agreement and the underlying debt securities.  In addition, Plan Fiduciaries cannot purchase certificates on behalf of a Plan unless an exemption from the prohibited transaction rules of ERISA and Section 4975 of the Code applies to the acquisition of the certificates and, if applicable, to the holding and disposition of the certificates and to the underlying transactions of the issuing entity.  For example, certain exemptions may apply if the Plan Fiduciary is a QPAM or INHAM (as those terms are defined in Prohibited Transaction Class Exemption (“PTE”) 84-14 and PTE 96-23, respectively), and the other conditions to the applicability of PTE 84-14 or PTE 96-23 are satisfied with respect to the acquisition of the certificates and, if applicable, to the continued holding and disposition of the certificates as well as to the underlying transactions of the issuing entity.  Alternatively, other exemptions may apply if the Plan is an insurance company separate or general account or a bank collective investment fund and the conditions to the applicability of PTE 90-1 (for insurance company pooled separate accounts), PTE 95-60 (for insurance company general accounts) or PTE 91-38 (for bank collective funds) are satisfied such that one of those PTEs applies to the acquisition of the certificates and, if applicable, to the continued holding and disposition of the certificates, as well as to the underlying transactions of the issuing entity.

Each Plan Fiduciary must be sure that any applicable exemption applies not only to the acquisition of the certificates but also, if applicable, to the continued holding and disposition of the certificates and to the underlying transactions of the issuing entity.  In this regard, there can be no assurance that even if the conditions specified in one or more of the PTEs are met that the scope of the relief provided by such PTEs covers all acts which might be construed as prohibited transactions.  Accordingly, each Plan Fiduciary who purchases a certificate on behalf of a Plan will be deemed to represent that its acquisition of the certificates will not constitute or result in a non - exempt prohibited transaction.  In addition, each Plan Fiduciary who purchases a certificate on behalf of a Plan will be deemed to represent that either (i) the Plan is so represented in this regard by a QPAM or INHAM and will be so represented for so long as such Plan holds a certificate, and that the other conditions of PTE 84 - 14 or PTE 96 23 are and will at all times be satisfied, (ii) the conditions to the applicability of PTE 90 - 1,

PTE 95 - 60 or PTE 91 - 38 are and will at all times be satisfied or (iii) the conditions of another applicable exemption are and will at all times be satisfied, such that in the case of either (i), (ii) or (iii), the applicable exemption applies to the purchase, continued holding and disposition of the certificates, as well as to the underlying transactions of the issuing entity.

In addition, the certificates generally should not be purchased by a Plan if the trustee, the depositor, any underwriter, the issuers of the underlying TLG debt securities or any of their respective affiliates either:

•	has investment discretion with respect to the investment of such Plan’s assets; or

•
regularly gives investment advice with respect to such Plan’s assets for a fee, pursuant to an understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan’s assets and that such advice will be based on the particular investment needs of the Plan.

In addition, and regardless of the applicability of any of the PTEs described above, a prohibited transaction may still occur under ERISA or the Code where there are circumstances indicating that:

•	the investment in certificates is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA;

•
the investment constitutes an arrangement under which it is expected that the issuing entity will engage in transactions which would otherwise be prohibited if entered into directly by the Plan purchasing the certificates;

•	the Plan, by itself, has the authority or influence to cause the issuing entity to engage in such transactions; or

•	the Party in Interest may, but only with the aid of the Plan, cause the issuing entity to engage in transactions with the Party in Interest.

Governmental plans and other exempt plans

Certain employee benefit plans may be governmental plans or church plans.  Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply.  However, such plans are subject to prohibitions against certain related-party transactions under Section 503 of the Code, which prohibitions operate similar to the above-described prohibited transaction rules.  In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan.

No view is expressed whether an investment in certificates (and any continued holding of the certificates), or the operation and administration of the issuing entity, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local, or other law respecting such plan.

THE SALE OF CERTIFICATES TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE ISSUING ENTITY, THE TRUSTEE, THE DEPOSITOR, ANY UNDERWRITER, ANY TLG DEBT SECURITY ISSUER, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE CERTIFICATES THAT SUCH INVESTMENTS

MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENTS ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.  ANY PLAN FIDUCIARY THAT PROPOSES TO CAUSE A PLAN TO PURCHASE THE CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL APPLICABILITY OF ERISA AND THE CODE TO SUCH INVESTMENT AND WHETHER ANY EXEMPTION WOULD BE APPLICABLE AND DETERMINE ON ITS OWN WHETHER ALL CONDITIONS OF SUCH EXEMPTION OR EXEMPTIONS HAVE BEEN SATISFIED.

UNDERWRITING

The certificates offered by this prospectus and by the related prospectus supplements will be offered in series and may be sold directly by the depositor or may be offered through the underwriters through one or more of the methods described below.  The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

The depositor intends that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.  The methods are as follows:

•	by negotiated firm commitment underwriting and public re-offering by the underwriters;

•	by placements by the depositor with institutional investors through dealers; and

•	by direct placements by the depositor with institutional investors.

If underwriters are used in a sale of any certificates, those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.  The managing underwriter or underwriters related to the offer and sale of a particular series of certificates will be named on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

In connection with the sale of the certificates, the underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions.   Unless otherwise specified in the related prospectus supplement, no commissions to any underwriters of the certificates will be payable from the proceeds received from the sale of the certificates.   Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to various conditions precedent, that the underwriters will be obligated to purchase those certificates if any are purchased, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in connection with those civil liabilities.

The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

The depositor anticipates that the certificates offered by this prospectus will be sold primarily to institutional investors or sophisticated non-institutional investors.  Purchasers of certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of certificates.  Holders of certificates are encouraged to consult with their legal advisors in this regard prior to that reoffer or sale.

Notwithstanding anything to the contrary contained herein, with respect to each series of certificates, if the sale of underlying TLG debt securities representing, in the aggregate, less than the percentage specified in the related prospectus supplement (the “threshold percentage”) of the aggregate principal amount of all underlying TLG debt securities is not consummated because of the failure by one or more TLG debt security issuers to satisfy the conditions of its or their sale, the depositor will reduce the aggregate certificate principal balance of the certificates offered by the related prospectus supplement by the aggregate principal amount of the TLG debt securities sales that were not consummated, and allocations of certificates to the investors in that series will be reduced by the underwriters pro rata based on investors’ commitments.

If TLG debt security issuers representing, in the aggregate, an aggregate principal amount of underlying TLG debt securities equal to or greater than the threshold percentage fail to satisfy all of the conditions of the sale of their underlying TLG debt securities to the depositor, the offering of certificates contemplated hereby shall terminate and any funds then held by Credit Suisse (or any other underwriter) for investors will be promptly returned to such investors in full (without interest).

LEGAL OPINIONS

Certain legal matters with respect to the certificates will be passed upon for the depositor and the underwriters by Sidley Austin LLP , New York, New York.

INDEX OF TERMS FOR PROSPECTUS

acceleration event	20, 53
administrative agent	3
administrative agreement	3, 54
aggregate certificate principal balance	7, 41
assessment of compliance	59
attestation report	59
auction	39
authorized representative	33
available funds	10
beneficial owner	46
Bloomberg	38
Bond Equivalent Yield	40
business day	11
calculation agent	36
calculation date	36
certificate account	42
certificate owners	45
certificate principal balance	8, 41
certificates	7
CI	47
Clearstream, Luxembourg	47
Code	56
commercial paper rate	35
commercial paper rate interest determination date	37
conveyed assets	4
Cooperative	48
Credit Suisse	3
cut-off date	51
DBC	47
definitive certificate	46
Designated LIBOR Page	37
distribution cut-off time	8
distribution date	44
DTC	45
eligible issuer	31
ERISA	11, 65
ERISA Plans	65
Euroclear	45
Euroclear Operator	48
Euroclear Participants	48
European Depositaries	45
excess trust expenses	11, 44
Exchange Act	1
expense reserve account	10, 44
FDIC	4
Federal Funds rate	35
Federal Funds rate interest determination date	38
FFPREBON Index	38
final scheduled distribution date	9, 43

financial intermediary	46
floating rate TLG debt security	36
global securities	45, A-1
H.15 Daily Update	37
H.15(519)	37
Indirect Participants	46
interest determination date	36
interest distribution date	8, 42
interest reset date	36
interest reset period	36
IRA	11
issuing entity	3
LIBOR	35
LIBOR interest determination date	36
London Banking Day	11, 42
Master Agreement	32
Money Market Yield	37
New CI	47
original issue date	44
Participants	46
Parties in Interest	66
payment default	15, 32
Plan	12
Plan Asset Regulations	66
Plan Fiduciary	65
Plans	65
prime rate	35
prime rate interest determination date	39
private placement agreement	28
PTE	67
Rating Agency Condition	58
Rating Agency.	11
record date	45
Regulations	61
Relevant Depositary	45
Required Percentage	56
Required Percentage—Amendment	57
Required Percentage—Direction of Trustee	55
Required Percentage—Remedies	56
Reuters Page 5	38
Reuters Page FEDFUNDS1	38
Reuters Page USAUCTION10	40
Reuters Page USAUCTION11	40
Reuters Page USFFTARGET=	39
Reuters Page USPRIME1	39
Rules	46
Securities Act	3
securities purchase agreement	28
series supplement	3
Service	61
special distribution date	10, 43

Spread	36
spread multiplier	36
standard terms	3
sub-administrative agent	52
Terms and Conditions	48
threshold percentage	8, 70
TLG debt securities	4, 29
TLG debt security issuer	6, 32
TLG Program	4, 30
TLG underlying instruments	15
TLGP Rule	18, 30
Treasury Bills	40
Treasury rate	35
Treasury rate interest determination date	39
trust	3
trust agreement	3
trustee	3
trustee fee	53
U.S. Federal Tax Counsel	62
U.S. Person	A-4
underlying interest payment date	6
underlying TLG debt securities	4
UW Entities	21
voting rights	56
Withholding Agent	64

Annex A

Global Clearance, Settlement and
Tax Documentation Procedures

Except in certain limited circumstances, certificates offered hereby (the “global securities”) will be available only in book-entry form.  Investors in the global securities may hold the global securities through any of DTC, Clearstream, Luxembourg or Euroclear.  The global securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).  Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to prior trust pass-through certificate issues.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless the certificateholders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial settlement

All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their global securities through DTC will follow the settlement practices applicable to prior trust pass-through certificate issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary market trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior trust pass-through certificate issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser.  When global securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the global securities against payment.  Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year and the actual number of days in the related accrual period or a year consisting of twelve 30-day months, as applicable.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the global securities.  After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts.  However, interest on the global securities would accrue from the value date.  Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending global securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser.  Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the global securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year and the actual number of days in the related accrual period or a year consisting of twelve 30-day months, as applicable.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a)           borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)           borrowing the global securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)           staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. federal income tax documentation requirements

A beneficial owner of global securities holding certificates through Clearstream, Luxembourg or Euroclear (or through DTC if the certificateholder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).  In general, beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign

Status of Beneficial Owners for United States Tax Withholding).  Non-U.S. Persons that are certificate owners residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.  More complex rules apply if global securities are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a global security for the account of another) or a non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).  In general, a non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States).  More complex rules apply where global securities are held through a non- U.S. intermediary or non- U.S. flow through entity.

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.  The certificate owner of a global security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).  Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect.  In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change in circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042 at least one payment annually to the beneficial owner who provided the form.  The term “U.S. Person” means:

(1)           a citizen or resident of the United States,

(2)           a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia,

(3)           an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

(4)           a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.  This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign certificateholders of the global securities.  Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of the global securities, or

(5)           certain eligible trusts that elect to be taxed as U.S. persons.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3) *

The expenses estimated to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below.

SEC Filing Fee for Registration Statement	$ 70,659.30**
Legal Fees and Expenses	$ 750,000.00
Trustee’s Fees and Expenses (including counsel fees)	$ 200,000.00
Blue Sky Fees and Expenses	$ 25,000.00
Printing and Engraving Fees	$ 75,000.00
Rating Agency Fees	$ 380,000.00
Miscellaneous	$ 25,000.00
Total	$ 1,525,659.30

*
All amounts except the SEC Filing Fee for Registration Statement are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $ 1,266,591,397 of Securities registered hereby.

**	This amount relates to the $1,266,591,397 of Trust Certificates registered hereby.

INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3)

The Limited Liability Company Agreement of Credit Suisse Asset Repackaging Depositor LLC (the “Registrant”) provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by Delaware law for any loss, damage or claim incurred by such director or officer by reason of any act or omission performed or omitted by such director or officer in good faith on behalf of the Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such director or officer by the Limited Liability Company Agreement, except that no such director or officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such director or officer by reason of gross negligence or willful misconduct with respect to such acts or omissions.

EXHIBITS (ITEM 16 OF FORM S-3)

Exhibits	Description of Exhibit
1.1	Form of Underwriting Agreement.
3.1	Certificate of Formation and Certificate of Amendment of the Depositor. *
3.2	Limited Liability Company Agreement and First Amendment to the Limited Liability Company Agreement of the Depositor. *
4.1.1	Form of Standard Terms for Trust Agreement.
4.1.2	Form of Series Supplement.
4.4	Administrative Agreement.
5.1	Opinion of Sidley Austin llp with respect to legality.
8.1	Opinion of Sidley Austin llp with respect to material tax matters.
23.1	Consent of Sidley Austin llp (included as part of Exhibit 5.1 and Exhibit 8.1).
24.1	Power of Attorney. *
99.1	Form of Underlying TLG Debt Security.

*	Previously filed in connection with the filing of this Registration Statement on January 30, 2009.

UNDERTAKINGS (ITEM 17 OF FORM S-3)

A.	Undertakings Pursuant to Rule 415

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

provided, further, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B.           Undertaking in respect of incorporation of subsequent Exchange Act documents by reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.           Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.           Undertaking in respect of incorporation of subsequent Exchange Act documents by third parties.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, it believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and it has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 30th day of April, 2009 .

CREDIT SUISSE ASSET REPACKAGING DEPOSITOR LLC

By:	/s/ Helena Willner
Helena Willner
President, Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Helena Willner	President, Chief Executive Officer and Director	April 30 , 2009
Helena Willner	(Principal Executive Officer)

*	Treasurer and Chief Financial Officer	April 30 , 2009
Thomas Zingalli	(Principal Financial Officer and Principal Accounting Officer)

/s/ Thomas Mercein	Director	April 30 , 2009
Thomas Mercein

/s/ Frederick Sherrill	Director	April 30 , 2009
Frederick Sherrill

*	Director	April 30 , 2009
Douglas Johnson

*By /s/ Helena Willner	April 30, 2009
Helena Willner
Attorney-in-fact

EXHIBITS

Exhibits	Description of Exhibit
1.1	Form of Underwriting Agreement.
3.1	Certificate of Formation and Certificate of Amendment of the Depositor. *
3.2	Limited Liability Company Agreement and First Amendment to the Limited Liability Company Agreement of the Depositor. *
4.1.1	Form of Standard Terms for Trust Agreement.
4.1.2	Form of Series Supplement.
4.4	Administrative Agreement.
5.1	Opinion of Sidley Austin llp with respect to legality.
8.1	Opinion of Sidley Austin llp with respect to material tax matters.
23.1	Consent of Sidley Austin llp (included as part of Exhibit 5.1 and Exhibit 8.1).
24.1	Power of Attorney. *
99.1	Form of Underlying TLG Debt Security.

*	Previously filed in connection with the filing of this Registration Statement on January 30, 2009.